                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to 14a-11(c) or Rule 14a-12
                               GETTY REALTY CORP.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   GETTY LOGO

                               GETTY REALTY CORP.
                              125 JERICHO TURNPIKE
                            JERICHO, NEW YORK 11753

                                                                JANUARY 13, 1998

DEAR FELLOW STOCKHOLDERS:

     You are cordially invited to attend a special meeting of stockholders (the "Getty Special Meeting") of Getty Realty Corp., a Delaware corporation ("Getty"), to be held on January 30, 1998 at 10:00 a.m. local time, at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York 10017.

     At the Getty Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Reorganization and Merger, dated as of December 16, 1997 (the "Merger Agreement"), by and between Getty and Power Test Investors Limited Partnership, a New York limited partnership ("PTI"). The Merger Agreement is included as Appendix A to the accompanying Joint Proxy Statement/Prospectus. Upon consummation of the transactions contemplated by the Merger Agreement: (i) PTI and Getty will become wholly owned subsidiaries of Getty Realty Holding Corp., a newly formed holding company organized under the laws of the State of Maryland ("Holdings"), and PTI will then be dissolved as a matter of law; (ii) each outstanding share of common stock, par value $.10 per share, of Getty ("Getty Common Stock") will be converted into the right to receive one share of common stock, par value $.01 per share, of Holdings ("Holdings Common Stock") (or converted into the right to receive cash, in lieu of fractional shares); (iii) each outstanding unit of limited partnership interest of PTI will be converted into the right to receive
0.44 share of Series A Participating Convertible Redeemable Preferred Stock, par value $.01 per share, of Holdings ("Holdings Preferred Stock"), each share of which will be convertible into 1.1312 shares of Holdings Common Stock (or converted into the right to receive cash, in lieu of fractional shares); and
(iv) each outstanding unit of general partnership interest of PTI will be converted into the right to receive 0.44 share of Holdings Preferred Stock (or converted into the right to receive cash, in lieu of fractional shares). Following the Mergers, Getty (under the new name "Getty Properties Corp.") and the business of PTI will be operated as subsidiaries of Holdings, which will change its name to "Getty Realty Corp." See "The Mergers -- Reasons for the Mergers" and "The Merger Agreement -- The Mergers," "-- Conversion of Securities" and "-- Exchange of Stock Certificates, Unit Certificates and Letters Evidencing Ownership of PTI," in the accompanying Joint Proxy Statement/Prospectus.

     You will also be asked to consider and vote on a proposal to approve and adopt the Holdings 1998 Stock Option Plan (the "1998 Stock Option Plan").

     Approval of the proposal to adopt the Merger Agreement requires (i) the affirmative vote of a majority of the outstanding shares of Getty Common Stock, and (ii) the affirmative vote of a majority of the outstanding shares of Getty Common Stock not held or directly or indirectly controlled by Messrs. Leo Liebowitz, Milton Safenowitz, Milton Cooper and their spouses and affiliated trusts present in person or represented by proxy and voting at the Getty Special Meeting. Messrs. Liebowitz, Safenowitz and Cooper, who (i) collectively own or control approximately 42.8% of the issued and outstanding shares of Getty Common Stock, (ii) are the sole stockholders of the general partner of PTI and (iii) are the directors, and in the case of Mr. Liebowitz, an officer, of both Getty and the general partner of PTI, have advised Getty that they intend to vote their shares of Getty Common Stock in favor of the Merger Agreement and the 1998 Stock Option Plan.

     Your Board of Directors, after careful consideration and based upon the determination of a special committee of the Board of Directors of Getty (the "Special Committee") that the transactions contemplated by the Merger Agreement (the "Mergers") are in the best interests of Getty and its stockholders, has unanimously approved the Merger Agreement and recommends that all Getty stockholders vote for the approval and adoption of the Merger Agreement and the Mergers. In making that determination, the Special Committee considered, among other things, the written opinion, dated December 16, 1997, of Furman Selz LLC ("Furman Selz"), financial advisor to Getty, as to the fairness to the Getty stockholders of the consideration to be received in connection with the transactions contemplated by the Merger Agreement from a financial point of view. Furman Selz' opinion is included as Appendix B to the accompanying Joint Proxy Statement/Prospectus. You are urged to read the opinion in its entirety for further information with respect to the assumptions made, matters considered and limits of the reviews undertaken by Furman Selz. YOUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT ALL GETTY STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE 1998 STOCK OPTION PLAN.

     Stockholders of Getty are urged to read carefully the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, including the Appendices thereto, which contain important information about the transactions contemplated by the Merger Agreement and about the 1998 Stock Option Plan.

     Whether or not you plan to attend the Getty Special Meeting in person, please be sure to complete, sign and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope so that your shares are represented at the Getty Special Meeting and voted in accordance with your wishes. You may, of course, attend the Getty Special Meeting and vote in person, even if you have previously returned your proxy card.

     We appreciate your support of this transaction. Your vote is very important. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT D.F. KING & CO., INC., WHICH IS ASSISTING US WITH THIS TRANSACTION, TOLL-FREE AT (800) 697-6975.

                                          Yours very truly,

                                          LEO LIEBOWITZ
                                          Leo Liebowitz
                                          Chairman and Chief Executive Officer

                                   GETTY LOGO

                               GETTY REALTY CORP.
                              125 Jericho Turnpike
                            Jericho, New York 11753

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 30, 1998

TO THE STOCKHOLDERS OF
GETTY REALTY CORP.

     As set forth in the Notice of Special Meeting of Stockholders dated and mailed on January 9, 1998, a special meeting of stockholders (the "Getty Special Meeting") of Getty Realty Corp., a Delaware corporation ("Getty"), will be held on January 30, 1998 at 10:00 a.m. local time, at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York 10017, for the following purposes, which are more fully described in the accompanying Joint Proxy Statement/Prospectus, as well as to transact such other business as may properly come before the Getty Special Meeting:

     1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of December 16, 1997 (the "Merger Agreement"), by and between Getty and Power Test Investors Limited Partnership, a New York limited partnership ("PTI"), pursuant to which, among other things, (i) PTI and Getty will become wholly owned subsidiaries of Getty Realty Holding Corp., a newly formed holding company organized under the laws of the State of Maryland ("Holdings"), and PTI will then be dissolved as a matter of law; (ii) each outstanding share of common stock of Getty will be converted into the right to receive one share of common stock, par value $.01 per share, of Holdings ("Holdings Common Stock") (or converted into the right to receive cash, in lieu of fractional shares); (iii) each outstanding unit of limited partnership interest of PTI will be converted into the right to receive
        0.44 share of Series A Participating Convertible Redeemable Preferred Stock, par value $.01 per share, of Holdings ("Holdings Preferred Stock"), each share of which will be convertible into 1.1312 shares of Holdings Common Stock (or converted into the right to receive cash, in lieu of fractional shares); (iv) each outstanding unit of general partnership interest of PTI will be converted into the right to receive
        0.44 share of Holdings Preferred Stock (or converted into the right to receive cash, in lieu of fractional shares); and (v) the name of Holdings will be changed to "Getty Realty Corp."; and

     2. To consider and vote on a proposal to approve and adopt the Holdings 1998 Stock Option Plan (the "1998 Stock Option Plan"), a copy of which is attached as Appendix H to the accompanying Joint Proxy
        Statement/Prospectus.

     Approval of the proposal to adopt the Merger Agreement requires (i) the affirmative vote of a majority of the outstanding shares of Getty Common Stock, and (ii) the affirmative vote of a majority of the outstanding shares of Getty Common Stock not held or directly or indirectly controlled by Messrs. Leo Liebowitz, Milton Safenowitz, Milton Cooper and their spouses and affiliated trusts (collectively, the "Principal Holders") present in person or represented by proxy and voting at the Getty Special Meeting. Approval and adoption of the 1998 Stock Option Plan requires the approval of a majority of the outstanding shares of the Getty Common Stock present in person or represented by proxy and voting at the Getty Special Meeting.

     THE BOARD OF DIRECTORS OF GETTY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE APPROVAL AND ADOPTION OF THE 1998 STOCK OPTION PLAN.

     The close of business on January 9, 1998 has been fixed by the Board of Directors of Getty as the record date for determination of the stockholders of Getty entitled to notice of, and to vote at, the Getty Special Meeting or any postponements and/or adjournments thereof. A complete list of stockholders entitled to vote at the Getty Special Meeting will be available for examination, for proper purposes, during ordinary business hours, at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, beginning ten days before the Getty Special Meeting and continuing through the Getty Special Meeting. Whether or not you plan to attend the Getty Special Meeting, we urge you to complete, sign and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by delivering to Getty, at 125 Jericho Turnpike, Jericho, New York 11753, Attn: Randi Young Filip, Corporate Secretary, a written notice of such revocation or a duly executed, later-dated proxy or by attending the Getty Special Meeting and voting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          RANDI YOUNG FILIP
                                          Randi Young Filip
                                          Corporate Secretary

Jericho, New York
January 13, 1998

--------------------------------------------------------------------------------

                          YOUR VOTE IS VERY IMPORTANT

                    TO VOTE YOUR SHARES, PLEASE SIGN, DATE,
                   COMPLETE AND MAIL THE ENCLOSED PROXY CARD
                   PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                        JOINT PROXY STATEMENT/PROSPECTUS

              GETTY REALTY CORP.                    POWER TEST INVESTORS LIMITED PARTNERSHIP
        SPECIAL MEETING OF STOCKHOLDERS                SPECIAL MEETING OF LIMITED PARTNERS
        TO BE HELD ON JANUARY 30, 1998                   TO BE HELD ON JANUARY 30, 1998

                         ------------------------------

                    PROSPECTUS OF GETTY REALTY HOLDING CORP.
             (TO BE RENAMED "GETTY REALTY CORP." UPON CONSUMMATION
                        OF THE MERGERS DESCRIBED HEREIN)
                         ------------------------------

     This Joint Proxy Statement/Prospectus is being furnished to stockholders of Getty Realty Corp., a Delaware corporation ("Getty"), in connection with the solicitation of proxies by the Board of Directors of Getty (the "Getty Board") for use at the special meeting of stockholders of Getty to be held on January 30, 1998, or any adjournments and/or postponements thereof (the "Getty Special Meeting"), and to limited partners of Power Test Investors Limited Partnership, a New York limited partnership ("PTI"), in connection with the solicitation of proxies by the General Partner of PTI, CLS General Partnership Corp., a Delaware corporation (the "PTI General Partner"), for use at the meeting of limited partners of PTI to be held on January 30, 1998, or any adjournments and/or postponements thereof (the "PTI Special Meeting"). This Joint Proxy Statement/Prospectus and accompanying forms of proxy are first being mailed to the stockholders of Getty and to the limited partners of PTI on or about January 13, 1998.

     The Getty Special Meeting has been called to consider and vote on a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of December 16, 1997 (the "Merger Agreement"), by and between Getty and PTI, pursuant to which, among other things, (i) Getty Realty Holding Corp., a newly formed Maryland corporation to be renamed "Getty Realty Corp." following the consummation of the transactions contemplated by the Merger Agreement ("Holdings"), will form two wholly owned subsidiaries (Getty Merger Sub, Inc. ("Getty Sub") and PTI Merger L.L.C. ("PTI LLC")), which, together with Holdings, will become parties to the Merger Agreement, and Getty Sub will merge with and into Getty, with Getty surviving the merger and becoming the wholly owned subsidiary of Holdings (the "Getty Merger") (immediately following the consummation of the transactions contemplated by the Merger Agreement, Getty is to be renamed "Getty Properties Corp."); and (ii) each issued and outstanding share of common stock, par value $.10 per share, of Getty ("Getty Common Stock"), will be converted into the right to receive one fully paid and nonassessable share of common stock, par value $.01 per share ("Holdings Common Stock"), of Holdings (the "Getty Exchange Ratio"). See "The Merger Agreement -- Conversion of Securities" and "-- Exchange of Stock Certificates, Unit Certificates and Letters Evidencing Ownership of PTI."

     At the Getty Special Meeting, stockholders of Getty will also consider and vote on a proposal to approve and adopt the Holdings 1998 Stock Option Plan (the "1998 Stock Option Plan").

     Approval and adoption of the Merger Agreement requires the affirmative vote of (i) a majority of the outstanding shares of Getty Common Stock, and (ii) a majority of the outstanding shares of Getty Common Stock not held or directly or indirectly controlled by Messrs. Leo Liebowitz, Milton Safenowitz, Milton Cooper and their spouses and affiliated trusts (collectively, the "Principal Holders") present in person or represented by proxy and voting at the Getty Special Meeting. Approval and adoption of the 1998 Stock Option Plan requires the approval of a majority of the outstanding shares of Getty Common Stock present in person or represented by proxy and voting at the Getty Special Meeting. The Principal Holders, who (i) collectively own or control approximately 42.8% of the issued and outstanding shares of Getty Common Stock, (ii) are the sole stockholders of the PTI General Partner and (iii) are the directors, and in the case of Mr. Liebowitz, an officer, of both Getty and the PTI General Partner, have advised Getty that they intend to vote their shares of Getty Common Stock in favor of the Merger Agreement and the 1998 Stock Option Plan. See "Getty Special Meeting."

     The PTI Special Meeting has been called to consider and vote on a proposal to approve and adopt the Merger Agreement, pursuant to which, among other things, (i) PTI LLC will merge with and into PTI, with PTI surviving the merger as a wholly owned subsidiary of Holdings and then immediately being dissolved as a matter of law (the "PTI Merger" and, together with the Getty Merger, the "Mergers"); (ii) each outstanding unit of limited partnership interest of PTI (the "PTI LP Units") will be converted into the right to receive 0.44 share of Series A Participating Convertible Redeemable Preferred Stock, par value $.01 per share, of Holdings ("Holdings Preferred Stock") and each outstanding unit of general partnership interest of PTI (the "PTI GP Units" and together with the PTI LP Units, the "PTI Units") will be converted into the right to receive 0.44 share of Holdings Preferred Stock (the "PTI Exchange Ratio" and, together with the Getty Exchange Ratio, the "Exchange Ratios"). See "The Merger Agreement -- Conversion of Securities" and "--Exchange of Partnership Units."

     At the PTI Special Meeting, limited partners of PTI will also consider and vote on a proposal to approve and adopt the 1998 Stock Option Plan.

     Approval and adoption of the Merger Agreement requires the affirmative vote of (i) 75% of all of the outstanding PTI LP Units, and (ii) the majority of the outstanding PTI LP Units not held or directly or indirectly controlled by the Principal Holders present in person or represented by proxy and voting at the PTI Special Meeting. Approval and adoption of the 1998 Stock Option Plan requires the affirmative vote of a majority of the outstanding PTI LP Units present in person or represented by proxy and voting at the PTI Special Meeting. See "PTI Special Meeting." The Principal Holders, who (i) collectively own or control approximately 47.0% of the outstanding units of partnership interest of PTI (21.0% in the form of general partnership interests and 26.0% in the form of limited partnership interests), (ii) are the sole stockholders of the PTI General Partner and (iii) are the directors, and in the case of Mr. Liebowitz, an officer, of both Getty and the PTI General Partner, have advised PTI that they intend to vote their limited partnership interests in favor of the Merger Agreement and the 1998 Stock Option Plan. See "PTI Special Meeting."

     IN CONNECTION WITH THE MERGERS, STOCKHOLDERS OF GETTY AND UNITHOLDERS OF PTI SHOULD BE AWARE OF VARIOUS RISKS, WHICH ARE SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 22 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

     In considering the Mergers, stockholders of Getty and limited partners of PTI should be aware that Messrs. Liebowitz, Cooper and Safenowitz, who are members of the Getty Board and are the sole stockholders of the PTI General Partner, have interests in the Mergers that are different from, or in addition to, the interests of the stockholders of Getty and the limited partners of PTI generally. See "The Mergers -- Interests of Certain Persons in the Mergers" and "Management of Holdings Following the Mergers."

     This Joint Proxy Statement/Prospectus also serves as a prospectus of Holdings with respect to (i) up to 2,860,135 shares of Holdings Preferred Stock to be issued to unitholders in exchange for the PTI Units outstanding immediately prior to the Effective Time (as defined herein), (ii) 28,890 shares of Holdings Preferred Stock to be issued to the PTI General Partner in exchange for the general partner interest in PT Realty (as defined) and (iii) approximately 13,400,000 shares of Holdings Common Stock to be issued to the holders of Getty Common Stock outstanding immediately prior to the Effective Time. See "The Merger Agreement -- Conversion of Securities."

     The Getty Common Stock is listed on the New York Stock Exchange (the "NYSE"). At or prior to the Effective Time, the Holdings Common Stock and the Holdings Preferred Stock will both be listed on the NYSE, and upon consummation of the Mergers, the Getty Common Stock will be removed from listing thereon. The closing price of Getty Common Stock on the NYSE was $22.0625 per share on January 9, 1998, the most recent practicable trading day prior to the date of this Joint Proxy Statement/Prospectus, and $21.3125 per share on December 16, 1997, the last trading day preceding public announcement of the proposed Mergers. The PTI LP Units are not listed on a national exchange and are traded infrequently over the counter. The last reported sale price of PTI LP Units on the OTC Bulletin Board was $10.50 per unit on December 31, 1997, the last day on which a PTI LP Unit was traded prior to the date of this Joint Proxy Statement/Prospectus, and $8.75 per unit on November 5, 1997, the last day on which a PTI LP Unit was traded preceding public announcement of the proposed Mergers. The Exchange Ratios are fixed and are not subject to adjustment in the event of fluctuations in the market price of the Getty Common Stock or the PTI LP Units. There is no assurance as to the market price of Getty Common Stock or PTI LP Units at any time prior to the Effective Time or as to the market price of Holdings Common Stock or Holdings Preferred Stock at any time thereafter. Stockholders of Getty and limited partners of PTI are urged to obtain current market quotations for Getty Common Stock and PTI LP Units.

     Based on (i) the 6,500,306 PTI Units outstanding on the PTI Record Date (as defined herein), (ii) the shares of Holdings Preferred Stock to be issued to the PTI General Partner in exchange for the general partner interest in PT Realty,
(iii) the 13,397,318 shares of Getty Common Stock outstanding on the Getty Record Date (as defined herein) and (iv) the Exchange Ratios, a total of 2,889,025 shares of Holdings Preferred Stock would be issuable to holders of PTI Units and 13,397,318 shares of Holdings Common Stock would be issuable to stockholders of Getty upon consummation of the Mergers.
                         ------------------------------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

     The date of this Joint Proxy Statement/Prospectus is January 12, 1998.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION...............................................    3
SUMMARY.....................................................    4
  The Companies.............................................    4
     Getty..................................................    4
     PTI....................................................    4
     Holdings...............................................    4
  Getty Special Meeting.....................................    4
  PTI Special Meeting.......................................    5
  The Mergers...............................................    5
     Ownership of Holdings after the Mergers................    5
     Capital Structure......................................    6
     Recommendation of the Getty Special Committee..........    6
     Recommendation of the Getty Board......................    6
     Recommendation of the PTI General Partner..............    6
     Interests of Certain Persons in the Mergers............    7
     Certain Federal Income Tax Consequences................    7
     Accounting Treatment...................................    8
     Dissenters' Rights.....................................    8
     Stock Exchange Listing of Holdings Preferred Stock and
      Common Stock..........................................    8
  Reasons for the Mergers...................................    8
  Risk Factors..............................................   11
  The Merger Agreement......................................   13
     Conversion of Securities...............................   13
     Representations and Warranties.........................   13
     Certain Covenants......................................   13
     Conditions to the Obligations of the Parties to Effect
      the Mergers...........................................   13
     Amendment and Waiver...................................   14
  Management of Holdings Following the Mergers..............   14
  Comparison of Stockholders' Rights........................   14
  Comparison of Unitholders' Rights.........................   14
  Comparative Market Prices and Dividends...................   14
  Holdings 1998 Stock Option Plan...........................   15
  Refinancing Arrangements..................................   15
  Selected Historical and Pro Forma Financial Data..........   17
     Getty Selected Historical Financial Data...............   17
     PTI Selected Historical Financial Data.................   19
     Holdings Unaudited Pro Forma Condensed Combined
      Financial Data........................................   20
RISK FACTORS................................................   22
THE COMPANIES...............................................   26
  Getty.....................................................   26
  PTI.......................................................   26
  Holdings..................................................   27
GETTY SPECIAL MEETING.......................................   28
  General...................................................   28
  Solicitation, Voting and Revocability of Proxies..........   28
  Recommendations of the Getty Board........................   29
PTI SPECIAL MEETING.........................................   30
  General...................................................   30
  Solicitation, Voting and Revocability of Proxies..........   30
  Recommendations of the PTI General Partner................   31
THE MERGERS.................................................   32
  Background of the Mergers.................................   32
  Reasons for the Mergers...................................   34
  Opinion of Getty Financial Advisor........................   40
  Opinion of PTI Financial Advisor..........................   42

                                                              PAGE
                                                              ----
  Interests of Certain Persons in the Mergers...............   46
  Existing Arrangements.....................................   46
  The Mergers...............................................   48
  Certain Federal Income Tax Consequences...................   48
  Accounting Treatment......................................   49
  Dissenters' Rights........................................   50
  Stock Exchange Listing of Holdings Preferred Stock and
     Holdings Common Stock..................................   52
  Federal Securities Law Consequences.......................   52
THE MERGER AGREEMENT........................................   53
  The Mergers...............................................   53
  Conversion of Securities..................................   53
  Fractional Shares.........................................   54
  Exchange of Stock Certificates, Unit Certificates and
     Letters Evidencing Ownership of PTI Units..............   54
  Representations and Warranties............................   55
  Certain Covenants.........................................   56
  Indemnification...........................................   56
  Conditions to Each Party's Obligation to Effect the
     Mergers................................................   57
  Conditions to Obligation of Getty to Effect the Mergers...   58
  Conditions to Obligation of PTI to Effect the Mergers.....   58
  Amendment and Waiver......................................   59
  Refinancing Arrangements..................................   59
COMPARATIVE MARKET PRICES AND DIVIDENDS.....................   60
  Getty.....................................................   60
  PTI.......................................................   60
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................   62
MANAGEMENT OF HOLDINGS FOLLOWING THE MERGERS................   68
SECURITY OWNERSHIP OF HOLDINGS..............................   68
DESCRIPTION OF HOLDINGS CAPITAL STOCK.......................   70
  Authorized Capital Stock..................................   70
  Holdings Common Stock.....................................   70
  Holdings Preferred Stock..................................   70
COMPARISON OF STOCKHOLDERS' AND UNITHOLDERS' RIGHTS.........   72
  Comparison of Rights of Holders of Getty Common Stock and
     Holdings Common Stock..................................   72
  Comparison of Rights of Holders of PTI LP Units and
     Holdings Preferred Stock...............................   78
PROPOSAL TO APPROVE THE HOLDINGS 1998 STOCK OPTION PLAN.....   85
  Eligibility...............................................   85
  Administration............................................   85
  Term of Plan..............................................   85
  Stock Options.............................................   85
  Recommendation of the Boards of Directors.................   87
LEGAL MATTERS...............................................   87
EXPERTS.....................................................   88
OTHER MATTERS...............................................   88
APPENDICES
APPENDIX A -- MERGER AGREEMENT
APPENDIX B -- FAIRNESS OPINION OF FURMAN SELZ LLC
APPENDIX C -- FAIRNESS OPINION OF CIBC OPPENHEIMER CORP.
APPENDIX D -- ARTICLES OF INCORPORATION OF HOLDINGS
APPENDIX E -- ARTICLES SUPPLEMENTARY OF HOLDINGS
APPENDIX F -- BYLAWS OF HOLDINGS
APPENDIX G -- SECTIONS 121-1102 AND 121-1105 OF THE NEW YORK
              LIMITED PARTNERSHIP ACT
APPENDIX H -- HOLDINGS 1998 STOCK OPTION PLAN
ATTACHMENTS
GETTY EXCHANGE ACT REPORTS
PTI EXCHANGE ACT REPORTS

                             AVAILABLE INFORMATION

     Getty and PTI are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Getty and PTI with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. The Getty Common Stock is listed on the NYSE. The periodic reports, proxy statements and other information filed by Getty with the Commission may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Joint Proxy Statement/Prospectus is included as part of a registration statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") filed with the Commission by Holdings, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Holdings Common Stock and Holdings Preferred Stock offered hereby. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, to which reference is hereby made for further information with respect to Getty and PTI and the Holdings Common Stock and Holdings Preferred Stock offered hereby. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are summaries of such provisions and documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The following documents filed with the Commission by Getty are included herewith as attachments: (a) Getty's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (the "Getty Form 10-K"); (b) Getty's Quarterly Report on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997; and (c) Getty's Current Report on Form 8-K, dated December 17, 1997.

     The following documents filed with the Commission by PTI are included herewith as attachments: (a) PTI's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "PTI Form 10-K"); (b) PTI's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and (c) PTI's Current Report on Form 8-K, dated December 17, 1997.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GETTY OR PTI. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF GETTY OR PTI SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. GETTY HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING

TO GETTY AND ITS SUBSIDIARIES, AND PTI HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO PTI AND ITS AFFILIATED ENTITIES.

     THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT COVER ANY RESALE OF THE SECURITIES TO BE RECEIVED BY STOCKHOLDERS OF GETTY OR UNITHOLDERS OF PTI UPON THE CONSUMMATION OF THE MERGERS. NO PERSON IS AUTHORIZED TO MAKE USE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH ANY SUCH RESALE.

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

     Certain matters discussed herein are forward-looking statements that involve risks and uncertainties. This Joint Proxy Statement/Prospectus contains certain forward-looking statements and tables with respect to the financial condition, results of operations and business of each of Getty and PTI on a stand-alone basis and of Holdings on a pro forma combined basis following the completion of the Mergers. See "The Mergers -- Reasons for the Mergers" and "Unaudited Pro Forma Condensed Combined Financial Statements." These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
Holdings' reliance on the real estate business and the performance of Getty Petroleum Marketing Inc. as lessee of substantially all of Holdings' properties; Holdings' reliance on leasing of service station properties for a considerable portion of its revenues; competition with other owners and operators of service station properties for sites and lessees; fluctuations in real estate values; compliance with environmental laws and regulations; potential environmental remediation and litigation claims arising in connection with properties owned or leased by Holdings (as well as properties adjacent thereto); potential litigation claims arising in connection with a former construction company subsidiary of Getty; and the effect of fluctuations in interest rates and income taxes on the financial performance of Holdings. See "Risk Factors."

                                    SUMMARY

     The following summary of certain information contained in this Joint Proxy Statement/Prospectus is qualified in its entirety by, and reference is made to, the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus, including the accompanying Appendices and the documents incorporated by reference herein. Each stockholder and unitholder is urged to read this Joint Proxy Statement/Prospectus and the Appendices hereto in their entirety and with care. As used in this Joint Proxy Statement/Prospectus, the term "Getty" refers to Getty Realty Corp. and, unless the context otherwise requires, its subsidiaries, the term "PTI" refers to Power Test Investors Limited Partnership and, unless the context otherwise requires, Power Test Realty Company Limited Partnership, and the term "Holdings" refers to Getty Realty Holding Corp., to be renamed "Getty Realty Corp." following completion of the Mergers and, unless the context otherwise requires, its subsidiaries.

THE COMPANIES

     Getty. Getty Realty Corp. owns and leases approximately 1,100 properties in twelve Northeastern and Middle Atlantic states. Approximately 1,000 of these properties, consisting of petroleum marketing terminals, service stations and convenience stores, are leased to Getty Petroleum Marketing Inc. ("Marketing"). The common stock of Marketing was distributed to Getty stockholders in March 1997 (the "Spin-Off"), in connection with which Getty transferred the assets of its petroleum marketing business and its New York Mid-Hudson Valley home heating oil business to Marketing. The remaining properties owned or leased by Getty, consisting primarily of former service station properties, are leased to various third parties. Getty is also a marketer of heating oil in Pennsylvania and Maryland. See "The Companies -- Getty."

     PTI. Power Test Investors Limited Partnership is a New York limited partnership which was formed in January 1985 to invest in and become the limited partner in Power Test Realty Company Limited Partnership ("PT Realty"), also a New York limited partnership. PT Realty was formed to acquire certain of the assets (the "Getty Oil Assets") constituting the tangible petroleum marketing properties of Getty Oil Company ("Getty Oil") and Getty Refining and Marketing Company located in the Northeastern and Mid-Atlantic United States, which acquisition occurred in 1985. The PTI General Partner and the general partner of PT Realty is CLS General Partnership Corp., a Delaware corporation. PT Realty principally leases such assets (consisting primarily of 5 distribution terminals and approximately 290 service stations) on a long-term basis to Getty. See "The Companies -- PTI."

     Holdings. Holdings, a newly formed Maryland corporation, all of the issued and outstanding common stock of which is owned 50% by each of Getty and PTI, has not conducted any substantial business to date. As a result of the Mergers, Getty and PTI will become wholly owned subsidiaries of Holdings and PTI will then dissolve as a matter of law upon consummation of the Mergers; immediately thereafter, the general partnership interest in PT Realty will be transferred by the PTI General Partner to Holdings and contributed to Getty. Accordingly, the businesses of Holdings will be the businesses currently conducted by Getty and PTI. Upon consummation of the Mergers, Holdings will be renamed "Getty Realty Corp." and Getty (which, at that time, will become a wholly-owned subsidiary of Holdings) will be renamed "Getty Properties Corp." See "The Companies -- Holdings."

GETTY SPECIAL MEETING

     The Getty Special Meeting is scheduled to be held on January 30, 1998 at 10:00 a.m. local time, at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York 10017. The purpose of the Getty Special Meeting is (i) to consider and vote on a proposal to approve and adopt the Merger Agreement; (ii) to consider and vote on a proposal to approve and adopt the 1998 Stock Option Plan; and (iii) to transact such other business that may properly come before the Getty Special Meeting. The Getty Board is not aware of any such other matters.

     The record date for the Getty Special Meeting (the "Getty Record Date") is the close of business on January 9, 1998. As of the close of business on the Getty Record Date, there were 13,397,318 shares of Getty Common Stock outstanding and entitled to vote, held by 2,971 stockholders of record. Each holder of Getty

Common Stock on the Getty Record Date is entitled to one vote per share held on all matters properly presented at the Getty Special Meeting.

     Approval and adoption of the Merger Agreement requires (i) the affirmative vote of a majority of the outstanding shares of Getty Common Stock, and (ii) the affirmative vote of a majority of the outstanding shares of Getty Common Stock not held or directly or indirectly controlled by the Principal Holders present in person or represented by proxy and voting at the Getty Special Meeting. Approval and adoption of the 1998 Stock Option Plan requires the approval of a majority of the outstanding shares of Getty Common Stock present in person or represented by proxy and voting at the Getty Special Meeting. See "Getty Special Meeting."

PTI SPECIAL MEETING

     The PTI Special Meeting is scheduled to be held on January 30, 1998 at 11:00 a.m. local time, at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York 10017. The purpose of the PTI Special Meeting is (i) to consider and vote on a proposal to approve and adopt the Merger Agreement; (ii) to consider and vote on a proposal to approve and adopt the 1998 Stock Option Plan; and (iii) to transact such other business that may properly come before the PTI Special Meeting. The PTI General Partner is not aware of any such other matters.

     The record date for the PTI Special Meeting (the "PTI Record Date") is the close of business on January 9, 1998. As of the close of business on the PTI Record Date, there were 5,137,803 PTI LP Units outstanding and entitled to vote, held by 561 unitholders of record. Each holder of PTI LP Units on the PTI Record Date is entitled to one vote per unit held on all matters properly presented at the PTI Special Meeting.

     Approval and adoption of the Merger Agreement requires (i) the affirmative vote of 75% of all of the outstanding PTI LP Units, and (ii) the affirmative vote of a majority of the outstanding PTI LP Units not held or directly or indirectly controlled by the Principal Holders present in person or represented by proxy and voting at the PTI Special Meeting. Approval and adoption of the 1998 Stock Option Plan requires the approval of a majority of the outstanding PTI LP Units present in person or represented by proxy and voting at the PTI Special Meeting. See "PTI Special Meeting."

THE MERGERS

     Ownership of Holdings after the Mergers. Immediately following the Mergers, based upon shares of Common Stock of Getty and PTI Units outstanding on December 15, 1997, it is anticipated that (i) all issued and outstanding shares of Holdings Preferred Stock will be owned by former holders of PTI Units, (ii) all issued and outstanding shares of Holdings Common Stock will be owned by former holders of Getty Common Stock, and (iii) if all holders of issued and outstanding shares of Holdings Preferred Stock were to convert such shares into shares of Holdings Common Stock, the former holders of PTI Units and the former holders of Getty Common Stock would collectively own approximately 19.7% and 80.3%, respectively, of the issued and outstanding shares of Holdings Common Stock.

     Capital Structure. The capital structures of Getty and PTI prior to the Mergers and the capital structures of Holdings following the Mergers are set forth below:

                              CURRENT STRUCTURE



               OTHER PTI LIMITED PARTNERS            PUBLIC
    _____            /                                    /
   | CLS |          /                                    /
   |_____|         /  77.7%                             / 100%
    |     \ 22.3% /                              ______/
    | 1%   \     /                              |GETTY |
    |       \   /                               |______|
    |        PTI
    |         / 99%
    PT REALTY


                       STRUCTURE FOLLOWING THE MERGERS
            (AND THE SUBSEQUENT DISSOLUTION OF PTI INTO HOLDINGS)


                                    PUBLIC
                                      |
                                      |100%
                             _____________________
                            |      HOLDINGS       |
                            |   (TO BE RENAMED    |
                            | "GETTY REALTY CORP")|
                            |_____________________|
                                /             \   100%
                               /               \
                         99%  /                 \
                             /             __________________________
                            /      1%     |         GETTY            |
                      PT REALTY___________|     (TO BE RENAMED       |
                                          | "GETTY PROPERTIES CORP.")|
                                          |__________________________|

     Recommendation of the Getty Special Committee. The Getty Board, in considering and formulating the transaction, created a Special Committee due to the conflicts of interest of certain directors of Getty. Mr. Warren Wintrub was selected to comprise the Special Committee, since Messrs. Liebowitz, Safenowitz and Cooper serve as directors and officers of and own all of the outstanding stock of the PTI General Partner, and Mr. Philip Coviello, the only other director of Getty other than Mr. Wintrub, is a partner in Latham & Watkins, the law firm representing Getty in the Mergers and which has also represented PTI in other matters. Mr. Wintrub had formulated the initial proposals for the acquisition of PTI at the request of Mr. Liebowitz in early 1997. Mr. Wintrub, acting as the Special Committee, negotiated the terms of the transaction with representatives of PTI and recommended approval of the Merger Agreement to the Getty Board.

     Recommendation of the Getty Board. The Getty Board, after careful consideration and based upon the determination of the Special Committee that the Mergers are in the best interests of Getty and its stockholders, unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby and recommends that stockholders of Getty vote "FOR" approval and adoption of the Merger Agreement. See "The Mergers -- Reasons for the Mergers."

     Recommendation of the PTI General Partner. The PTI General Partner, after careful consideration, believes that the Merger Agreement and the transactions contemplated thereby are in the best interests of PTI and the holders of PTI LP Units and recommends that unitholders of PTI vote "FOR" approval and adoption of the Merger Agreement. See "The Mergers -- Reasons for the Mergers."

     Interests of Certain Persons in the Mergers. In considering the Mergers, stockholders should be aware that Messrs. Liebowitz, Cooper and Safenowitz, who are members of the Getty Board and are the sole stockholders of the PTI General Partner, have interests in the Mergers that are different from, or in addition to, the interests of the stockholders of Getty and the unitholders of PTI generally.

     Shares of Getty Common Stock held by officers and directors of Getty and PTI Units held by officers and directors of the PTI General Partner will be converted into the right to receive the same consideration as shares of Getty Common Stock and PTI LP Units held by other stockholders and unitholders, as the case may be.

     Following the Mergers, certain of the current officers and directors of Getty and the PTI General Partner, respectively, will become officers and directors of Holdings. See "The Mergers -- Interests of Certain Persons in the Mergers," "-- The Mergers -- Directors and Officers of Holdings" and "Management of Holdings Following the Mergers."

     It is anticipated that, unless exercised or canceled pursuant to its terms prior to the Effective Time, each option granted under the Getty Stock Option Plans (as defined below under "The Mergers -- Existing Arrangements -- Getty Option Plans") will, at the Effective Time, become an option to acquire Holdings Common Stock pursuant to the terms of the 1998 Stock Option Plan. See "The Mergers -- Interests of Certain Persons in the Mergers" and "-- Existing Arrangements -- Getty Option Plans."

     After the Effective Time, Holdings will be obligated to indemnify certain current and former directors and officers of Getty and the PTI General Partner to the fullest extent such persons are indemnified by Getty and PTI, respectively, pursuant to existing arrangements among the parties. In addition, for a period of not less than six years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering current and former directors and officers of Getty on terms substantially no less advantageous to such directors and officers than existing insurance. See "The Mergers -- Interests of Certain Persons in the Mergers" and "-- Existing Arrangements -- Indemnification Arrangements with Officers and Directors of Getty."

     Certain Federal Income Tax Consequences. The obligations of Getty and PTI to consummate the Mergers are conditioned on (among other things) the receipt of an opinion of Latham & Watkins, counsel to Getty and special tax counsel to PTI, based on certain facts and assumptions set forth therein and certain representations by their respective managements, substantially to the effect that for federal income tax purposes the Mergers taken together will be treated as an "exchange" within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the Getty Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. Latham & Watkins has delivered an opinion to Getty and PTI, dated the date of this Joint Proxy Statement/Prospectus, that the tax consequences of the Mergers are as set forth herein and are as follows: (i) no gain or loss will be recognized by PTI, Getty or Holdings as a result of the Mergers; (ii) no gain or loss will be recognized by holders of PTI Units upon the conversion of such units into Holdings Preferred Stock (except with respect to any cash received in respect of fractional shares); (iii) no gain or loss will be recognized by holders of Getty Common Stock upon the conversion of such stock into Holdings Common Stock (except with respect to any cash received in respect of fractional shares); and
(iv) the aggregate tax basis and holding period of the shares of Holdings Preferred Stock received by holders of PTI Units and of the shares of Holdings Common Stock received by holders of Getty Common Stock will be the same as the aggregate tax basis and holding period of the PTI Units or Getty Common Stock, as the case may be, surrendered in exchange therefor. While neither Getty nor PTI has any present intention of waiving the condition of the receipt of such opinion from Latham & Watkins, if such condition is waived by either party, Getty and PTI will disclose to stockholders and unitholders the waiver of the condition and include all related material disclosure and risks to investors, and will resolicit proxies for the Getty Special Meeting and the PTI Special Meeting.

     Each stockholder of Getty and each unitholder of PTI is urged to consult his or her own tax advisor concerning the federal income tax consequences of the Mergers, as well as any applicable state, local, foreign or other tax consequences, based on such stockholder's or unitholder's own particular facts and circumstances. See "The Mergers -- Certain Federal Income Tax Consequences."

     Accounting Treatment. The Mergers will be accounted for as a purchase, with Getty as acquiror, in accordance with generally accepted accounting principles ("GAAP"). See "The Mergers -- Accounting Treatment."

     Dissenters' Rights.

     Getty. Under the Delaware General Corporation Law (the "DGCL"), holders of Getty Common Stock are NOT entitled to appraisal rights in connection with the Mergers.

     PTI. Holders of PTI LP Units who do not vote in favor of the approval and adoption of the Merger Agreement and who have properly complied with Sections 121-1102 and 121-1105 of the New York Revised Limited Partnership Act (the "NYLPA") (together with all provisions of the NYLPA referred to therein, the "Dissenters' Rights Provisions") will be entitled to dissenters' rights. To preserve their rights, unitholders who wish to exercise their statutory dissenters' rights must submit a written notice of dissent prior to the PTI Special Meeting and comply with the other procedural requirements of the Dissenters' Rights Provisions described herein. THE DISSENTERS' RIGHTS PROVISIONS ARE REPRINTED IN THEIR ENTIRETY AS APPENDIX G TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE DISCUSSION OF DISSENTERS' RIGHTS UNDER THE NYLPA IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS A SUMMARY OF THE LAW RELATING TO SUCH DISSENTERS' RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX G. THE DISCUSSION CONTAINED HEREIN AND IN APPENDIX G SHOULD BE REVIEWED CAREFULLY BY ANY UNITHOLDER WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS, IF AVAILABLE, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS, IF AVAILABLE. See "The Mergers -- Dissenters' Rights."

     Stock Exchange Listing of Holdings Preferred Stock and Holdings Common Stock. Application has been made for the listing on the NYSE of the shares of Holdings Preferred Stock and Holdings Common Stock to be issued in the Mergers. This listing is a condition to the consummation of the Mergers. See "The Mergers -- Stock Exchange Listing of Holdings Preferred Stock and Holdings Common Stock" and "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers."

REASONS FOR THE MERGERS

     Advantages to Getty and its Stockholders. In the course of reaching their decisions to adopt and approve the Merger Agreement and the Mergers, Getty's Special Committee and the Getty Board consulted with Getty's legal and financial advisors and considered a number of factors, including, among others, the factors set forth below. For a more complete discussion of such factors, see "The Mergers -- Reasons for the Mergers -- Advantages to Getty and its Stockholders."

          (a) Elimination of Leases and Their Effect on Getty's Earnings. Getty leases approximately 290 gasoline service station properties and five petroleum distribution terminals under individual leases from PT Realty, PTI's operating partnership (the "Getty/PTI Leases"). (Pursuant to the Master Lease entered into between Getty and Marketing at the time of the Spin-Off, Getty subleases substantially all of these properties and terminals to Marketing. See "The Companies -- Getty.") The Getty/PTI Leases, which expire on January 31, 2000 but can be renewed by Getty for up to five consecutive ten-year terms thereafter (with rental escalations), are capitalized by Getty for financial statement purposes. Getty presently intends to exercise its right to renew the Getty/PTI Leases in January 2000 for at least the first ten-year renewal period.

          Upon each renewal of the Getty/PTI Leases, Getty believes that in all likelihood it will be required under GAAP to recapitalize the Getty/PTI Leases, which will have the effect of (i) increasing the amount of the capitalized lease obligation recorded in its financial statements, (ii) increasing the interest expense component of rental payments and (iii) reducing reportable earnings in its financial statements. The interest expense component related to the capitalized lease obligation on Getty's financial statements will be significantly higher in the earlier portions of each ten-year renewal term, and significantly lower in the latter portion of each such term (with correlative effects on Getty's earnings over each such term).

          Subsequent to the Mergers and the dissolution of PTI into Holdings, Getty and PT Realty will both be wholly owned by Holdings, which will not be required to reflect the Getty/PTI Leases in its consolidated financial statements. Accordingly, the effect on Getty's earnings of the capitalized treatment of the Getty/PTI Leases, and the effect on Getty's earnings of the recapitalized treatment upon the renewal of such leases, will be eliminated by virtue of the Mergers.

          The Special Committee and the Getty Board have taken into account the fact that, notwithstanding the elimination of the capital lease accounting, the Mergers are likely to be dilutive to per share net earnings following the Mergers largely due to the non-deductibility of the dividends payable on the Holdings Preferred Stock. However, the Special Committee and the Getty Board also considered the impact of the assumed conversion of the Holdings Preferred Stock into Holdings Common Stock and consequent elimination of the Holdings Preferred Stock dividend. See "The Mergers -- Reasons for the Mergers" and "-- Opinion of Getty Financial Advisor" and Note (g) to the Unaudited Pro Forma Combined Statements of Operations.

          (b) Simplification and Clarification of Getty's Financial
     Statements. The Special Committee and the Getty Board considered the fact that the accounting treatment of the lease payments to PT Realty has created an element of variability and complexity in the reported earnings of Getty. Moreover, as discussed above, upon the anticipated renewal by Getty of the Getty/PTI Leases, Getty believes that in all likelihood it will be required to recapitalize the Getty/PTI Leases, thereby increasing the interest expense component relating to such leases and further affecting Getty's earnings. The elimination of the leases in Holdings' consolidated financial statements as a result of the Mergers would simplify Getty's financial statement presentation, eliminate an element of variability in Getty's reported earnings on a period-to-period basis and give a clearer presentation of the operations, cash flow and earnings of Getty's businesses. Similarly, Getty's balance sheet would be correspondingly simplified by the elimination of the capitalized accounting treatment of the Getty/PTI Leases. See "The Mergers -- Reasons for the Mergers."

          (c) Opinion of Getty Financial Advisor. On December 16, 1997, Furman Selz LLC ("Furman Selz"), financial advisor to Getty, delivered its written opinion to the Special Committee, that, as of such date, the consideration payable in the Mergers was fair to the stockholders of Getty from a financial point of view. The full text of Furman Selz' written opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on and scope of the review undertaken in connection with the opinion, is attached to this Joint Proxy Statement/Prospectus as Appendix B. Stockholders should read the entire opinion carefully. See "The Mergers -- Opinion of Getty Financial Advisor."

     Advantages to PTI and its Unitholders. In the course of reaching its decisions to adopt and approve the Merger Agreement and the Mergers, the PTI General Partner consulted with PTI's legal and financial advisors and considered a number of factors, including, among others, the factors set forth below. For a more complete discussion of such factors, see "The Mergers -- Reasons for the Mergers -- Advantages to PTI and its Unitholders."

          (a) Premium to Recent Trading Price. The PTI General Partner considered the fact that the PTI Exchange Ratio provides the holders of PTI Units with shares of Holdings Preferred Stock at an implied value of $11.00 per PTI Unit, which represents a premium of approximately 25% over the last trading price of the PTI LP Units prior to the public announcement of the execution of the Merger Agreement. See "Comparative Market Prices and Dividends -- PTI."

          (b) Heightened Liquidity. While the PTI LP Units are traded infrequently, the Holdings Preferred Stock (which will be convertible into Holdings Common Stock) will be listed on the NYSE; accordingly, it is anticipated that shares of Holdings Preferred Stock will have both higher trading volumes and greater liquidity than the PTI Units.

          (c) Participation with Common Stockholders in Dividends and Convertibility into Holdings Common Stock. Holders of Holdings Preferred Stock may receive additional dividends to the extent dividends declared on shares of Holdings Common Stock in any fiscal year of Holdings exceed the stated dividends on the Holdings Preferred Stock. Holders of Holdings Preferred Stock also will have the ability to convert such shares into Holdings Common Stock, and thereby may directly participate in appreciation in the equity value of Holdings, whose business will be larger than that of PTI and PT Realty. See "Description of Holdings Capital Stock -- Holdings Preferred Stock."

          (d) After-Tax Returns for Holders of PTI Units and Simplified Tax Filings. In the last five years, the taxable income each PTI unitholder was required to report with respect to each PTI Unit held has exceeded the cash distribution actually received. Following the Mergers, a holder of Holdings Preferred Stock will only be subject to tax on the actual amount of dividends such holder receives from Holdings. Further, any PTI unitholder that is a corporation may be entitled to a 70% dividends received deduction on the Holdings Preferred Stock. In addition, holders of Holdings Preferred Stock will not be required to file state income tax returns in each jurisdiction in which PTI and PT Realty do business, as is currently required for holders of PTI Units.

          (e) Increased Influence Over Management and Decision-Making. As limited partners of PTI, the holders of PTI LP Units only have the right to consent to certain limited types of actions by PTI; the holders of Holdings Preferred Stock will have the right to vote on all matters submitted to the vote of the holders of Holdings Common Stock, and may accordingly have greater input into the management and operations of the entity in which they hold an interest. See "Description of Holdings Capital Stock -- Holdings Preferred Stock."

          (f) Pending Taxation of PTI as a Publicly Traded Partnership. Because the PTI Units currently are publicly held, it is possible that PTI could be reclassified as a "publicly traded partnership" in the near future, in which case PTI would be treated as a corporation for federal taxation purposes. Such treatment would mean that PTI would be taxed on its income, and its partners would be subject to an additional tax on any distribution received from PTI. While Holdings will similarly be subject to this type of taxation, holders of Holdings Preferred Stock will receive dividends from a company that has a larger asset base than PTI currently has.

          (g) Opinion of PTI Financial Advisor. On December 16, 1997, CIBC Oppenheimer Corp. ("CIBC"), financial advisor to PTI, delivered its written opinion to the PTI General Partner, that, as of such date, the PTI Exchange Ratio was fair to the holders of PTI LP Units from a financial point of view. The full text of CIBC's written opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on and scope of the review undertaken in connection with the opinion, is attached to this Joint Proxy Statement/Prospectus as Appendix
     C. Unitholders should read the entire opinion carefully. See "The Mergers -- Opinion of PTI Financial Advisor."

          (h) Receipt of Interim PTI Distribution. Immediately prior to the Effective Time of the Mergers, the PTI General Partner intends to declare and pay a distribution to the holders of PTI Units on a pro rata basis for the period from January 1, 1998 to the Effective Time (which distribution is specifically permitted pursuant to the terms of the Merger Agreement). See "The Merger Agreement -- Certain Covenants."

     Advantages to Both Getty and PTI. Getty's Special Committee, the Getty Board and the PTI General Partner believe that the Mergers will provide several advantages to both Getty and its stockholders, and PTI and its unitholders, including:

          (a) Simplified Capital Structure. The Special Committee and the PTI General Partner considered that the combined corporate structure of Holdings after the Mergers should allow for greater financial strength, flexibility and efficiency, enable Holdings to access capital markets on better terms than are currently available to each of Getty and PTI and eliminate duplication in administrative services, financial reporting and governmental filings. See "Reasons for the Mergers -- Advantages to Both Getty and PTI."

          (b) Tax-Free Nature of Mergers. Based upon the opinion of Latham & Watkins, the Special Committee considered that the Getty Merger will be tax-free to stockholders of Getty for federal income tax purposes, and the PTI General Partner considered that the PTI Merger will be tax-free to unitholders of PTI for federal income tax purposes. See "The Mergers -- Certain Federal Income Tax Consequences."

          (c) Prompt Consummation. The Special Committee and the PTI General Partner considered that the Mergers will not require costly or time consuming regulatory approvals, and accordingly, the Mergers should be able to close promptly after the requisite Getty stockholder and PTI unitholder approvals are obtained. See "The Merger Agreement -- Condition to Each Party's Obligations to Effect the Mergers" and "-- Refinancing Arrangements."

RISK FACTORS

     In addition to general investment risks and those factors set forth elsewhere herein, and although such holders are already subject to certain of the risks described below due to their investment in Getty and/or PTI, the following risks should be considered by stockholders of Getty and unitholders of PTI in deciding whether to approve and adopt the Merger Agreement. For a more complete discussion of such risks, see "The Mergers -- Risk Factors."

     - Risks Associated With Owning and Leasing Real Estate Generally. After the Mergers, Holdings will initially own and lease service station properties located in twelve Northeastern and Middle Atlantic states. Holdings will be subject to varying degrees of risk generally related to leasing and owning real estate. In addition to general risks related to owning properties used in the petroleum marketing industry, these risks include, among others, liability for long-term lease obligations, changes in regional and local economic conditions, local real estate market conditions, changes in interest rates and in the availability, cost and terms of financing, the potential for uninsured casualty and other losses, the impact of present or future environmental legislation and compliance with environmental laws (as discussed below), and adverse changes in zoning laws and other regulations, many of which are beyond the control of Holdings. Moreover, real estate investments are relatively illiquid, which means that the ability of Holdings to vary its portfolio of service station properties in response to changes in economic and other conditions may be limited.

     - Risks Relating to the Businesses of Holdings and its Lessees. Holdings will rely on leasing service station properties, primarily to Marketing, for a considerable portion of its revenues. Accordingly, Holdings' revenues will be dependent to a large degree on the economic performance of Marketing and of the petroleum marketing industry, and any factor that adversely affects Marketing or other lessees is likely to have a material adverse effect on Holdings.

     Petroleum products are commodities whose prices depend on numerous factors that affect the supply of and demand for petroleum products, such as changes in domestic and foreign economies, political affairs and production levels, the availability of imported oil, the marketing of competitive fuels, the extent of government regulation and expected and actual weather conditions. The prices paid by Marketing and other petroleum marketers for their products are affected by global, national and regional factors, such as petroleum pipeline capacity, local market conditions and competition and the level of operations of refineries. A large, rapid increase in refined petroleum prices would adversely affect the operating margins of Marketing if the increased cost of petroleum products could not be passed on to Marketing's customers. Moreover, Marketing's earnings and cash flow from operations depend upon rental income from dealers and the sale of refined petroleum products at marketing margins sufficient to cover fixed and variable expenses. Marketing has no crude oil reserves or refining capacity, and relies on various suppliers for the purchase of refined petroleum products. A large, rapid increase in petroleum prices would adversely affect Marketing's profitability if Marketing's sales prices were not similarly increased or if automobile consumption of gasoline were to significantly decline. In the event that Marketing were unable to perform its obligations under its master lease with Getty, Holdings' financial results would be materially adversely affected.

     - Environmental Matters. The real estate business and the petroleum products industry are subject to numerous federal, state and local laws and regulations relating to the protection of the environment

("Environmental Laws"). Under Environmental Laws, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at, on or under such property, and may be required to investigate and clean-up such contamination. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. As between Getty and Marketing, Getty is responsible and will pay for, and will indemnify Marketing against, all environmental liabilities with respect to scheduled leased properties, including environmental remediation and other matters specifically provided for in the master lease agreement executed by the two parties in connection with the Spin-Off, which was effected on March 21, 1997.

     - Risks Relating to the Mergers; Fixed Exchange Ratios. Both the Getty Exchange Ratio and the PTI Exchange Ratio are fixed numbers and will not be adjusted in the event of any increase or decrease in the price of either Getty Common Stock or PTI LP Units. As a result, the value of the shares of Holdings Common Stock received by Getty stockholders and the shares of Holdings Preferred Stock received by PTI unitholders in the Mergers could vary depending on fluctuations in the value of Getty Common Stock or PTI LP Units through the Effective Time (as defined below) of the Mergers. Such fluctuations may be the result of changes in business, operations or prospects of Getty, PTI or Holdings, market assessments of the likelihood that the Mergers will be consummated, the timing thereof, and the prospects of Getty, PTI or Holdings, regulatory considerations, general market and economic conditions and other factors. Accordingly, there can be no assurance that the value of the merger consideration on the date of this Joint Proxy Statement/Prospectus will be the same as on the date of the Getty Special Meeting, the PTI Special Meeting or the Effective Time of the Mergers.

     - Risks Relating to Federal Income Tax Treatment. Although in the opinion of Latham & Watkins, counsel to Getty and special tax counsel to PTI, for federal income tax purposes no gain or loss will be recognized by holders of Getty Common Stock upon the conversion of such stock into Holdings Common Stock or by holders of PTI Units upon the conversion of such units into Holdings Preferred Stock (except with respect to any cash received in respect of fractional shares of Holdings Common Stock or Holdings Preferred Stock), the Internal Revenue Service (the "IRS") has not been and will not be asked to rule on the tax consequences of the Mergers. Instead, Getty and PTI will rely on the opinion of Latham & Watkins as to certain federal income tax consequences of the Mergers. An opinion of counsel is not binding on the IRS and there can be no assurance that the IRS will not take a position contrary to one or more positions reflected in such opinion or that such opinion will be upheld by the courts if challenged by the IRS. See "The Mergers -- Certain Federal Income Tax Considerations."

     - Risks Relating to the Payment of Dividends and Appreciation of
Equity. Although the holders of Holdings Preferred Stock are entitled to receive stated dividends quarterly, and additional dividends to the extent dividends paid on shares of Holdings Common Stock in any fiscal year of Holdings exceed such stated dividends, Holdings may be legally prevented from paying any dividends, including all or a portion of the dividends to which the holders of Holdings Preferred Stock would otherwise be entitled. Under applicable Maryland law, Holdings' ability to pay dividends would be restricted if, after payment of the dividend (a) Holdings would not be able to pay indebtedness as it becomes due in the usual course of business or (b) Holdings' total assets would be less than the sum of Holdings' liabilities. No assurance can be given that the financial performance of Holdings in the future will permit the payment by Holdings of any dividends, including dividends on the Holdings Preferred Stock at the times and in the amounts specified in the articles of incorporation of Holdings and described herein under "Description of Holdings Capital Stock -- Holdings Preferred Stock."

     Moreover, no assurance can be given that the value of the shares of Holdings Common Stock will increase to levels which make it economically advantageous to holders of Holdings Preferred Stock to exercise their right to convert such shares into Holdings Common Stock. Accordingly, while the holders of Holdings Preferred Stock have the ability to directly participate in appreciation in the equity value of Holdings, it is possible that no such appreciation will occur.

THE MERGER AGREEMENT

     Conversion of Securities. The Merger Agreement provides that, following the approval of the Merger Agreement by the stockholders of Getty and the holders of PTI LP Units and the satisfaction or waiver of the other conditions to the Mergers, Getty Sub will merge with and into Getty and PTI LLC will merge with and into PTI, with Getty and PTI surviving the Getty Merger and the PTI Merger, respectively, and becoming wholly owned by Holdings. At the Effective Time, (i) each issued and outstanding PTI LP Unit will be converted into the right to receive 0.44 share of Holdings Preferred Stock, (ii) each issued and outstanding PTI GP Unit will be converted into the right to receive 0.44 share of Holdings Preferred Stock, (iii) each issued and outstanding share of Getty Common Stock will be converted into the right to receive one share of Holdings Common Stock and (iv) PTI will be dissolved as a matter of law. Any fractional shares of Holdings Common Stock or Holdings Preferred Stock issuable at the Effective Time will be converted into the right to receive cash in lieu of such fractional shares. See "The Merger Agreement -- Fractional Shares."

     If the Merger Agreement is approved by the stockholders of Getty and the holders of PTI LP Units, and the other conditions to the Mergers are satisfied or waived, the closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place as soon as practicable after the last of the conditions is satisfied or waived, or at such other time and date to which Getty and PTI mutually agree (the "Closing Date"). On the Closing Date, Getty will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and PTI will cause a certificate of merger to be filed with the Secretary of State of New York as provided in Section 121-1103 of the NYLPA, at which time and date of such filings (the "Effective Time") the Mergers will become effective. Immediately after the Effective Time, the PTI General Partner will transfer to Holdings the general partner interest in PT Realty in exchange for 28,890 shares of Holdings Preferred Stock. See "The Merger Agreement -- Conversion of Securities."

     Representations and Warranties. The Merger Agreement contains customary reciprocal representations and warranties by Getty and PTI relating to, among other things, (a) the organization, standing, capital structure and similar business matters of each of Getty and PTI; (b) the authorization, execution, delivery, performance and enforceability of the Merger Agreement; (c) compliance with applicable laws and agreements; (d) the accuracy of certain reports and financial statements filed with the Commission; (e) the absence of adverse material suits, claims or proceedings or other litigation; and (f) the absence of any material adverse changes to their respective businesses. See "The Merger Agreement -- Representations and Warranties."

     Certain Covenants. The Merger Agreement contains various customary Covenants, including, among others, covenants of each of Getty and PTI that, until the Effective Time and subject to certain exceptions, unless consented to in writing by the other party, each of Getty and PTI (a) will conduct its business in the ordinary course; (b) will not split, combine or reclassify its shares of outstanding capital stock, PTI LP Units or PTI GP Units or make any distributions with respect to such securities (except that PTI may declare and pay a distribution on a pro rata basis for the period from January 1, 1998 to the Effective Time), or redeem or otherwise acquire any shares of its capital stock, PTI LP Units or PTI GP Units; (c) will not issue or sell additional shares of, or grant options or rights to acquire shares of, its capital stock, PTI LP Units or PTI GP Units, except in the ordinary course consistent with past practice; (d) will use all reasonable efforts to obtain certain required third-party consents; and (e) will use reasonable efforts to cause to be done all things necessary to consummate the Mergers. See "The Merger Agreement -- Certain Covenants."

     Conditions to the Obligations of the Parties to Effect the Mergers. The respective obligation of each party to effect the Mergers is subject to the fulfillment or waiver of various conditions, including, among others: (a) requisite approval of the Merger Agreement by the stockholders of Getty and the holders of PTI LP Units; (b) the absence of any governmental order, rule or injunction prohibiting or otherwise impairing the ability of Holdings to operate the business of PTI and Getty on a consolidated basis; (c) the effectiveness of the Registration Statement; (d) receipt of all necessary governmental approvals;
(e) approval of the Holdings Common Stock and Holdings Preferred Stock for listing on the NYSE; (f) termination of all rights to acquire securities of PTI or Getty under any stock option, stock option plan or any other plan, program or arrangement; (g) the absence of any material adverse effect with respect to the financial condition of PTI or Getty; (h) receipt of legal opinions to the effect that the Getty Merger will be treated as a reorganization under Section 368(a) of the Code and the Mergers taken together will be treated as an exchange under
Section 351(a) of the Code and that both Mergers will be tax free for federal income tax purposes; and (i) fewer than 10% of the PTI LP Units voted in connection with the Mergers being held by dissenting limited partners (pursuant to the Dissenters' Rights Provisions). See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers," "-- Conditions to Obligation of PTI to Effect the Mergers" and "-- Conditions to Obligation of Getty to Effect the Mergers."

     Amendment and Waiver. The Merger Agreement may be amended by mutual agreement of the parties thereto at any time prior to the Effective Time; provided that, after approval of the Merger Agreement by the stockholders of Getty or the holders of PTI LP Units, no amendment may be made to the provisions of the Merger Agreement with respect to the Getty Exchange Ratio or the PTI Exchange Ratio without obtaining further approval by the stockholders of Getty and the holders of PTI LP Units. In addition, any party may waive any provision of the Merger Agreement. See "The Merger Agreement -- Amendment and Waiver."

MANAGEMENT OF HOLDINGS FOLLOWING THE MERGERS

     The Merger Agreement provides that, following the Mergers, the Board of Directors of Holdings (the "Holdings Board") will consist of the current directors of Getty. The officers of Holdings following the Mergers will be the officers of Getty immediately prior to the Effective Time. See "The Mergers -- Interests of Certain Persons in the Mergers" and "Management of Holdings Following the Mergers."

COMPARISON OF STOCKHOLDERS' RIGHTS

     Upon consummation of the Mergers, holders of Getty Common Stock will become holders of Holdings Common Stock. Because Getty is organized under the laws of the State of Delaware and Holdings is organized under the laws of the State of Maryland, certain differences exist in the rights of the holders of Getty Common Stock, on the one hand, and Holdings Common Stock, on the other. Among these differences are certain provisions of Maryland statutory law which could discourage potential acquisition proposals and could delay or prevent a change in control of Holdings. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of the Holdings Common Stock. For a discussion of certain similarities and differences in the rights of holders of Getty Common Stock and those of holders of Holdings Common Stock, see "Comparison of Stockholders' and Unitholders' Rights -- Comparison of Rights of Holders of Getty Common Stock and Holdings Common Stock."

COMPARISON OF UNITHOLDERS' RIGHTS

     Upon consummation of the Mergers, holders of PTI Units will become holders of Holdings Preferred Stock. Certain differences that exist in the rights of the holders of Holdings Preferred Stock, on the one hand, and PTI LP Units, on the other, include differences in voting rights, rights to distributions, preferences in liquidation and rights to convert their interests into Holdings Common Stock, among others. For a discussion of certain similarities and differences in the rights of holders of PTI LP Units and those of holders of Holdings Preferred Stock, see "Comparison of Stockholders' and Unitholders' Rights -- Comparison of Rights of Holders of PTI LP Units and Holdings Preferred Stock."

COMPARATIVE MARKET PRICES AND DIVIDENDS

     The Getty Common Stock is listed on the NYSE under the ticker symbol GTY; the PTI LP Units are not listed on a national exchange and are traded infrequently in the over the counter market under the symbol POWNZ.

     The table below sets forth (i) the closing price per share of Getty Common Stock as reported on the NYSE Composite Transactions Reporting System, on December 16, 1997, the last trading day before Getty and PTI publicly announced the execution of the Merger Agreement and on January 9, 1998, the most recent practicable trading day prior to the date of this Joint Proxy Statement/Prospectus, and (ii) the last reported sale price of PTI LP Units as reflected on the OTC Bulletin Board on November 5, 1997, the last day on which a PTI LP Unit was traded prior to the public announcement of the execution of the Merger Agreement, and on December 31, 1997, the last day on which a PTI LP Unit was traded prior to the date of this Joint Proxy Statement/Prospectus.

                                                                   GETTY          PTI
                                                                COMMON STOCK    LP UNITS
                                                                ------------    --------
December 16, 1997/November 5, 1997..........................      $21.3125       $ 8.75
January 9, 1998/December 31, 1997...........................      $22.0625       $10.50

     The Exchange Ratios are fixed and are not subject to adjustment in the event of fluctuations in the market price of the Getty Common Stock or the PTI LP Units. There is no assurance as to the market price of Getty Common Stock or PTI LP Units at any time prior to the Effective Time or as to the market price of Holdings Common Stock or Holdings Preferred Stock at any time thereafter. Stockholders and unitholders are urged to obtain current market quotations for the Getty Common Stock and the PTI LP Units prior to making any decision with respect to the Mergers.

     Getty has declared and paid regular dividends for many years since 1975 (except during the period from August 1992 through September 1995, when no dividends were declared or paid), although it has no obligation to do so in the future. PTI has made regular quarterly distributions to its unitholders since 1987, and immediately prior to the Effective Time of the Mergers, intends to make a distribution to its unitholders on a pro rata basis for the period from January 1, 1998 to the Effective Time. Upon consummation of the Mergers, Holdings intends to pay a regular quarterly dividend to the holders of Holdings Preferred Stock equal to the greater of $0.44375 per share or the amount of the dividend declared and payable to holders of the Holdings Common Stock in such quarter. Subsequent to the consummation of the Mergers, the payment and amount of cash dividends on Holdings Common Stock will be subject to the discretion of the Holdings Board. Holdings' dividend policy with respect to the Holdings Common Stock will be reviewed by the Holdings Board from time to time as may be appropriate and payment of dividends on Holdings Common Stock will depend upon Holdings' financial position, capital requirements and others factors as the Holdings Board deems relevant. Subject to the foregoing, Holdings expects to declare and pay regular quarterly dividends on Holdings Common Stock in the foreseeable future. See "Comparative Market Prices and Dividends."

HOLDINGS 1998 STOCK OPTION PLAN

     Upon the consummation of the Mergers, each then outstanding option to purchase shares of Getty Common Stock (the "Getty Options") will be converted into an option to purchase an equal number of shares of Holdings Common Stock at the same exercise price per share. Accordingly, the Holdings Board has adopted the Holdings 1998 Stock Option Plan (the "1998 Stock Option Plan") which will
(i) provide for the assumption of Getty's 1985, 1988 and 1991 Option Plans (the "Getty Option Plans") and for the issuance of Holdings Common Stock upon the exercise of former Getty Options, and (ii) permit future grants of stock options to employees, directors and officers of Holdings and its subsidiaries. A total of 1.1 million shares of Holdings Common Stock will be authorized for issuance under the 1998 Stock Option Plan (which number will include approximately 368,000 shares of Holdings Common Stock issuable upon the exercise of former Getty Options). In order to satisfy certain shareholder approval requirements, including such requirements contained in Sections 162(m) and 422 of the Code, the 1998 Stock Option Plan will be submitted for approval by the stockholders of Getty at the Getty Special Meeting and the holders of PTI LP Units at the PTI Special Meeting. The Holdings Board, the Getty Board and the Board of Directors of the PTI General Partner unanimously recommend approval of the 1998 Stock Option Plan. See "Proposal to Approve the Holdings 1998 Stock Option Plan."

REFINANCING ARRANGEMENTS

     Holdings intends to seek the consent of the two banks which are mortgage lenders to each of Getty and PT Realty under existing real estate financing arrangements, to the Mergers, or to refinance and consolidate such indebtedness. The aggregate amount of such outstanding mortgage indebtedness of Getty as of December 16, 1997, was approximately $11,608,000 and matures on November 1, 2000. The aggregate amount of such outstanding mortgage indebtedness of PT Realty as of December 16, 1997 was approximately $26,710,000 and matures on November 1, 2000. Obtaining the consent of such banks (or refinancing such indebtedness) is a condition to Getty's and PTI's respective obligations to consummate the Mergers. See "The Merger Agreement -- Conditions to the Obligations of the Parties to Effect the Mergers." Holdings anticipates that it will be able to obtain such banks' consent to the Mergers, or alternatively, that it will be able to refinance the existing mortgage indebtedness on terms not materially less favorable than the existing terms, but no assurances can be given in this regard. See "The Merger Agreement -- Refinancing Arrangements."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     Set forth below is summary selected historical and unaudited pro forma financial data of Getty and PTI. The financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of Getty and PTI included herewith as attachments, and in conjunction with the unaudited pro forma condensed combined financial statements and related notes thereto of Holdings included elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Condensed Combined Financial Statements."

                    GETTY SELECTED HISTORICAL FINANCIAL DATA

     The following selected consolidated financial data of Getty for each of the five fiscal years in the period ended January 31, 1997 have been derived from Getty's consolidated financial statements, which have been audited by Coopers & Lybrand L.L.P., independent accountants. The selected consolidated financial data of Getty for the nine months ended October 31, 1997 and 1996 have been derived from the unaudited financial statements of Getty and include all adjustments consisting of normal recurring items considered necessary by Getty management for a fair presentation of the results of these periods. The results of the interim periods are not necessarily indicative of results for the entire fiscal year. The data include the financial results of Getty's petroleum marketing business on a consolidated basis through January 31, 1997 and on a one-line equity basis for the period from February 1, 1997 through March 21, 1997, the date such business was spun-off to Getty stockholders. The data should be read in conjunction with Getty's consolidated financial statements, the unaudited pro forma selected financial data and the unaudited pro forma condensed combined financial statements, including the respective notes thereto, included as attachments to, or appearing elsewhere in, this Joint Proxy Statement/Prospectus. See "Available Information," "The Companies -- Getty" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                                                                                                             NINE MONTHS ENDED
                                                                                                                OCTOBER 31,
                                                           YEAR ENDED JANUARY 31,                               (UNAUDITED)
                                       --------------------------------------------------------------      ----------------------
                                         1993        1994          1995          1996          1997          1996        1997(A)
                                         ----        ----          ----          ----          ----          ----        -------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales of petroleum products......  $903,712    $772,610      $749,443      $786,263      $888,187      $638,554      $ 19,085
Rental income........................    28,758      30,033        32,146        34,315        35,864        26,775        44,740
Other income.........................     4,616       3,914         6,255         6,323         1,794         3,495         2,522
                                       --------    --------      --------      --------      --------      --------      --------
                                        937,086     806,557       787,844       826,901       925,845       668,824        66,347
Equity in earnings of Getty Petroleum
  Marketing Inc. ....................        --          --            --            --            --            --         2,931
                                       --------    --------      --------      --------      --------      --------      --------
                                        937,086     806,557       787,844       826,901       925,845       668,824        69,278
                                       --------    --------      --------      --------      --------      --------      --------
Cost of sales (excluding depreciation
  and amortization)..................   831,528     688,705       674,429       704,562       816,057       585,496        17,603
Rental property expenses.............    21,283      21,322        20,779        21,806        21,591        16,171        10,286
Environmental and maintenance
  expenses...........................    19,450      16,891        18,200        20,960        40,820(b)     11,841         4,491
Selling, general and administrative
  expenses...........................    31,625      28,780        27,317        25,604        25,407        19,089         9,701
Depreciation and amortization........    22,129      21,777        21,750        23,167        23,476        17,279         7,272
Interest expense.....................    16,812      14,606        11,372         9,280         6,806         5,264         3,898
Restructuring charge.................        --          --         2,668(c)         --            --            --            --
Litigation charge....................        --          --            --            --         5,802(d)      5,802(d)         --
Change of control charge.............        --          --            --            --            --            --         2,166(e)
                                       --------    --------      --------      --------      --------      --------      --------
                                        942,827     792,081       776,515       805,379       939,959       660,942        55,417
                                       --------    --------      --------      --------      --------      --------      --------
Earnings (loss) before provision
  (credit) for income taxes,
  extraordinary item and cumulative
  effect of accounting changes.......    (5,741)     14,476        11,329        21,522       (14,114)        7,882        13,861
Provision (credit) for income
  taxes..............................    (2,038)      5,135         4,398         8,094        (4,938)        3,325         5,683
                                       --------    --------      --------      --------      --------      --------      --------
Earnings (loss) before extraordinary
  item and cumulative effect of
  accounting changes.................    (3,703)      9,341         6,931        13,428        (9,176)        4,557         8,178
Extraordinary item, net of income
  taxes..............................        --          --          (775)(f)        --            --            --            --
Cumulative effect of accounting
  changes............................        --         860(g)        183(h)       (794)(i)        --            --            --
                                       --------    --------      --------      --------      --------      --------      --------
Net earnings (loss)..................  $ (3,703)   $ 10,201      $  6,339      $ 12,634      $ (9,176)     $  4,557      $  8,178
                                       ========    ========      ========      ========      ========      ========      ========

                                                                                                             NINE MONTHS ENDED
                                                                                                                OCTOBER 31,
                                                           YEAR ENDED JANUARY 31,                               (UNAUDITED)
                                       --------------------------------------------------------------      ----------------------
                                         1993        1994          1995          1996          1997          1996        1997(A)
                                         ----        ----          ----          ----          ----          ----        -------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
PER SHARE DATA:
Earnings (loss) before extraordinary
  item and cumulative effect of
  accounting changes.................  $  (0.29)   $   0.74      $   0.55      $   1.06      $  (0.72)     $   0.36      $   0.63
Extraordinary item, net of income
  taxes..............................        --          --         (0.06)(f)        --            --            --            --
Cumulative effect of accounting
  changes............................        --        0.07(f)       0.01(h)      (0.06)(i)        --            --            --
                                       --------    --------      --------      --------      --------      --------      --------
Net earnings (loss) per share........  $  (0.29)   $   0.81      $   0.50      $   1.00      $  (0.72)     $   0.36      $   0.63
                                       ========    ========      ========      ========      ========      ========      ========
Weighted average shares
  outstanding........................    12,606      12,622        12,639        12,648        12,674        12,673        13,069
Dividends per share..................  $   0.04          --            --      $   0.06      $   0.12      $   0.09      $   0.09

BALANCE SHEET DATA (AT END OF
  PERIOD):
Total assets.........................  $293,736    $292,388      $278,957      $277,344      $284,485      $274,118      $156,308
Long-term debt and obligations under
  capital leases.....................   104,952      94,457        71,316        51,586        41,592        43,913        33,389
Stockholders' equity.................    81,759      92,152        98,480       110,574       100,472       114,228        62,814

CASH FLOWS:
Cash flows from operating
  activities.........................  $ 58,313    $ 30,855      $ 41,346      $ 16,709      $ 32,152      $ 33,814      $  7,709
Cash flows used in investing
  activities.........................   (12,456)    (16,902)      (18,513)      (19,559)      (22,006)      (15,923)       (6,883)
Cash flows used in financing
  activities.........................   (38,439)    (10,303)      (23,591)      (18,918)      (11,052)       (8,609)       (2,266)

-------------------------
(a) Includes the financial results of Getty's petroleum marketing business for the period from February 1, 1997 through March 21, 1997 on a one-line equity basis. For periods prior thereto, such financial results have been included on a consolidated basis.

(b) Includes $21,182 related to revision of estimate of future environmental remediation costs.

(c) Represents severance and other costs associated with restructuring Getty's organization and operations.

(d) Represents costs related to the settlement of a dispute involving Getty's former construction subsidiary.

(e) Represents a charge relating to certain "change of control" agreements related to the Spin-Off.

(f) Represents extraordinary charge of $775 or $.06 per share in connection with the early retirement of debt.

(g) Represents credit of $860 or $.07 per share from the cumulative effect of adopting Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(h) Represents credit of $183 or $.01 per share from the cumulative effect of adopting Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

(i) Represents charge of $794 or $.06 per share from the cumulative effect of adopting Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

                     PTI SELECTED HISTORICAL FINANCIAL DATA

     The following selected consolidated financial data of PTI for each of the five years in the period ended December 31, 1996 have been derived from the financial statements of PTI audited by Coopers & Lybrand L.L.P., independent accountants. The selected consolidated financial data of PTI for the nine months ended September 30, 1997 and 1996 have been derived from the unaudited financial statements of PTI and include all adjustments consisting of normal recurring items considered necessary by the PTI General Partner for a fair presentation of the results of these periods. The results for the interim periods are not necessarily indicative of results for the entire year. The data should be read in conjunction with PTI's consolidated financial statements, the pro forma selected financial data and the unaudited pro forma condensed combined financial statements, including the respective notes thereto, included as attachments to, or appearing elsewhere in, this Joint Proxy Statement/Prospectus. See "Available Information" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                    YEAR ENDED DECEMBER 31,                        (UNAUDITED)
                                        -----------------------------------------------   -----------------------------
                                         1992      1993      1994      1995      1996         1996            1997
                                         ----      ----      ----      ----      ----         ----            ----
                                             (IN THOUSANDS, EXCEPT PER UNIT DATA)
INCOME STATEMENT DATA:
Revenues:
Rental income.........................  $ 9,198   $ 9,172   $ 9,139   $ 8,827   $ 8,508      $ 6,386         $ 6,359
Interest on direct financing leases...    1,379     1,290     1,177     1,031       830          639             506
Other income(a).......................      762        85       772     3,533       889          853             367
                                        -------   -------   -------   -------   -------      -------         -------
                                         11,339    10,547    11,088    13,391    10,227        7,878           7,232
                                        -------   -------   -------   -------   -------      -------         -------
Expenses:
Interest..............................    3,942     3,690     3,553     3,651     2,210        1,694           1,549
General and administrative............      682       695       708       935       862          629             671
Depreciation and amortization.........      910       909       906       924       861          644             655
Income applicable to minority
  interest............................       59        53        60        81        64           49              44
                                        -------   -------   -------   -------   -------      -------         -------
                                          5,593     5,347     5,227     5,591     3,997        3,016           2,919
                                        -------   -------   -------   -------   -------      -------         -------
Net income............................  $ 5,746   $ 5,200   $ 5,861   $ 7,800   $ 6,230      $ 4,862         $ 4,313
                                        =======   =======   =======   =======   =======      =======         =======
Net income per unit...................  $  0.88   $  0.80   $  0.90   $  1.20   $  0.96      $  0.75         $  0.66
Distributions per unit................  $ 0.725   $  0.74   $  0.74   $  0.74   $  0.84      $ 0.655         $ 0.555
Weighted average units outstanding....    6,511     6,511     6,511     6,510     6,501        6,501           6,500
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets..........................  $43,040   $41,916   $40,459   $40,867   $35,604      $37,848         $34,734
Long-term debt........................   41,927    40,440    37,909    35,456    29,509       31,924          27,932
Partners' capital.....................      755     1,140     2,192     5,133     5,900        5,732           6,613
CASH FLOWS:
Cash flows from operating
  activities..........................  $ 6,723   $ 6,659   $ 6,809   $ 5,841   $ 7,190      $ 5,362         $ 5,449
Cash flows from investing
  activities..........................      592        --     1,131     4,782       397          397             354
Cash flows used in financing
  activities..........................   (6,884)   (6,355)   (7,400)   (7,393)  (11,475)      (7,845)         (5,223)

------------------------

(a) Includes gains on disposition of property of $393, $0, $659, $3,304, and $693, respectively, for each of the years ended December 31, 1992 through 1996 and $658 and $268 for the nine months ended September 30, 1996 and 1997, respectively.

           HOLDINGS UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following table sets forth selected unaudited pro forma condensed combined financial data of Holdings and reflects adjustments (i) eliminating the financial data of Getty's petroleum marketing business, which was spun-off to Getty's stockholders on March 21, 1997 (see "The Companies -- Getty") and (ii) giving effect to the Mergers as if such transactions had occurred as of February 1, 1996 with respect to the pro forma operating and other data for the fiscal year ended January 31, 1997 and for the nine months ended October 31, 1997, and as of October 31, 1997 with respect to the balance sheet data. Such unaudited pro forma information: (i) includes the historical results of operations data of Getty for the fiscal year ended January 31, 1997 and for the nine months ended October 31, 1997 and the historical balance sheet data of Getty as of October 31, 1997 and (ii) includes the historical results of operations data of PTI for the year ended December 31, 1996, and for the nine months ended September 30, 1997 and the historical balance sheet data of PTI as of September 30, 1997. See "Unaudited Pro Forma Condensed Combined Financial Statements."

    The Mergers will be accounted for as a purchase under GAAP. Under purchase accounting, the purchase price will be allocated to tangible assets acquired and liabilities assumed based on their estimated fair values. The adjustments included in the unaudited pro forma condensed combined financial statements represent a preliminary determination of these adjustments based upon available information. There is no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

    The unaudited pro forma condensed combined financial data set forth below is not necessarily indicative of either future results of operations or results that might have been achieved if the Mergers had been consummated as of the indicated dates. The selected unaudited pro forma condensed combined financial data should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements and the historical consolidated financial statements of Getty and PTI, and related notes thereto, included as attachments to, or appearing elsewhere in, this Joint Proxy Statement/Prospectus. See "Available Information," "-- Getty Selected Historical Financial Data," "-- PTI Selected Historical Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                                                                YEAR ENDED     NINE MONTHS ENDED
                                                                JANUARY 31,       OCTOBER 31,
                                                                   1997              1997
                                                                -----------    -----------------
                                                                     (IN THOUSANDS, EXCEPT
                                                                        PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues from rental properties.............................      $59,088          $ 44,903
Net sales of petroleum products.............................       33,111            19,085
Other income................................................        1,856             2,385
                                                                  -------          --------
                                                                   94,055            66,373
                                                                  -------          --------
Cost of sales (excluding depreciation and amortization).....       30,659            17,603
Rental property expenses....................................       12,999            10,286
Environmental and maintenance expenses......................       11,933             4,491
Selling, general and administrative expenses................        5,354             9,912
Depreciation and amortization...............................        9,647             7,347
Interest expense............................................        3,813             2,552
Litigation charge...........................................        5,802(a)             --
Change of control charge....................................           --             2,166(b)
                                                                  -------          --------
                                                                   80,207            54,357
                                                                  -------          --------
Earnings before provision for income taxes..................       13,848            12,016
Provision for income taxes..................................        6,250             4,937
                                                                  -------          --------
Net earnings before preferred stock dividends...............        7,598             7,079
Preferred stock dividends...................................        5,128             3,846
                                                                  -------          --------
Net earnings available to common shareholders...............      $ 2,470          $  3,233
                                                                  =======          ========
Net earnings per common share...............................      $  0.19(c)       $   0.25(c)
                                                                  =======          ========
Weighted average common shares outstanding..................       12,674            13,069

BALANCE SHEET DATA (END OF PERIOD):
Total assets...............................................................        $265,881
Long-term debt.............................................................          43,228
Stockholders' equity.......................................................         135,041

-------------------------
footnotes on following page

(a) Represents costs related to the settlement of a dispute involving Getty's former construction subsidiary.

(b) Represents a charge relating to certain "change of control" agreements related to the Spin-Off.

(c) Pro forma net earnings per common share is computed by dividing net earnings available to common stockholders by the weighted average number of shares of common stock outstanding during the period.

    Common stock equivalents, including the conversion of shares of Holdings Preferred Stock, are not included in the earnings per share computations since their effect is anti-dilutive. Such net earnings per share on a fully diluted basis would have been $0.47 and $0.43 for the year ended January 31, 1997 and the nine months ended October 31, 1997, respectively, principally due to the elimination of the Holdings Preferred Stock dividends and the conversion of shares of Holdings Preferred Stock into additional shares of Holdings Common Stock.

    For comparative purposes only, if the Mergers are not consummated and the leases between Getty and PTI were recapitalized effective as of the beginning of the fiscal year (February 1, 1996), net earnings per common share on a pro forma basis would have been $0.29 and $0.33 for the year ended January 31, 1997 and the nine months ended October 31, 1997, respectively.

                                  RISK FACTORS

     In addition to general investment risks and those factors set forth elsewhere herein (including under the caption "Cautionary Statement Concerning Forward-Looking Information"), and although such holders are already subject to certain of the risks described below due to their investment in Getty and/or PTI, the following risks should be considered by stockholders of Getty and unitholders of PTI in deciding whether to approve and adopt the Merger Agreement.

RISKS ASSOCIATED WITH OWNING AND LEASING REAL ESTATE GENERALLY

     After the Mergers, Holdings initially will own and lease service station properties located in twelve Northeastern and Middle Atlantic states. Holdings will be subject to varying degrees of risk generally related to leasing and owning real estate. In addition to general risks related to owning properties used in the petroleum marketing industry, these risks include, among others, liability for long-term lease obligations, changes in regional and local economic conditions, local real estate market conditions, changes in interest rates and in the availability, cost and terms of financing, the potential for uninsured casualty and other losses, the impact of present or future environmental legislation and compliance with environmental laws (as discussed below), and adverse changes in zoning laws and other regulations, many of which are beyond the control of Holdings. Moreover, real estate investments are relatively illiquid, which means that the ability of Holdings to vary its portfolio of service station properties in response to changes in economic and other conditions may be limited.

     Uncontrollable Factors Affecting Performance and Value. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred in connection therewith. If Holdings' properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, Holdings' financial results could be adversely affected. Income from, and the value of, Holdings' properties may be adversely affected by the general economic climate, local conditions such as oversupply of petroleum marketing locations or a reduction in demand for such locations in the area, the attractiveness of Holdings' properties to potential tenants and competition from other properties. In addition, revenues from properties and real estate values are also affected by such factors as the cost of compliance with regulations and the potential for liability under applicable laws, including changes in tax laws, interest rate levels and the availability of financing. Holdings' income would be materially adversely affected if tenants, particularly Marketing, were unable to pay rent. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally do not decline when circumstances cause a reduction in income from the investment.

     Renewal of Leases and Reletting of Space. Holdings will be subject to the risks that leases may not be renewed, locations may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. In addition, numerous properties compete with Holdings' properties in attracting tenants to lease space. The number of competitive properties in a particular area could have a material adverse effect on Holdings' ability to lease its properties or newly-acquired properties and on the rents charged. If Holdings were unable to promptly relet or renew the leases for all or a substantial portion of these locations, or if the rental rates upon such renewal or reletting were significantly lower than expected, Holdings' cash flow could be adversely affected.

     Uninsured Loss. Marketing, as lessee of a substantial number of properties to be leased by Holdings, is required to provide insurance for such properties, including casualty, liability, fire and extended coverage in amounts and on other terms satisfactory to Holdings. There are certain types of losses (such as certain environmental liabilities, earthquakes, hurricanes, floods and civil disorders) which are either uninsurable or not economically insurable in the judgment of Holdings. The destruction of, or significant damage to, properties due to an uninsured cause would result in an economic loss to Holdings and could result in Holdings losing both its investment in, and anticipated profits from, such properties. When a loss is insured, the coverage may be insufficient in amount or duration, or a lessee's customers may be lost, such that the lessee cannot resume its business after the loss at prior levels or at all, resulting in reduced rent or a default under its lease. Any such loss relating to a large number of properties could have a material adverse effect on the financial condition of Holdings.

     Holdings will carry insurance against certain risks and in such amount as it believes is customary for businesses of its kind. However, the costs and availability of insurance change, and Holdings may not be covered against certain losses where not warranted in the judgment of the management by the cost or availability of coverage or the remoteness of perceived risk. There is no assurance that Holdings' insurance against loss will be sufficient.

RISKS RELATING TO THE BUSINESSES OF HOLDINGS AND ITS LESSEES

     Reliance on Marketing and the Petroleum Marketing Industry. Holdings will rely on leasing service station properties, primarily to Marketing, for a considerable portion of its revenues. Accordingly, Holdings' revenues will be dependent to a large degree on the economic performance of Marketing and of the petroleum marketing industry, and any factor that adversely affects Marketing or other lessees is likely to have a material adverse effect on Holdings.

     Petroleum products are commodities whose prices depend on numerous factors that affect the supply of and demand for petroleum products, such as changes in domestic and foreign economies, political affairs and production levels, the availability of imported oil, the marketing of competitive fuels, the extent of government regulation and expected and actual weather conditions. The prices paid by Marketing and other petroleum marketers for their products are affected by global, national and regional factors, such as petroleum pipeline capacity, local market conditions and competition and the level of operations of refineries. A large, rapid increase in refined petroleum prices would adversely affect the operating margins of Marketing if the increased cost of petroleum products could not be passed on to Marketing's customers. Moreover, Marketing's earnings and cash flow from operations depend upon rental income from dealers and the sale of refined petroleum products at marketing margins sufficient to cover fixed and variable expenses. Marketing has no crude oil reserves or refining capacity, and relies on various suppliers for the purchase of refined petroleum products. No assurance can be given that Marketing will be able to negotiate favorable prices for petroleum products or that adequate supplies will be available during times of shortage.

     Although Marketing is currently one of the larger independent marketers of petroleum products in the United States, petroleum marketing is a highly competitive industry. Marketing competes with a substantial number of integrated oil companies and other companies who may have greater assets, financial resources and sales. Accordingly, Marketing's earnings may be adversely affected by the marketing policies of such companies, which may have greater flexibility to withstand price changes than Marketing. A large, rapid increase in petroleum prices would adversely affect Marketing's profitability if Marketing's sales prices were not similarly increased or if automobile consumption of gasoline were to significantly decline. In the event that Marketing were unable to perform its obligations under its master lease with Getty, Holdings' financial results would be materially adversely affected.

     Environmental Matters. The real estate business and the petroleum products industry are subject to numerous federal, state and local laws and regulations, although Holdings believes that the costs related to compliance with those laws and regulations have not had and are not expected to have a material adverse effect on the competitive or financial position of Holdings.

     Under federal, state and local laws and regulations relating to the protection of the environment, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at such property, and may be required to investigate and clean up such contamination. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. For example, liability may arise as a result of the historical use of a site or from the migration of contamination from adjacent or nearby properties. Any such contamination or liability may also reduce the value of the property. In addition, the owner or operator of a site may be subject to claims by third parties based on injury, damage and/or costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from a site.

     The properties owned or controlled by Holdings are leased primarily as gasoline service stations, and therefore may also contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances, which creates a potential for the release of such products or substances. Some of the properties may be adjacent to or near properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the properties are on, adjacent to or near properties upon which others have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances. As between Getty and Marketing, Getty is responsible and will pay for, and will indemnify Marketing against, all environmental liabilities with respect to scheduled leased properties, including environmental remediation and other matters specifically provided for in the master lease agreement executed by the two parties in connection with the Spin-Off, which was effected on March 21, 1997.

RISKS RELATING TO THE MERGERS; FIXED EXCHANGE RATIOS

     Upon completion of the Mergers, each share of Getty Common Stock will be converted into the right to receive one share of Holdings Common Stock and each PTI Unit will be converted into the right to receive 0.44 share of Holdings Preferred Stock. The exchange ratios for both Getty and PTI are fixed numbers and will not be adjusted in the event of any increase or decrease in the price of either Getty Common Stock or PTI LP Units. As a result, the value of the shares of Holdings Common Stock received by Getty stockholders and the shares of Holdings Preferred Stock received by PTI unitholders in the Mergers could vary depending on fluctuations in the value of Getty Common Stock or PTI LP Units through the Effective Time of the Mergers. Such fluctuations may be the result of changes in business, operations or prospects of Getty, PTI or Holdings, market assessments of the likelihood that the Mergers will be consummated, the timing thereof, and the prospects of Getty, PTI or Holdings, regulatory considerations, general market and economic conditions and other factors. Accordingly, there can be no assurance that the value of the merger consideration on the date of this Joint Proxy Statement/Prospectus will be the same as on the date of the Getty Special Meeting, the PTI Special Meeting or the Effective Time of the Mergers.

RISKS RELATING TO FEDERAL INCOME TAX TREATMENT

     Although in the opinion of Latham & Watkins, counsel to Getty and special tax counsel to PTI, the Mergers taken together will be treated as an "exchange" within the meaning of Section 351(a) of the Code, the Getty Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code, and accordingly, for federal income tax purposes no gain or loss will be recognized by holders of Getty Common Stock upon the conversion of such stock into Holdings Common Stock or by holders of PTI Units upon the conversion of such units into Holdings Preferred Stock (except with respect to any cash received in respect of fractional shares of Holdings Common Stock or Holdings Preferred Stock), the IRS has not been and will not be asked to rule on the tax consequences of the Mergers. Instead, Getty and PTI will rely on the opinion of Latham & Watkins as to certain federal income tax consequences of the Mergers. An opinion of counsel is not binding on the IRS and there can be no assurance that the IRS will not take a position contrary to one or more positions reflected in such opinion or that such opinion will be upheld by the courts if challenged by the IRS. See "The Mergers -- Certain Federal Income Tax Considerations."

RISKS RELATING TO THE PAYMENT OF DIVIDENDS AND APPRECIATION OF EQUITY

     Although the holders of Holdings Preferred Stock are entitled to receive stated dividends quarterly, and additional dividends to the extent dividends paid on shares of Holdings Common Stock in any fiscal year of Holdings exceed such stated dividends, Holdings may be legally prevented from paying any dividends, including all or a portion of the dividends to which the holders of Holdings Preferred Stock would otherwise be entitled. Under applicable Maryland law, Holdings' ability to pay dividends would be restricted if, after payment of the dividend (a) Holdings would not be able to pay indebtedness as it becomes due in the usual course of business or (b) Holdings' total assets would be less than the sum of Holdings' liabilities. No assurance can be given that the financial performance of Holdings in the future will permit the payment by Holdings of any dividends, including dividends on the Holdings Preferred Stock at the times and in the amounts specified in the Holdings Charter and described herein under "Description of Holdings Capital Stock -- Holdings Preferred Stock."

     Moreover, no assurance can be given that the value of the shares of Holdings Common Stock will increase to levels which make it economically advantageous to holders of Holdings Preferred Stock to exercise their right to convert such shares into Holdings Common Stock. Accordingly, while the holders of Holdings Preferred Stock have the ability to directly participate in appreciation in the equity value of Holdings, it is possible that no such appreciation will occur.

                                 THE COMPANIES

GETTY

     Prior to the Spin-Off of its petroleum marketing business on March 21, 1997, Getty, known prior to the Spin-Off as Getty Petroleum Corp., was one of the nation's largest independent marketers of petroleum products. Getty served retail and wholesale customers through a distribution and marketing network of 1,560 Getty(R) and other branded retail outlets (also referred to as service stations) located in twelve Northeastern and Middle Atlantic states. Getty purchased gasoline, fuel oil and related petroleum products from a number of Northeast suppliers, which was delivered by cargo ship, barge, pipeline and truck to Getty's eighteen distribution terminals and bulk plants. Through its truck transportation fleet of 141 vehicles and its distribution network, Getty marketed and distributed such products throughout its twelve state region. Of the 1,560 retail outlets supplied by Getty at January 31, 1997, approximately 70% were owned by Getty in fee or held under long-term leases, of which approximately 290 were leased from PT Realty. The remaining retail outlets purchased petroleum products from Getty under contract as licensed Getty dealers or from licensed Getty distributors who purchase Getty products from Getty. Getty also sold, on a wholesale basis, gasoline, fuel oil, diesel fuel and kerosene from distribution terminals and bulk plants in truckload and barge quantities, and sold fuel oil, kerosene and propane to residential, commercial and governmental customers in Maryland, Pennsylvania and the New York Mid-Hudson Valley.

     On March 13, 1996, Getty announced that it intended to effect the Spin-off of its petroleum marketing business to its stockholders on a tax-free basis, subject to approval from the Internal Revenue Service (the "IRS"). On March 21, 1997, Getty effected the Spin-Off, whereby stockholders of record on that date received a tax-free dividend of one share of common stock of Marketing for each share of Getty Common Stock held. As part of the Spin-Off, Getty transferred the assets and liabilities of the petroleum marketing business and the New York Mid-Hudson Valley home heating oil business to Marketing. Getty retained its real estate business and leases most of its properties on a long-term net basis to Marketing. Subsequent to the Spin-Off, Getty has been principally engaged in the ownership and management of real estate, and has also retained its Pennsylvania and Maryland home heating oil business.

     Getty was incorporated in Delaware in May 1971 as a successor to the business of a company which was founded in 1955 with one service station located in New York City. Getty's principal executive offices are located at 125 Jericho Turnpike, Jericho, New York 11753, and its telephone number is (516) 338-2600. For further information concerning Getty, see the Getty documents incorporated by reference herein as described under "Incorporation of Certain Information by Reference."

PTI

     PTI is a New York limited partnership which was formed in January 1985 to invest in and become the limited partner in PT Realty, also a New York limited partnership. PT Realty was formed in January 1985 to acquire, own, lease and sell or dispose of certain of the Getty Oil Assets constituting the tangible assets (other than petroleum product inventories) used in the petroleum marketing operations of Getty Oil and Getty Refining and Marketing Company located in the Northeastern and Middle Atlantic United States. On February 1, 1985, PT Realty purchased the Getty Oil Assets. PT Realty leases such assets to Getty either directly or indirectly through wholly owned subsidiaries of Getty. The financial results of PT Realty (and, derivatively, PTI) are based on the rental revenues received from Getty in respect of PTI's assets, and are therefore materially dependent upon the ability of Getty to meet its obligations under the leases of PTI's assets. The three stockholders of the PTI General Partner are the principal stockholders of Getty. See "The Mergers -- Security Ownership of Holdings." Certain employees of Getty perform services for PTI, and PTI has no employees of its own.

     As limited partner of PT Realty, PTI contributed 99% of the capital of PT Realty and shares pro rata with the PTI General Partner (which contributed the remaining 1% of the capital of PT Realty), in the same proportion as each partner's capital contribution bears to the aggregate of all partners' capital contributions, in the financial and tax attributes of PT Realty. During 1985, PTI sold, by means of a pro rata rights offering,

PTI LP Units to holders of Getty Common Stock. Holders of PTI LP Units and the PTI General Partner initially contributed approximately 79% and approximately 21%, respectively, of the capital of PTI. In 1990-91, the PTI General Partner purchased 84,993 PTI LP Units, further increasing its ownership of PTI to approximately 22.3%.

     PTI's principal executive offices are located at 125 Jericho Turnpike, Jericho, New York 11753, and its telephone number is (516) 338-6000. For further information concerning PTI, see the PTI documents incorporated by reference herein as described under "Incorporation of Certain Information by Reference."

HOLDINGS

     Holdings, a newly formed Maryland corporation, all of the issued and outstanding common stock of which is owned 50% by each of Getty and PTI, has not conducted any substantial business to date. As a result of the Mergers (and the subsequent dissolution of PTI into Holdings by operation of law), Getty and PT Realty will become wholly owned subsidiaries of Holdings. Accordingly, the business of Holdings will be the businesses currently conducted by Getty and PT Realty. Upon consummation of the Mergers, Holdings will be renamed "Getty Realty Corp." and Getty (which, at that time, will become a wholly-owned subsidiary of Holdings) will change its name to "Getty Properties Corp." Holdings' principal executive offices will be located at 125 Jericho Turnpike, Jericho, New York 11753, and its telephone number will be (516) 338-2600.

                             GETTY SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to stockholders of Getty as part of the solicitation of proxies by the Getty Board for use at the Getty Special Meeting to be held on January 30, 1998 at 10:00 a.m. local time, at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York 10017. This Joint Proxy Statement/Prospectus and the enclosed form of proxy are first being mailed to stockholders of Getty on or about January 13, 1998.

     The purpose of the Getty Special Meeting is: (a) to consider and vote on a proposal to approve and adopt the Merger Agreement, pursuant to which, among other things, (i) Holdings will form two wholly owned subsidiaries, Getty Sub and PTI LLC, (ii) Getty Sub will merge with and into Getty, with Getty surviving the Getty Merger and becoming a wholly owned subsidiary of Holdings, and (iii) each issued and outstanding share of Getty Common Stock will be converted into the right to receive one fully paid and nonassessable share of Holdings Common Stock, and the name of Holdings will be changed to "Getty Realty Corp.;" (b) to consider and vote on a proposal to approve and adopt the 1998 Stock Option Plan; and (c) to transact such other business that may properly come before the Getty Special Meeting. See "The Merger Agreement -- Exchange of Certificates." Each copy of this Joint Proxy Statement/Prospectus mailed to holders of Getty Common Stock is accompanied by a form of proxy for use at the Getty Special Meeting.

     Pursuant to the Merger Agreement, each share of Getty Common Stock that is outstanding as of the Effective Date will be converted into the right to receive one fully paid and nonassessable share of Holdings Common Stock. Based on the number of shares of Getty Common Stock outstanding on the Getty Record Date, consummation of the Getty Merger would result in the issuance of approximately 13,400,000 shares of Holdings Common Stock to stockholders of Getty.

     The Mergers are subject to a number of conditions, including the receipt of required stockholder approvals. See "The Merger Agreement -- Conditions to Each Party's Obligations to Effect the Mergers," "-- Conditions to Obligation of Getty to Effect the Mergers" and "-- Conditions to Obligation of PTI to Effect the Mergers."

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The Getty Record Date is the close of business on January 9, 1998. Stockholders of Getty as of the Getty Record Date are entitled to notice of, and to vote at, the Getty Special Meeting. Accordingly, only holders of record of shares of Getty Common Stock at the close of business on the Getty Record Date will be entitled to vote at the Getty Special Meeting. Each holder of Getty Common Stock on the Getty Record Date is entitled to one vote per share held on all matters properly presented at the Getty Special Meeting. As of the close of business on the Getty Record Date, there were 13,397,318 shares of Getty Common Stock outstanding and entitled to vote, held by 2,971 holders of record. The presence in person or by proxy at the Getty Special Meeting of the holders of at least a majority of the votes entitled to be cast at the Getty Special Meeting is necessary to constitute a quorum for the transaction of business. Approval and adoption of the Merger Agreement requires (i) the affirmative vote of a majority of the outstanding shares of Getty Common Stock, and (ii) the affirmative vote of a majority of the outstanding shares of Getty Common Stock not held or directly or indirectly controlled by the Principal Holders present in person or represented by proxy at the Getty Special Meeting. Approval and adoption of the 1998 Stock Option Plan requires the affirmative vote of a majority of the outstanding shares of Getty Common Stock present in person or represented by proxy at the Getty Special Meeting. The Principal Holders, who
(i) collectively own or control approximately 42.8% of the issued and outstanding shares of Getty Common Stock, (ii) are the sole stockholders of the PTI General Partner and (iii) are the directors, and in the case of Mr. Liebowitz, an officer, of both Getty and the PTI General Partner, have advised Getty that they intend to vote their shares of Getty Common Stock in favor of the Merger Agreement and the 1998 Stock Option Plan.

     If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any matter, the shares represented by such proxy will be considered present at the Getty Special Meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of such matter, and therefore will have the same effect as a vote against the approval and adoption of the Merger Agreement. Broker non-votes will be counted for purposes of determining whether a quorum exists at the Getty Special Meeting, but will not be considered to have been voted in favor of any matter and therefore will have the same effect as a vote against the approval and adoption of the Merger Agreement.

     If the enclosed proxy card is properly signed and returned to Getty in time to be voted at the Getty Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE 1998 STOCK OPTION PLAN. The Getty Board does not know of any matters other than those described in the notice of the Getty Special Meeting that are to come before the Getty Special Meeting. If any other business is properly brought before the Getty Special Meeting, including, among other things, a motion to adjourn or postpone the Getty Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement or the 1998 Stock Option Plan or to permit dissemination of information regarding material developments relating to the Mergers or otherwise germane to the Getty Special Meeting, one or more of the persons named in the proxy card will vote the shares represented by such proxy upon such matters as determined in their discretion.

     If the Getty Special Meeting is adjourned for any reason, the approval of the Merger Agreement and the 1998 Stock Option Plan will be considered and voted upon by stockholders at the subsequent reconvened meeting, if any.

     The presence of a stockholder at the Getty Special Meeting will not automatically revoke such stockholder's proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of Getty at any time before it is voted, by delivering to Getty a duly executed, later-dated proxy or by attending the Getty Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of Getty proxies should be addressed to Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753,
Attn: Randi Young Filip, Corporate Secretary.

     The cost of soliciting proxies for the Getty Special Meeting will be borne by Getty, except that the cost of preparing and mailing this Joint Proxy Statement/Prospectus will be borne equally by PTI and Getty. In addition to use of the mail, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors, officers and employees of Getty, who will not be specifically compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, Getty has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $5,000. Getty will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. Getty will reimburse such persons for their reasonable expenses incurred in connection therewith.

RECOMMENDATIONS OF THE GETTY BOARD

     The Getty Board has unanimously approved the Merger Agreement. The Getty Board believes that the transactions contemplated by the Merger Agreement are in the best interests of the stockholders of Getty and unanimously recommends that stockholders of Getty vote "FOR" approval and adoption of the Merger Agreement. See "The Mergers -- Reasons for the Mergers."

     The Holdings Board and the Getty Board have unanimously approved the 1998 Stock Option Plan, and the Getty Board unanimously recommends that stockholders of Getty vote "FOR" approval and adoption of the 1998 Stock Option Plan. See "Proposal to Approve the Holdings 1998 Stock Option Plan."

                              PTI SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to unitholders of PTI as part of the solicitation of proxies by the PTI General Partner for use at the PTI Special Meeting to be held on January 30, 1998 at 11:00 a.m. local time, at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York 10017. This Joint Proxy Statement/Prospectus and the enclosed forms of proxy are first being mailed to unitholders of PTI on or about January 13, 1998.

     The purpose of the PTI Special Meeting is: (a) to consider and vote on a proposal to approve and adopt the Merger Agreement, pursuant to which, among other things, (i) Holdings will form two wholly owned subsidiaries, Getty Sub and PTI LLC, (ii) PTI LLC will merge with and into PTI, with PTI surviving the PTI Merger as a wholly owned subsidiary of Holdings and then immediately being dissolved into Holdings as a matter of law, (iii) each outstanding PTI LP Unit will be converted into the right to receive 0.44 share of Holdings Preferred Stock, (iv) each outstanding PTI GP Unit will be converted into the right to receive 0.44 share of Holdings Preferred Stock, and (v) Holdings' name will be changed to "Getty Realty Corp."; (b) to consider and vote on a proposal to approve and adopt the 1998 Stock Option Plan; and (c) to transact such other business that may properly come before the PTI Special Meeting. See "The Merger Agreement -- Exchange of Stock Certificates, Unit Certificates and Letters Evidencing Ownership of PTI." Each copy of this Joint Proxy Statement/Prospectus mailed to holders of PTI LP Units is accompanied by forms of proxy for use at the PTI Special Meeting.

     Pursuant to the Merger Agreement, each PTI Unit that is outstanding as of the Effective Date will be converted into 0.44 fully paid and nonassessable share of Holdings Preferred Stock. Based on the number of shares of PTI Units outstanding on the PTI Record Date and the PTI Exchange Ratio, consummation of the PTI Merger would result in the issuance of approximately 2,860,135 shares of Holdings Preferred Stock to unitholders of PTI. In addition, the PTI General Partner will transfer to Holdings the general partnership interest in PT Realty in exchange for 28,890 shares of Holdings Preferred Stock, calculated based on the PTI Exchange Ratio.

     The Mergers are subject to a number of conditions, including the receipt of required limited partner approvals. See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers," "-- Conditions to Obligation of Getty to Effect the Mergers" and "-- Conditions to Obligation of PTI to Effect the Mergers."

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The PTI Record Date is the close of business on January 9, 1998. Holders of PTI LP Units as of the PTI Record Date are entitled to notice of, and to vote at, the PTI Special Meeting. Accordingly, only holders of record of PTI LP Units at the close of business on the PTI Record Date will be entitled to vote at the PTI Special Meeting. As of the close of business on the PTI Record Date, there were 5,137,803 PTI LP Units outstanding and entitled to vote, held by 561 holders of record. Approval and adoption of the Merger Agreement requires (i) the affirmative vote of 75% of all of the outstanding PTI LP Units, and (ii) the affirmative vote of a majority of the outstanding PTI LP Units not held or directly or indirectly controlled by the Principal Holders present in person or represented by proxy at the PTI Special Meeting. Approval and adoption of the 1998 Stock Option Plan requires the approval of a majority of the outstanding PTI LP Units present in person or represented by proxy at the PTI Special Meeting. The Principal Holders, who (i) collectively own or control approximately 47.0% of the outstanding units of partnership interest of PTI (21.0% in the form of PTI GP Units and 26.0% in the form of PTI LP Units), (ii) are the sole stockholders of the PTI General Partner and (iii) are the directors, and in the case of Mr. Liebowitz, an officer, of both Getty and the PTI General Partner, have advised PTI that they intend to vote their PTI LP Units in favor of the Merger Agreement and the 1998 Stock Option Plan.

     If an executed proxy card is returned and the unitholder has explicitly abstained from voting on any matter, the units represented by such proxy will not be considered to have been voted in favor of such matter, and therefore will have the same effect as a vote against the approval and adoption of the Merger Agreement. Broker non-votes will not be considered to have been voted in favor of any matter and therefore will have the same effect as a vote against the approval and adoption of the Merger Agreement.

     If the enclosed forms of proxy are properly signed and returned to PTI in time to be voted at the PTI Special Meeting, the interests represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE 1998 STOCK OPTION PLAN. The PTI General Partner does not know of any matters other than those described in the notice of the PTI Special Meeting that are to come before the PTI Special Meeting. If any other business is properly brought before the PTI Special Meeting, including, among other things, a motion to adjourn or postpone the PTI Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement or the 1998 Stock Option Plan or to permit dissemination of information regarding material developments relating to the Mergers or otherwise germane to the PTI Special Meeting, one or more of the persons named in the proxy card will vote the units represented by such proxy upon such matters as determined in their discretion.

     If the PTI Special Meeting is adjourned for any reason, the approval of the Merger Agreement and the 1998 Stock Option Plan will be considered and voted upon by unitholders at the subsequent reconvened meeting, if any.

     The presence of a unitholder at the PTI Special Meeting will not automatically revoke such stockholder's proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the PTI General Partner at any time before it is voted, by delivering to PTI a duly executed, later-dated proxy or by attending the PTI Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of PTI proxies should be addressed to CLS General Partnership Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attn: Milton Cooper, Secretary.

     The cost of soliciting proxies for the PTI Special Meeting will be borne by PTI, except that the cost of preparing and mailing this Joint Proxy Statement/Prospectus will be borne equally by PTI and Getty. In addition to use of the mail, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors and officers of the PTI General Partner, who will not be specifically compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, PTI has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500. PTI will also request persons, firms and companies holding limited partnership interests in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. PTI will reimburse such persons for their reasonable expenses incurred in connection therewith.

RECOMMENDATIONS OF THE PTI GENERAL PARTNER

     The PTI General Partner has approved the Merger Agreement. The PTI General Partner believes that the transactions contemplated by the Merger Agreement are in the best interests of the holders of PTI LP Units and recommends that holders of PTI LP Units vote "FOR" approval and adoption of the Merger Agreement. See "The Mergers -- Reasons for the Mergers."

     The PTI General Partner has approved the 1998 Stock Option Plan, and recommends that holders of PTI LP Units vote "FOR" approval and adoption of the 1998 Stock Option Plan. See "Proposal to Approve the Holdings 1998 Stock Option Plan."

                                  THE MERGERS

BACKGROUND OF THE MERGERS

     From the time Getty announced its intention, in March 1996, to spin-off its petroleum marketing assets to its stockholders, senior management of Getty has considered proposing that the businesses of Getty and PTI be combined. Upon consummation of the Spin-Off and the distribution to Marketing of Getty's petroleum marketing business in early 1997, Getty became primarily a real estate company. As Getty management re-focused its attention on Getty's real estate portfolio, it renewed its focus on Getty's relationship with PTI.

     Getty leases approximately 290 properties from PT Realty, PTI's operating partnership, pursuant to leases that have been capitalized by Getty for accounting and financial statement purposes. Moreover, any renewal by Getty of these leases (which right of renewal Getty has every ten years beginning in January 2000 through January 2040) will likely cause the leases to be recapitalized on Getty's books, thereby increasing the "interest" component of such lease obligations during the initial portion of each renewal term. Getty management concluded that the elimination of the capital lease accounting, and the likely need to recapitalize the leases at the start of each renewal term, would simplify and clarify Getty's financial statements and eliminate an element of variability in Getty's net earnings and statements of operations on a going-forward basis. Accordingly, Getty management began to formulate proposals for combining the businesses of Getty and PTI, in light of perceived advantages to each of PTI, Getty, the limited partners of PTI and the stockholders of Getty that would ensue from such a combination. See "-- Reasons for the Mergers."

     In March and August 1997, Warren Wintrub, a member of the Getty Board, formulated and prepared two reports at the request of Leo Liebowitz, Chairman of the Getty Board, describing a proposed structure for combining the businesses of Getty and PTI. The March 1997 report described a general framework for Getty's acquisition of PTI through a tax-free exchange of PTI Units for preferred stock of Getty. The August report set forth a more concise proposal, which was then discussed with Getty's legal and tax advisors, contemplating the creation of a holding company with two subsidiaries that would merge into Getty and PTI, respectively, resulting in both Getty and PTI becoming subsidiaries of the new holding company. Getty stockholders would receive common stock of the holding company in exchange for their Getty Common Stock; PTI unitholders would receive preferred stock of the holding company, paying a stated dividend and convertible into common stock at a market premium, in exchange for their PTI Units. The transaction was designed to be tax-free to Getty stockholders and PTI unitholders. Moreover, since Getty and PTI would be subsidiaries of the new holding company, the lease payments from Getty to PTI would be eliminated in the consolidated financial statements of the holding company.

     After further discussions with counsel, on June 19, 1997, at the annual meeting of the Getty Board, Mr. Wintrub made a presentation to the Getty Board with regard to a potential combination between Getty and PTI, including the merits of the transaction and the possible terms for such a transaction. The Getty Board then considered creating a Special Committee, comprised of one or more directors other than the Principal Holders, to review the fairness of the proposed transaction to the stockholders of Getty. The Getty Board also considered retaining an investment banking firm to assist the Special Committee. At the meeting, the Getty Board appointed Mr. Wintrub (the only member of the Getty Board who was not a Principal Holder or acting as counsel to Getty in the Mergers) as the Chairman and sole member of the Special Committee. The Getty Board empowered Mr. Wintrub, in his capacity as the Special Committee, to engage an investment banking firm to assist in formulating the terms and evaluating the fairness of the proposed transaction.

     During the month of July 1997, Mr. Wintrub, acting as the Special Committee, contacted and began discussions with Furman Selz regarding the financial and business aspects and the potential strategic benefits of a combination of Getty and PTI. In the same month, Milton Cooper, in his capacity as member of the Board of Directors of the PTI General Partner, contacted CIBC on behalf of PTI with regard to the same issues.

     On August 14, 1997, Messrs. Liebowitz, Wintrub and Cooper, certain officers of Getty, and attorneys from Latham & Watkins, counsel to Getty, held a meeting by telephonic conference to discuss the general structure of the proposed Mergers and the proposed terms of the Holdings Preferred Stock to be issued in the PTI Merger to the holders of PTI Units. Also discussed at this meeting was Mr. Wintrub's intention to retain Furman Selz to advise Getty with respect to the fairness of the Mergers to the stockholders of Getty, and Mr. Cooper's intention to retain CIBC to advise PTI with respect to the fairness of the Mergers to the unitholders of PTI. As a result of the August 14 meeting, the parties determined to retain investment banking firms and to continue to formulate and negotiate the terms of the securities to be issued to the Getty stockholders and PTI unitholders in the Mergers.

     During the next several weeks, Mr. Wintrub retained Furman Selz as financial advisor to Getty and Mr. Cooper retained CIBC as financial advisor to PTI and the PTI General Partner. Also during this period, Furman Selz worked with Mr. Wintrub to analyze the historical financial performance and future prospects for Getty and PTI, compare PTI to its competitors to understand its relative value and price, and to value PTI on a stand alone and integrated basis. Mr. Wintrub and Furman Selz discussed the effects, on a pro forma basis, of the Mergers on Getty over a seven year period, taking into account various standards for measuring financial performance, including GAAP net earnings and cash flow and the tax impact of the Mergers to Getty's stockholders. During the same period, Mr. Cooper initiated his discussions with CIBC with respect to the Mergers. Mr. Wintrub and Mr. Cooper (in his capacity as a director of the PTI General Partner) also had numerous discussions with respect to these matters between themselves.

     In late August and early September 1997, Latham & Watkins, counsel to Getty, prepared and circulated drafts of the Merger Agreement, pursuant to which two wholly owned subsidiaries of the newly formed holding company would be merged with and into Getty and PTI, respectively. Members of management of Getty and the PTI General Partner discussed comments and proposed revisions relating to the Merger Agreement with attorneys at Latham & Watkins during this same time period. Also during this period, Mr. Cooper retained Wolf, Block, Schorr and Solis-Cohen LLP as special legal counsel to represent PTI, and drafts of the Merger Agreement were circulated to, and negotiated with, such counsel.

     On September 18, 1997, at the regularly scheduled quarterly meeting of the Getty Board, Mr. Wintrub updated the Getty Board on the status of his discussions with Furman Selz and Mr. Cooper regarding the appropriate structure for the Mergers and terms of the Holdings Preferred Stock. The Getty Board authorized Mr. Wintrub to continue discussions with Mr. Cooper and to have Furman Selz continue its analysis of the relative valuations of Getty and PTI, the impact of the proposed Mergers and the terms of the Holdings Preferred Stock.

     Following the September board meeting and continuing through October 1997, Mr. Wintrub engaged in ongoing discussions with Furman Selz and Mr. Cooper with respect to the relative valuations of Getty and PTI and the terms of the Holdings Preferred Stock, and Mr. Cooper had conversations with CIBC regarding these same matters.

     On October 14, 1997, Messrs. Liebowitz, Wintrub, Coviello and Cooper, along with representatives from Furman Selz and CIBC and attorneys from Latham & Watkins, met at the offices of Latham & Watkins in New York, or participated by telephonic conference, to discuss in detail the terms of the Holdings Preferred Stock, the exchange ratios for Getty stockholders and PTI unitholders, the reasons for the Mergers and the fairness of the Mergers to each of the Getty stockholders and PTI unitholders. The various models prepared by Furman Selz with respect to the valuation of the Holdings Common Stock as compared to the Getty Common Stock and of the Holdings Preferred Stock as compared to the PTI Units were discussed at length. While the parties reached a general consensus at the close of the meeting with respect to the overall structure of the transaction, the parties determined (i) to revise the models pursuant to the negotiations at the meeting, and to circulate revised versions of such models, and (ii) to continue negotiating the terms and relative values of the Holdings securities to be offered with Mr. Cooper on behalf of the PTI General Partner.

     The decision by Getty to offer shares of Holdings Preferred Stock, rather than shares of Holdings Common Stock, to unitholders of PTI was based largely on the fact that such unitholders have historically received substantial regular distributions. Getty and the PTI General Partner, with the advice of their respective financial advisors, agreed that a security attractive to holders of PTI Units should pay stated dividends at regular intervals. They also agreed that the security issued in exchange for the PTI Units should provide the PTI unitholders with the potential to participate in dividends paid on the common equity of Holdings above the stated preferred dividends, and to share in appreciation in the value of the common equity of Holdings. Accordingly, they agreed that holders of Holdings Preferred Stock would participate in such additional dividends and that the Holdings Preferred Stock would be convertible into Holdings Common Stock.

     In late October, Furman Selz circulated a revised term sheet outlining its proposal with respect to the terms of the Holdings Preferred Stock. Ongoing conversations were held among Furman Selz, CIBC, Mr. Wintrub and Mr. Cooper to discuss Furman Selz' revised model. In December 1997, preliminary agreement was reached with respect to the terms of the Holdings Preferred Stock, and revised versions of the Merger Agreement reflecting the revised terms were distributed by counsel to Getty and further negotiated by the various parties.

     On December 16, 1997, at its quarterly meeting, the Getty Board received a presentation and update as to the status of negotiations from Mr. Wintrub and Furman Selz. All Getty directors participated in the meeting either in person or by telephone. Furman Selz reviewed for the Getty Board various financial and other information, and delivered its written fairness opinion to the Getty Board to the effect that the consideration provided for in the Merger Agreement was fair, from a financial point of view, to the holders of Getty Common Stock. The Getty Board was updated by Getty's senior management and legal counsel as to the final terms of the Merger Agreement. After considering and discussing the various presentations at such meeting and at prior meetings, as well as the recommendation of Getty senior management and its financial advisors, the Getty Board, by a unanimous vote, approved the Merger Agreement and the transactions contemplated thereby, and authorized its execution.

     Also on December 16, 1997, at a special meeting of the Board of Directors of the PTI General Partner, the Board of Directors received a presentation and update as to the status of negotiations from Mr. Cooper. All directors of the PTI General Partner participated in the meeting either in person or by telephone. CIBC reviewed for the board various financial and other information, and delivered its written fairness opinion to the Board of Directors to the effect that the PTI Exchange Ratio provided for in the Merger Agreement was fair, from a financial point of view, to the holders of PTI LP Units. The Board of Directors was updated by its legal counsel as to the final terms of the Merger Agreement. After considering and discussing the various presentations at such meeting and at prior meetings, as well as the recommendation of its legal counsel and financial advisors, the Board of Directors of the PTI General Partner, by a unanimous vote, approved the Merger Agreement and the transactions contemplated thereby, and authorized its execution on behalf of PTI.

     On December 16, 1997, Getty and the PTI General Partner, on behalf of PTI, executed and delivered the Merger Agreement and on December 17, 1997, issued a press release announcing the terms of the transaction and the anticipated timing thereof.

REASONS FOR THE MERGERS

     Advantages to Getty and its Stockholders. The Special Committee and the Getty Board have unanimously adopted and approved the Merger Agreement and have determined that the Mergers are in the best interests of Getty and its stockholders and recommend that holders of Getty Common Stock vote for approval and adoption of the Merger Agreement. In the course of reaching their decisions to adopt and approve the Merger Agreement and the Mergers, the Special Committee and the Getty Board consulted with Getty's legal and financial advisors, considered a number of factors and perceived a number of advantages to Getty and its stockholders, including, among others, the following principal factors which were material to their decisions.

          (a) Elimination of Leases and Their Effect on Getty's Earnings. Getty leases approximately 290 gasoline service station properties and five petroleum distribution terminals under the Getty/PTI Leases. (Pursuant to the Master Lease entered into between Getty and Marketing at the time of the Spin-Off, Getty subleases substantially all of these properties and terminals to Marketing. See "The Companies -- Getty.") The Getty/PTI Leases, which expire on January 31, 2000 but can be renewed by Getty for up to five consecutive ten-year terms thereafter (with rental escalations), are capitalized by Getty for financial statement purposes. Getty presently intends to exercise its right to renew the Getty/PTI Leases in January 2000 for at least the first ten-year renewal period.

          The capitalized lease treatment of the Getty/PTI Leases creates an element of variability in Getty's net earnings, since the interest expense component related to the capitalized lease obligation is significantly higher in the earlier portions of each lease term and significantly lower in the latter portion of each such term. The following table demonstrates the impact on Getty's reported earnings, beginning in the fiscal year ended January 31, 1986 (the first year the Getty/PTI Leases were in effect), of accounting for the Getty/PTI Leases as capitalized leases (in the manner prescribed by GAAP), as compared to expensing the rental payments made by Getty to PTI under the Getty/PTI Leases.

                                                                      INCREASE (DECREASE)
                                                                  ---------------------------
                                                                   NET EARNINGS     EARNINGS
                   FISCAL YEAR ENDED JANUARY 31,                  (IN THOUSANDS)    PER SHARE
                   -----------------------------                  --------------    ---------
    1986........................................................     $(1,583)        $(0.12)
    1987........................................................      (1,496)         (0.11)
    1988........................................................      (1,572)         (0.12)
    1989........................................................      (1,540)         (0.12)
    1990........................................................      (1,403)         (0.11)
    1991........................................................      (1,204)         (0.09)
    1992........................................................        (953)         (0.08)
    1993........................................................        (665)         (0.05)
    1994........................................................        (333)         (0.03)
    1995........................................................          55             --
    1996........................................................         882           0.07
    1997........................................................       1,393           0.11
    1998 (estimated)............................................       2,004           0.15

           Upon each renewal of the Getty/PTI Leases, Getty believes that in all likelihood it will be required under GAAP to recapitalize the leases, which will have the effect of (i) increasing the amount of the capitalized lease obligation recorded in its financial statements, (ii) increasing the interest expense component of rental payments and (iii) reducing reportable earnings in its financial statements. The interest expense component related to the capitalized lease obligation on Getty's financial statements will be significantly higher in the earlier portions of each ten-year renewal term, and significantly lower in the latter portion of each such term (with correlative effects on Getty's earnings over each such term).

          If the Mergers are effected, as a result of the Mergers and the dissolution of PTI into Holdings, Getty and PT Realty will both be wholly owned by Holdings, which will not be required to reflect the Getty/PTI Leases in its consolidated financial statements. Accordingly, the effect on Getty's earnings of the capitalized treatment of the Getty/PTI Leases, and the effect on Getty's earnings of the recapitalized treatment upon the renewal of such leases, will be eliminated.

          The following table shows the estimated impact of the Mergers on Getty's projected cash flow, net earnings and net earnings per share for the six fiscal years ending January 31, 2004, as compared to the anticipated results in the absence of the Mergers (in thousands, except per share amounts).

                                                                  INCREASE (DECREASE)
                                       --------------------------------------------------------------------------
                                                                                               NET EARNINGS
                                                                  NET EARNINGS               PER COMMON SHARE
                                          CASH FLOW      ------------------------------   -----------------------
                                            AFTER            BEFORE        AVAILABLE TO
                                       PREFERRED STOCK   PREFERRED STOCK      COMMON      PRIMARY       FULLY
      FISCAL YEAR ENDED JANUARY 31,       DIVIDENDS         DIVIDENDS      STOCKHOLDERS    BASIS    DILUTED BASIS
      -----------------------------    ---------------   ---------------   ------------   -------   -------------
    1999..............................       (186)               (60)         (5,188)      (0.39)       (0.23)
    2000..............................       (188)            (1,054)         (6,182)      (0.46)       (0.31)
    2001..............................        400              4,994            (134)      (0.01)        0.13
    2002..............................        376              5,205              77        0.01         0.12
    2003..............................        377              4,957            (171)      (0.01)        0.03
    2004..............................         93              4,652            (476)      (0.04)          --

     The reduction in net earnings in the fiscal years ended January 31, 1999 and January 31, 2000 as a result of the Mergers is due to the fact that such fiscal years are the final years of the initial term of the Getty/PTI Leases, during which the interest expense component related to the capitalized lease obligation would have been significantly reduced. The impact in the fiscal year ended January 31, 2001 compared to the fiscal year ended January 31, 2000 is due to the anticipated renewal of the Getty/PTI Leases and the accompanying rent escalation effective February 1, 2000, and the recapitalization of such leases which would have resulted in significantly higher interest expense in the early portion of the ten-year renewal term in the absence of the Mergers.

         The Special Committee and the Getty Board also considered the increases in cash flow indicated above estimated to begin in the fiscal year ended January 31, 2001 as a result of the Mergers. The smaller increase in cash flow estimated to occur in the fiscal year ended January 31, 2004 is due to the assets acquired in the Mergers becoming fully depreciated for federal tax purposes, and accordingly the estimated cash flow increase in fiscal years subsequent to 2004 is expected to remain relatively constant.

          The Special Committee and the Getty Board have taken into account the fact that, notwithstanding the elimination of the capital lease accounting, the Mergers are likely to be dilutive to per share net earnings following the Mergers, largely due to the non-deductibility of the dividends payable on the Holdings Preferred Stock. For the fiscal year ended January 31, 1997 and the nine months ended October 31, 1997, Getty would have had net earnings per share, on a pro forma basis giving effect to the Spin-Off of Getty's petroleum marketing business as if it had occurred at the beginning of each such period, of $0.48 and $0.49, respectively. On a pro forma basis also giving effect to the Mergers, such net earnings per share would have been $0.19 and $0.25, respectively, for such periods. However, the Special Committee and the Getty Board also considered the impact of the assumed conversion of the Holdings Preferred Stock into Holdings Common Stock and consequent elimination of the Holdings Preferred Stock dividend. On a pro forma basis for the periods described, the impact of such conversion would have increased net earnings per share to $0.47 and $0.43 for the fiscal year ended January 31, 1997 and the nine months ended October 31, 1997, respectively. Moreover, the Special Committee and the Getty Board considered that if the Mergers are not consummated and the Getty/PTI Leases were recapitalized effective as of the beginning of the fiscal year ended January 31, 1997, net earnings per share on a pro forma basis would have been $0.29 and $0.33 for the fiscal year ended January 31, 1997 and the nine months ended October 31, 1997, respectively. See "-- Opinion of Getty Financial Advisor" and Note (g) to the Unaudited Pro Forma Combined Statements of Operations.

          (b) Simplification and Clarification of Getty's Financial
     Statements. The Special Committee and the Getty Board considered the fact that the accounting treatment of the lease payments to PT Realty has created an element of variability and complexity in the reported earnings of Getty. Moreover, as discussed above, upon the anticipated renewal by Getty of the Getty/PTI Leases, Getty believes that in all likelihood it will be required to recapitalize the Getty/PTI Leases, thereby increasing the interest expense component relating to such leases and further affecting Getty's earnings. The elimination of the leases in Holdings' consolidated financial statements as a result of the Mergers would simplify Getty's financial statement presentation, eliminate an element of variability in Getty's reported earnings on a period-to-period basis and give a clearer presentation of the operations, cash flow and earnings of Getty's businesses. Moreover, Getty's balance sheet would be correspondingly simplified by the elimination of the capitalized lease accounting treatment of the Getty/PTI Leases.

          (c) Tax-Free Nature of Mergers. The Special Committee considered that, based upon the opinion of Latham & Watkins, the Getty Merger will be tax-free to stockholders of Getty for federal income tax purposes. See "-- Certain Federal Income Tax Consequences."

          (d) Opinion of Getty Financial Advisor. The Special Committee considered the financial advice of Furman Selz (including the assumptions and methodologies underlying its analysis in connection therewith) and the December 16, 1997 opinion of Furman Selz that the consideration payable in the Mergers is fair, from a financial point of view, to the holders of Getty Common Stock. The opinion of Furman Selz and the analysis underlying its opinion are summarized below, and a copy of the opinion delivered on December 16, 1997, setting forth the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made by Furman Selz is attached hereto as Appendix B. See "-- Opinion of Getty Financial Advisor."

     Advantages to PTI and its Unitholders. The PTI General Partner has adopted and approved the Merger Agreement and has determined that the Mergers are in the best interests of PTI and its unitholders and recommends that holders of PTI LP Units vote for approval and adoption of the Merger Agreement. In the course of reaching its decisions to adopt and approve the Merger Agreement and the Mergers, the PTI General Partner consulted with PTI's legal and financial advisors, and considered a number of factors and perceived a number of advantages to holders of PTI LP Units, including, among others, the following principal factors which were material to its decisions.

          (a) Premium to Recent Trading Price. The PTI General Partner considered the fact that the PTI Exchange Ratio provides the holders of PTI Units with shares of Holdings Preferred Stock at an implied value of $11.00 per PTI Unit, which represents a premium of approximately 25% over the last trading price of the PTI LP Units prior to the public announcement of the execution of the Merger Agreement. See "Comparative Market Price and Dividends -- PTI."

          (b) Heightened Liquidity. While the PTI LP Units are traded infrequently, the Holdings Preferred Stock (which will be convertible into Holdings Common Stock) will be listed on the NYSE, and may be converted into shares of Holdings Common Stock, which will also be listed on the NYSE. Accordingly, it is anticipated that shares of Holdings Preferred Stock will have both higher trading volumes and greater liquidity than the PTI Units.

          (c) Participation with Common Stockholders in Dividends and Convertibility into Holdings Common Stock. Holders of Holdings Preferred Stock may receive additional dividends to the extent dividends declared on shares of Holdings Common Stock in any fiscal year of Holdings exceed the stated dividends on the Holdings Preferred Stock. Holders of Holdings Preferred Stock also will have the ability to convert such shares into Holdings Common Stock, and thereby may directly participate in appreciation in the equity value of Holdings, whose business will be larger than that of PTI and PT Realty.

          (d) After-Tax Returns for Holders of PTI Units and Simplified Tax Filings. The PTI General Partner also considered the fact that, in the last five years, the allocable share of PTI's taxable income to each PTI unitholder has been greater than the amount of cash PTI has distributed to each PTI unitholder. As a result, and as set forth in the following chart, the taxable income each PTI unitholder has reported in each of the last five years has exceeded such unitholder's cash distribution from PTI, which may have caused unitholders to pay tax at higher marginal rates on such income.

                                                     YEAR ENDED DECEMBER 31,
                                            ------------------------------------------
                                            1996     1995     1994     1993      1992
                                            ----     ----     ----     ----      ----
Taxable income per Unit:................    $1.06    $1.31    $0.98    $0.85    $0.93
Cash distributed per Unit:..............    $0.84    $0.74    $0.74    $0.74    $0.725

        Following the Mergers, a holder of Holdings Preferred Stock will only be subject to tax on the actual amount of dividends such holder receives from Holdings. Further, any PTI unitholder that is a corporation may be entitled to a 70% dividends received deduction with respect to the Holdings Preferred Stock. In addition, holders of Holding Preferred Stock will not be required to file state income tax returns in each jurisdiction in which PTI and PT Realty do business, as is currently required for holders of PTI Units.

          (e) Increased Influence Over Management and Decision-Making. As limited partners of PTI, the holders of PTI LP Units only have the right to consent to certain limited types of actions and transactions contemplated by the PTI General Partner to be taken or effected on behalf of PTI; conversely, the holders of Holdings Preferred Stock will have the right to vote on all matters submitted to the vote of the holders of Holdings Common Stock, and may accordingly have greater control over and input into the management and operations of the entity in which they hold an interest.

          (f) Pending Taxation of PTI as a Publicly Traded Partnership. Because the PTI Units currently are publicly held, after January 1, 1998, PTI may be subject to being reclassified as a publicly traded partnership taxable as a corporation, depending upon the number and frequency of future sales or transfers of PTI interests. If PTI were reclassified as a publicly traded partnership for federal income tax purposes PTI would be taxed on its income, and its partners would be subject to an additional tax on any distribution received from PTI. While Holdings will similarly be subject to this type of taxation, holders of Holdings Preferred Stock will receive dividends from a company that has a larger asset base than PTI currently has.

          Section 7704(b) of the Code provides that a partnership is a publicly traded partnership if its interests are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof). It is anticipated that PTI will continue to qualify for a "safe harbor" under Treasury regulations of the IRS, pursuant to which a partnership's interests are not considered publicly traded if no more than 5% of such interests are sold or disposed of during the taxable year. Although PTI has qualified for the safe harbor to date, the PTI General Partner considered the fact that there could be no assurance that PTI would continue to qualify for the safe harbor. Moreover, the PTI General Partner also considered the fact that under current law the safe harbor will expire for tax years beginning after the earlier of the year in which PTI adds a substantial new line of business or 2005.

          (g) Tax-Free Nature of Mergers. The PTI General Partner considered that, based on the opinion of Latham & Watkins, the PTI Merger will be tax-free to unitholders of PTI for federal income tax purposes. See "-- Certain Federal Income Tax Consequences."

          (h) Opinion of PTI Financial Advisor. The PTI General Partner considered the financial advice of CIBC (including the assumptions and methodologies underlying its analysis in connection therewith) and the December 16, 1997 opinion of CIBC that the PTI Exchange Ratio is fair, from a financial point of view, to the holders of PTI LP Units. The opinion of CIBC and the analysis underlying its opinion are summarized below, and a copy of the opinion delivered on December 16, 1997, setting forth the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made by CIBC is attached hereto as Appendix
     C. See "-- Opinion of PTI Financial Advisor."

          (i) Receipt of Interim PTI Distribution. Immediately prior to the Effective Time of the Mergers, the PTI General Partner intends to declare and pay a distribution to the holders of PTI Units on a pro rata basis for the period from January 1, 1998 to the Effective Time (which distribution is specifically permitted pursuant to the terms of the Merger Agreement).

     (3) Advantages to Both Getty and PTI. Getty's Special Committee, the Getty Board and the PTI General Partner believe that the Mergers will provide several advantages to both Getty and its stockholders, and PTI and its unitholders, including:

          (a) Simplified Capital Structure. The capital structures of Getty and PTI prior to the Mergers and the capital structure of Holdings following the Mergers are set forth below:

                              CURRENT STRUCTURE



                        OTHER PTI LIMITED PARTNERS               PUBLIC
    ______________            /                                    /
   |     CLS      |          /                                    /
   |21.0% GP UNITS|         /                                    /
   |1.3% LP UNITS |        /                                    /
   |______________|       /  77.7%                             / 100%
    |          \   22.3% /                              ______/
    | 1%        \       /                              |GETTY |
    |            \     /                               |______|
    |             \  PTI
    |               / 99%
    |              /
       PT REALTY

                       STRUCTURE FOLLOWING THE MERGERS
            (AND THE SUBSEQUENT DISSOLUTION OF PTI INTO HOLDINGS)


                                    PUBLIC
                                      |
                                      |100%
                             _____________________
                            |      HOLDINGS       |
                            |   (TO BE RENAMED    |
                            | "GETTY REALTY CORP")|
                            |_____________________|
                                /             \   100%
                               /               \
                         99%  /                 \
                             /             __________________________
                            /      1%     |         GETTY            |
                      PT REALTY___________|     (TO BE RENAMED       |
                                          | "GETTY PROPERTIES CORP.")|
                                          |__________________________|

          The Special Committee and the PTI General Partner considered that the combined corporate structure of Holdings after the Mergers should allow for greater financial strength, flexibility and efficiency, enable Holdings to access capital markets on better terms than are currently available to each of Getty and PTI and eliminate duplication in administrative services, financial reporting and governmental filings.

          (b) Prompt Consummation. The Special Committee and the PTI General Partner considered that the Mergers will not require costly or time consuming regulatory approvals, and accordingly, the Mergers should be able to close promptly after the requisite Getty stockholder and PTI unitholder approvals are obtained.

     The foregoing discussion of the information and factors considered by the Special Committee and the PTI General Partner is not intended to be exhaustive but is believed to include all material factors considered by the Special Committee and the PTI General Partner. In reaching their determinations to approve the Getty Merger and the PTI Merger, and the transactions contemplated thereby, the Special Committee and the PTI General Partner did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to differing factors.

OPINION OF GETTY FINANCIAL ADVISOR

     Furman Selz was retained by the Getty Board to render an opinion (the "Furman Selz Fairness Opinion") to the Getty Board as to the fairness from a financial point of view to the Getty stockholders of the consideration to be paid pursuant to the Merger Agreement. On December 16, 1997, pursuant to Getty's request, Furman Selz delivered its written opinion to the Getty Board to the effect that, as of December 16, 1997, the date of the Merger Agreement, the consideration to be paid was fair from a financial point of view to the Getty stockholders. Furman Selz has consented to the use of its name and the Furman Selz Fairness Opinion in this Joint Proxy Statement/Prospectus.

     The summary of the Furman Selz Fairness Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. Stockholders are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by Furman Selz. In arriving at its opinion, Furman Selz did not ascribe a specific range of fair value with respect to the PTI Units, but made its determinations as to the fairness of the consideration on the basis of the PTI Exchange Ratio and the financial and comparative analyses described below.

     The Furman Selz Fairness Opinion was prepared for the Getty Board and is directed only to the fairness, from a financial point of view as of December 16, 1997, of the consideration to be paid in the Merger Agreement. The Furman Selz Fairness Opinion does not constitute a recommendation to any stockholders as to how to vote at the Getty Special Meeting. In addition, Furman Selz was not asked to opine as to, and its opinion does not address, the underlying business decision of the Getty Board to proceed with or to effect the Mergers.

     In connection with rendering its opinion, Furman Selz among other things:
(i) reviewed the Merger Agreement in its substantially final form; (ii) reviewed PTI's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and its Quarterly Reports on Form 10-Q setting forth its financial results for the periods ended March 31, 1997, June 30, 1997, and September 30, 1997; (iii) reviewed certain operating and financial information, including projections, provided to Furman Selz by the management of PTI relating to PTI's business and prospects (the "PTI Projections"); (iv) met with certain members of PTI's and Getty's senior management to discuss their operations, historical financial statements and future prospects; (v) reviewed Getty's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 and its Quarterly Reports on Form 10-Q setting forth its financial results for the periods ended April 30, 1997, July 31, 1997 and October 31, 1997; (vi) reviewed certain operating and financial information, including projections, provided to Furman Selz by the management of Getty relating to its business and prospects (the "Getty Projections" and together with the PTI Projections, the "Projections"); (vii) reviewed the historical prices and trading volumes of the PTI Units; (viii) reviewed the historical prices and trading volumes of Getty Common Stock; (ix) reviewed publicly available financial, operating and stock market data for companies that it deemed relevant; (x) reviewed the financial terms of recent acquisitions of companies that it deemed generally comparable to PTI; (xi) reviewed the terms of outstanding series of preferred stock which Furman Selz believes to be comparable to the proposed terms of the Holdings Preferred Stock; and (xii) conducted other such studies, analyses, inquiries, and investigations as it deemed appropriate.

     With respect to the PTI Projections and the Getty Projections, Furman Selz assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the PTI General Partner and Getty as to the expected future performance of PTI and Getty.

Furman Selz did not assume any responsibility for the information or Projections provided to it, and Furman Selz further relied upon the assurances of the management of the PTI General Partner and Getty that they were not aware of any facts that would make the information or Projections provided to Furman Selz inaccurate, incomplete or misleading. Stockholders are cautioned, however, that the Projections are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, general economic conditions and competitive conditions within the real estate, service station, and petroleum marketing industries and that the inclusion of such information should not be regarded as an indication that PTI, Getty or any persons who received such information consider it other than an estimate of future events. The Projections reflect the current best judgment of management of the PTI General Partner and Getty as to the future financial performance of PTI and Getty and are not necessarily indicative of future results of PTI and Getty, which may be significantly more or less favorable than suggested by such Projections. The material assumptions upon which the Projections were based relate to various matters, including: 1) the levels of industry growth for PTI's and Getty's business; 2) the competitive environment in the real estate, service station, and petroleum marketing industries; 3) the degree of PTI's and Getty's success in competing against new entrants in their markets; and 4) levels of indebtedness and debt service requirements of PTI and Getty. These financial projections are not publicly available and have not been disseminated to any party other than Furman Selz and CIBC. In arriving at its opinion, Furman Selz did not perform or obtain any independent appraisal of the assets of PTI or Getty.

     In rendering its opinion, Furman Selz assumed, without independent verification, the accuracy and completeness of all the financial and other information that was available to it from public sources or that was provided to it by PTI and Getty or their representatives. The Furman Selz Fairness Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of such opinion. It should be understood that, although subsequent developments may affect its opinion, Furman Selz does not have any obligation to update, revise, or reaffirm its opinion.

     The following is a summary of the material factors considered and the principal financial analyses performed by Furman Selz to arrive at its opinion. In arriving at its opinion, Furman Selz did not quantify or attempt to assign relative weights to the specific factors considered and financial analyses performed.

     1. Discounted Cash Flow Analysis. Furman Selz performed a discounted cash flow analysis for PTI on a stand-alone basis based on the PTI Projections. The discounted cash flow analysis estimated the theoretical present value of PTI based on the sum of: (i) the discounted cash flows that PTI could generate over the term of its leases with Getty and (ii) a terminal value assuming that PTI performs in accordance with the PTI Projections.

     The terminal value of PTI was based upon a capitalization rate applied to EBITDA (as defined below). This terminal value and the cash flows generated by PTI were discounted to derive the enterprise value of PTI. The value of the Units was calculated by taking the enterprise value and subtracting the principal amount of the total debt outstanding and adding cash on hand. Using discount rates ranging from 9.0% to 11.0%, and exit EBITDA capitalization rates from 10% to 14% to calculate the terminal values, Furman Selz estimated that, based on a discounted cash flow analysis of the PTI Projections, the enterprise value of PTI ranged from $99.6 million to $124.2 million and the per unit value of PTI ranged from $11.50 to $15.23.

     In arriving at its opinion, Furman Selz took into account that, in general, the PTI Exchange Ratio of 0.44 share of Holdings Preferred Stock per PTI Unit, reflecting $11.00 aggregate liquidation value of Holdings Preferred Stock, was below the range of present values for the PTI Units derived from the discounted cash flow analysis based upon the PTI Projections.

     2. Analysis of Certain Other Publicly Traded Companies. Furman Selz compared selected historical share prices, and operating and financial ratios for PTI to the corresponding data and ratios for selected specialty real estate companies whose securities are publicly traded and that Furman Selz believed were comparable in certain respects to PTI in that they are real estate companies with similar business characteristics to PTI. Such data and ratios included the ratio of market capitalization of the common stock plus the principal amount of total debt outstanding less cash on hand to operating earnings before depreciation, amortization, interest, and taxes ("EBITDA") and the ratio of market capitalization of the common stock to funds from operations ("FFO"). The companies selected for this comparison were Getty, Commercial Net Lease Realty, Entertainment Properties Trust, Hospitality Properties Trust, Red Lion Inns Limited Partnership, and US Restaurant Properties. Furman Selz then compared those ratios to the PTI Exchange Ratio. Based on the PTI Exchange Ratio, the implied purchase price of PTI's total equity was approximately $72.2 million, and the implied total value of PTI (the "Transaction Value," defined as the total purchase price of the PTI Units plus the principal amount of debt outstanding, less cash and cash equivalents of PTI) was approximately $97.7 million. An analysis of enterprise value to EBITDA for the above selected real estate companies yielded a range of relevant 1997 EBITDA multiples from 8.7x to 12.1x and a range of relevant 1998 EBITDA multiples from 7.0x to 11.6x, compared to 10.0x 1997 EBITDA and 11.4x 1998 EBITDA for PTI at the Transaction Value. These multiples imply per unit value ranges of $9.13 to $14.13 based on 1997 EBITDA and $5.30 to $11.19 based on 1998 EBITDA.

     In arriving at its opinion, Furman Selz took into account that, in general, the multiples available to PTI at the PTI Exchange Ratio compared favorably to the multiples derived for the selected companies. Furman Selz noted that no company utilized in the above comparable company analysis is identical to PTI. Accordingly, an analysis of the foregoing is not purely mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect their public trading value.

     3. Comparable Precedent Transaction Analysis. Furman Selz conducted a review of selected real estate company transactions in which a majority ownership position was purchased. These transactions were analyzed to provide a reference point as to the enterprise valuation multiples for PTI. From the transactions selected, there was a range of multiples, which was related to the quality and size of the companies. Furman Selz calculated multiples for each transaction based on the ratios of the enterprise value to each company's preacquisition latest twelve months ("LTM") EBITDA and the value of the PTI Units to each company's preacquisition LTM FFO. An analysis of enterprise value to LTM EBITDA for these companies yielded a range of relevant multiples from 9.7x to 15.8x, compared to 11.1x for PTI at the Transaction Value. An analysis of equity value to FFO yielded a range of relevant multiples from 8.1x to 12.5x, compared to 10.9x for PTI at the Transaction Value. These multiples imply per unit value ranges of $9.14 to $17.20 based on LTM EBITDA and $8.16 to $12.59 based on LTM FFO.

     In arriving at its opinion, Furman Selz took into account that, in general, the multiples available to PTI at the PTI Exchange Ratio compared favorably to the multiples derived for the selected transactions. Furman Selz noted that no transaction utilized in the above selected acquisition transaction analysis is identical to the Mergers. Accordingly, an analysis of the foregoing is not purely mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the acquired companies in such transactions and other factors that could affect their acquisition and public trading values.

     4. Stock Trading History. Furman Selz examined the history of the trading prices and volume for the PTI LP Units and Getty Common Stock. Although the PTI Units and Getty Common Stock have traded in the over-the-counter market and on the New York Stock Exchange under the symbols "POWNZ" and "GTY," respectively. There has been limited trading in the PTI LP Units.

OPINION OF PTI FINANCIAL ADVISOR

     CIBC was retained by the Board of Directors of the PTI General Partner to render an opinion (the "CIBC Fairness Opinion") to the Board of Directors of the General Partner as to the fairness from a financial point of view of the consideration to be received by the holders of PTI LP Units based on the PTI Exchange Ratio referred to in the Merger Agreement. On December 16, 1997, pursuant to PTI's request, CIBC delivered its written opinion to the Board of Directors of the PTI General Partner to the effect that, as of December 16, 1997, the date of the Merger Agreement, the consideration to be received by the holders of PTI LP Units based on the PTI Exchange Ratio was fair to such holders from a financial point of view. CIBC has consented to the use of its name and the Fairness Opinion in this Joint Proxy Statement/Prospectus.

     The summary of the CIBC Fairness Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. Unitholders are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by CIBC. In arriving at its opinion, CIBC did not ascribe a specific range of fair value with respect to the PTI LP Units, but made its determinations as to the fairness of the consideration based on the PTI Exchange Ratio and the financial and comparative analyses described below.

     The CIBC Fairness Opinion was prepared for the Board of Directors of the PTI General Partner and is directed only to the fairness, from a financial point of view as of December 16, 1997, of the consideration to be received by the holders of PTI LP Units based on the PTI Exchange Ratio referred to in the Merger Agreement. The CIBC Fairness Opinion does not constitute a recommendation to any holders of PTI LP Units as to how to vote at the PTI Special Meeting. In addition, CIBC was not asked to opine as to, and its opinion does not address, the underlying business decision of the Board of Directors of the PTI General Partner to proceed with or to effect the Mergers.

     In connection with rendering its opinion, CIBC, among other things: (i) reviewed the Merger Agreement in its substantially final form; (ii) reviewed PTI's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (iii) reviewed certain operating and financial information, including projections, provided to CIBC by the management of the PTI General Partner relating to PTI's business and prospects (the "PTI Projections"); (iv) met with certain members of PTI's and Getty's senior management to discuss their operations, historical financial statements and future prospects; (v) reviewed Getty's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 and its Quarterly Reports on Form 10-Q for the periods ended April 30, 1997, July 31, 1997 and October 31, 1997; (vi) reviewed certain operating and financial information, including projections, provided to CIBC by the management of Getty relating to its business and prospects (the "Getty Projections" and together with the PTI Projections, the "Projections");
(vii) reviewed the historical prices and trading volumes of the PTI LP Units;
(viii) reviewed the historical prices and trading volumes of the Getty Common Stock; (ix) reviewed publicly available financial data and stock market performance data of companies that it deemed generally comparable to PTI; (x) reviewed the terms of recent acquisitions of companies that it deemed generally comparable to PTI; (xi) reviewed the terms of outstanding series of preferred stock which CIBC believes to be comparable to the proposed terms of the Holdings Preferred Stock; and (xii) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.

     With respect to the PTI Projections and the Getty Projections, CIBC assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the PTI General Partner and Getty as to the expected future performance of PTI and Getty. CIBC did not assume any responsibility for the information or Projections provided to it, and CIBC further relied upon the assurances of the management of PTI and Getty that they have no actual knowledge of any facts that would make the information or Projections they provided to CIBC incomplete or misleading. Holders of PTI LP Units are cautioned, however, that the Projections are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, general economic conditions and competitive conditions within the real estate, service station and petroleum marketing industries and that the inclusion of such information should not be regarded as an indication that PTI, Getty or any persons who received such information consider it other than an estimate of future events. The Projections reflect the current best judgment of management of the PTI General Partner and Getty as to the future financial performance of PTI and Getty and are not necessarily indicative of future results of PTI and Getty, which may be significantly more or less favorable than suggested by such Projections. The material assumptions upon which the Projections were based relate to various matters, including: 1) the levels of industry growth for PTI's business; 2) the competitive environment in the real estate, service station and petroleum marketing industries; 3) the degree of PTI's and Getty's success in competing against new entrants in their markets; and 4) levels of indebtedness and debt service requirements of PTI and Getty. These financial projections are not publicly available, to CIBC's knowledge, and have not been disseminated to any party other than CIBC and Furman Selz. In arriving at its opinion, CIBC did not perform or obtain any independent appraisal of the assets of PTI or Getty.

     In rendering its opinion, CIBC assumed, without independent verification, the accuracy, completeness and fairness of all the financial and other information that was available to it from public sources or that was provided to it by PTI and Getty or their representatives. The CIBC Fairness Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of such opinion. It should be understood that, although subsequent developments may affect its opinion, except as agreed upon by CIBC, CIBC does not have any obligation to update, revise or reaffirm its opinion.

     The following is a summary of the material factors considered and the principal financial analyses performed by CIBC to arrive at its opinion dated December 16, 1997. In arriving at its opinion, CIBC did not quantify or attempt to assign relative weights to the specific factors considered and financial analyses performed.

     (1) Discounted Cash Flow Analysis. CIBC performed a discounted cash flow analysis for PTI on a stand-alone basis based upon the PTI Projections prepared by its management. The discounted cash flow analysis estimated the theoretical present value of PTI based on the sum of (i) the discounted cash flows that PTI could generate over the term of its lease with Getty and (ii) a terminal value assuming PTI performs in accordance with the PTI Projections.

     In arriving at its opinion, CIBC took into account that, in general, the PTI Exchange Ratio of 0.44 share of Holdings Preferred Stock per PTI LP Unit, reflecting $11.00 aggregate liquidation value of Holdings Preferred Stock, was within the range of present values of the PTI LP Units derived from the discounted cash flow analysis based upon PTI Projections.

     CIBC's calculation of a theoretical terminal value of PTI was based upon a multiple of EBITDA (as defined below) assuming PTI performs in accordance with the PTI Projections. This terminal value and the cash flows generated by PTI were discounted using a discount rate to derive the Total Enterprise Value (as defined below) of PTI. The value of the PTI Units was calculated by taking the Total Enterprise Value and subtracting the principal amount of total debt outstanding and adding cash on hand. Using discount rates ranging from 10.50% to 12.50% and exit multiples of EBITDA of the latest twelve months ("LTM") ranging from 9.5x to 11.5x, CIBC estimated that, based on a discounted cash flow analysis of the PTI Projections, the Total Enterprise Value of PTI ranged from $89.3 million to $106.7 million and the per PTI Unit value of PTI ranged from $9.72 to $12.37.

     (2) Analysis of Certain Other Publicly Traded Companies. CIBC compared selected operating and financial ratios for PTI to the corresponding data and ratios for selected real estate companies whose securities are publicly traded and that CIBC believed were comparable in certain respects to PTI. Such data and ratios included the ratio of market capitalization of common stock plus the principal amount of total debt outstanding less cash on hand ("Total Enterprise Value") to LTM operating earnings before depreciation, amortization, interest and taxes ("EBITDA"). The companies selected for this comparison were Getty, Boddie-Noell Properties, Inc., Franchise Finance Corporation of America, Golf Trust of America, Inc., Hallwood Realty Partners, L.P., National Golf Properties, Inc., Participating Income Properties II L.P. and The Rouse Company. These companies were selected for comparison as they are real estate companies with similar business characteristics to PTI. CIBC then compared those ratios to the ratios being paid for PTI in the Mergers based upon the PTI Exchange Ratio offered for the PTI Units in the form of 0.44 share of Holdings Preferred Stock (the "Unit Offer"). Based on the Unit Offer, the implied purchase price of PTI's total equity was approximately $72.2 million, and the implied total value of PTI pursuant to the Unit Offer (the "Transaction Value," defined as the total purchase price of the PTI Units plus the principal amount of debt outstanding, less cash and cash equivalents of PTI) was approximately $97.7 million. An analysis of Total Enterprise Value to LTM EBITDA for the above selected real estate companies yielded a range of relevant multiples from 8.0x to 12.7x compared to 10.6x for PTI at the Transaction Value.

     In arriving at its opinion, CIBC took into account that, in general, the multiples available to PTI at the PTI Exchange Ratio in the Unit Offer compared favorably to the multiples derived for the selected companies. CIBC noted that no company utilized in the above comparable company analysis is identical to PTI. Accordingly, an analysis of the foregoing is not purely mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect their public trading values.

     (3) Comparable Precedent Transaction Analysis. CIBC conducted a review of selected real estate company transactions in which a majority ownership position was purchased. These transactions were analyzed to provide a reference point as to the "enterprise" valuation multiples for PTI. From the transactions selected, there was a range of multiples, which was related to the quality and size of the companies. CIBC calculated multiples for each transaction based on the ratios of Total Enterprise Value to each company's pre-acquisition LTM EBITDA. An analysis of Total Enterprise Value to LTM EBITDA for these companies yielded a range of relevant multiples from 7.4x to 14.9x compared to 10.6x for PTI at the Transaction Value.

     In arriving at its opinion, CIBC took into account that, in general, the multiples available to PTI at the PTI Exchange Ratio in the Unit Offer compared favorably to the multiples derived for the selected transactions. CIBC noted that no transaction utilized in the above selected acquisition transaction analysis is identical to the transaction contemplated by the Mergers. Accordingly, an analysis of the foregoing is not purely mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the acquired companies in such transactions and other factors that could affect their acquisition and public trading values.

     CIBC also reviewed the premium of the PTI Exchange Ratio to the trading price one month prior to the announcement dates for the comparable transactions and compared these premiums to the premiums represented by the Unit Offer. The one-month premiums paid in the comparable transactions ranged from -10.7% to 32.5%, compared to a one-month premium paid for the PTI Units of 25.7%.

     (4) Stock Trading History. CIBC examined the history of the trading prices and volume for the PTI LP Units and Getty Common Stock. Although the PTI LP Units and Getty Common Stock have traded in the over-the-counter market and on the New York Stock Exchange under the symbols "POWNZ" and "GTY," respectively, there has been limited float on both of these securities, but particularly the PTI LP Units.

     In addition to the financial analyses set forth above, CIBC considered a number of qualitative factors in arriving at its opinion, including, without limitation, the following: (i) PTI LP Units' limited liquidity and voting rights; (ii) the potential capital appreciation of the Holdings Common Stock;
(iii) the predictable income stream of the Unit Offer; (iv) the limited rent escalation over the period of the PT Realty leases to Getty; (v) the lease renewal risk; (vi) the greater number and diversity of properties resulting from the Mergers; and (vii) the priority of the liquidation preference of the Holdings Preferred Stock with respect to the Holdings Common Stock.

     The summary set forth above is not a complete description of the analyses performed by CIBC. The preparation of the CIBC Fairness Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily translated to summary description. Accordingly, notwithstanding the separate factors summarized above, CIBC believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, CIBC made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by CIBC are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     The Board of Directors of the PTI General Partner selected CIBC as its financial advisor because CIBC is a nationally recognized investment banking firm with substantial experience in assignments similar to the Mergers. As part of its investment banking business, CIBC is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Pursuant to an engagement letter with PTI, CIBC will earn a fee of $150,000 from PTI for rendering the CIBC Fairness Opinion. PTI has also agreed to reimburse CIBC for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify CIBC against certain liabilities arising out of or in connection with the services rendered by CIBC under the engagement, including liabilities under federal securities laws. The terms of the fee arrangement with CIBC, which are customary in transactions of this nature, were negotiated at arms' length between the PTI General Partner and CIBC and, at the time it received the CIBC Fairness Opinion, PTI was aware of such arrangements.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     In considering the respective recommendations of the Special Committee and the PTI General Partner with respect to the Merger Agreement, stockholders of Getty and unitholders of PTI should be aware that certain members of management of Getty and the PTI General Partner, the Getty Board, the Board of Directors of the PTI General Partner and the Principal Holders have interests in the Mergers that are different from, or in addition to, the interests of the stockholders of Getty and unitholders of PTI generally. The Special Committee and the PTI General Partner were aware of these interests and considered them, among other matters, in approving the Merger Agreement.

     As of December 16, 1997, directors and executive officers of Getty beneficially owned an aggregate of 5,881,921 shares (approximately 43.9% of the outstanding shares) of Getty Common Stock and the Principal Holders beneficially owned an aggregate of 5,731,634 shares (approximately 42.8% of the outstanding shares) of Getty Common Stock. Shares of the Getty Common Stock held by officers and directors of Getty, and by the Principal Holders, will be converted into the right to receive the same consideration as shares of Getty Common Stock held by other stockholders. As of December 16, 1997, directors and officers of the PTI General Partner (all of whom are Principal Holders) beneficially owned an aggregate of 3,056,388 PTI GP Units and PTI LP Units (approximately 47.0% of the outstanding PTI Units). PTI GP Units and PTI LP Units held by officers and directors of the PTI General Partner will be converted into the right to receive the same consideration as PTI LP Units held by other unitholders. See "-- Security Ownership of Holdings." Immediately after the Effective Time, the PTI General Partner (all of the stock of which is owned by the Principal Holders) will transfer to Holdings the general partner interest in PT Realty in exchange for 28,890 shares of Holdings Preferred Stock, calculated based on the PTI Exchange Ratio.

     As of December 16, 1997, directors and executive officers of Getty held outstanding Options to purchase 199,037 shares of Getty Common Stock. In connection with the Mergers, each outstanding Option will become an option to acquire Holdings Common Stock on substantially the same terms and conditions as were applicable under such Option immediately prior to the Effective Time including, without limitation, the same exercise price per share. See "Existing Arrangements -- Getty Option Plans" and "Proposal to Approve the Holdings 1998 Stock Option Plan."

     Pursuant to the Merger Agreement, Holdings will, after the Effective Time, indemnify all present and former directors, officers and employees of Getty and the PTI General Partner and will maintain for not less than six years liability insurance policies covering officers and directors of Getty containing terms and conditions substantially no less advantageous to such individuals than those policies which may be in effect prior to the Effective Time. See "-- Existing Arrangements -- Indemnification Arrangements with Officers and Directors of Getty" and "-- The Mergers -- Indemnification Arrangements with Officers and Directors of Getty and the PTI General Partner."

EXISTING ARRANGEMENTS

     Getty Option Plans. Getty's 1985, 1988 and 1991 Stock Option Plans (the "Getty Option Plans"), which have been approved by Getty's stockholders, authorize the grant to directors, officers and other key employees of Getty and its subsidiaries of long-term incentive share awards in the form of options ("Options") and, in the case of the 1985 Stock Option Plan, stock appreciation rights ("SARs"). The Getty Option Plans are administrated by a committee of not less than two members of the Getty Board (the "Compensation Committee"). No further grants may be made under the 1985 Stock Option Plan and no SARs are outstanding. The maximum number of shares which may be the subject of outstanding Options under the 1988 Stock Option Plan is 303,876 and is subject to further adjustments for stock dividends and stock splits. No grants may be made under the 1988 Stock Option Plan after March 31, 1998. The maximum number of shares which may be the subject of outstanding Options under the 1991 Stock Option Plan is 750,000 and is subject to further adjustments for stock dividends and stock splits. No grants may be made under the 1991 Stock Option Plan after March 21, 2001.

     The recipients, terms (including price and exercise period) and type of Option (and/or SAR) to be granted under the Getty Option Plans are determined by the Compensation Committee; however, the Option price per share under the Getty Option Plans generally must be at least equal to the fair market value of a share of Getty Common Stock (110% of such amount in the case of "Incentive Stock Options" granted to any individual who owns stock representing more than 10% of the voting power of the Getty Common Stock) on the date the Option is granted. With certain limited exceptions, Options may not be exercised for a period of twelve months following the grant of the Option and are exercisable in installments as specified in the Getty Option Plan or by the terms of each Option. The exercise period of an Option may not extend more than ten years following its grant. The number of remaining shares available for grant under the 1988 and 1991 Stock Option Plans are 19,981 and 104,400, respectively.

     Retirement Plans and Incentive Compensation Plan. Getty has a retirement profit-sharing plan with Deferred 401(k) Savings Plan Provisions (the "Retirement Plan") for employees meeting certain service requirements. Under the terms of the Retirement Plan, the annual discretionary contribution portion of the Retirement Plan is determined by the Getty Board. For the 401(k) portion of the Retirement Plan, the Getty Board has elected to contribute to the Retirement Plan for each participating employee an amount equal to 50% of such employee's contribution to the plan but in no event more than 3% of such employee's compensation.

     Getty also has a Supplemental Retirement Plan for Executives (the "Supplemental Plan"). Under the Supplemental Plan, a participating executive may receive in his or her trust account an amount equal to 10% of his or her compensation, reduced by the amount of any contributions allocated to such executive under the Retirement Plan. An executive's account vests in the same manner as under the Retirement Plan and is paid upon termination of employment. Under the Supplemental Plan the Getty Board may, during any fiscal year, elect not to make any payment to the account of any or all executives.

     In addition to Options, Getty provides "Annual Incentive Awards" to officers and certain key employees under its Incentive Compensation Plan ("ICP"). The purpose of the ICP is to promote the achievement of the Company's targeted business objectives by providing competitive incentives to those employees who can impact the Company's performance. The total amount of cash available for annual ICP awards is approved by the Getty Board after evaluating a combination of criteria, and achievement of specific goals. Awards are based on a combination of Getty's performance, business unit performance, and individual performance based on specific objectives.

     Indemnification Arrangements with Officers and Directors of Getty. The Getty Certificate of Incorporation (as amended, the "Getty Certificate") authorizes Getty, to the maximum extent permitted by law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or
(b) any individual who, while a director of Getty and at the request of Getty, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Getty. Getty's Bylaws (as amended, the "Getty Bylaws") obligate Getty, to the maximum extent permitted by law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of Getty and at the request of Getty, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Getty Certificate and the Getty Bylaws also permit Getty to indemnify and advance expenses to any person who served a predecessor of Getty in any of the capacities described above and to any employee or agent of Getty or a predecessor of Getty.

     In addition, Getty has entered into indemnification agreements (each, an "Indemnification Agreement") with each of its directors. Each Indemnification Agreement provides for the prompt indemnification and advancement of expenses, including attorneys' fees and other costs, to the fullest extent permitted by law of a director against expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director is or was a director, officer, partner, employee, agent, or fiduciary of Getty or is or was serving at the request of Getty as a director, officer, partner, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. Directors' rights under the Indemnification Agreements are not exclusive of any other rights they may have under state law, directors' or officers' liability insurance, Getty's Bylaws or otherwise. However, the Indemnification Agreements do prevent double payment.

THE MERGERS

     Directors and Officers of Holdings. Following the Mergers, the officers of Holdings will be the officers of Getty immediately prior to the Effective Time. In addition, Milton Cooper, Leo Liebowitz, Philip E. Coviello, Milton Safenowitz and Warren G. Wintrub, the current members of the Getty Board, will be directors of Holdings. See "Management of Holdings Following the Mergers."

     Stock Options and Retirement and Incentive Plans. Effective upon the consummation of the Mergers, Holdings intends to adopt the 1998 Stock Option Plan, which will have provisions similar to the Getty Option Plans (as defined below). It is anticipated that, unless exercised or canceled pursuant to its terms prior to the Effective Time, each of the 368,364 currently outstanding options to purchase shares of Getty Common Stock ("Getty Option") granted under Getty's 1985, 1988 or 1991 Stock Option Plans (the "Getty Option Plans") will thereupon be converted into an option to purchase an equal number of shares of Holdings Common Stock at the same exercise price per share as prior to the Effective Time, such exercise prices ranging from $8.405 to $21.3125. Holdings also intends to adopt retirement and incentive compensation plans upon the consummation of the Mergers that are substantially similar in all material respects to Getty's current retirement and incentive compensation plans. See "-- Existing Arrangements."

     Indemnification Arrangements with Officers and Directors of Getty and the PTI General Partner. Upon consummation of the Mergers, Holdings will be obligated to indemnify, defend and hold harmless the present and former directors, officers and employees of Getty, PTI, the PTI General Partner and their respective subsidiaries (the "Indemnified Parties") to the fullest extent that the Indemnified Parties are indemnified by Getty or the PTI General Partner pursuant to the provisions of the Getty Certificate and the Getty Bylaws or the Certificate of Incorporation and Bylaws of the PTI General Partner, as the case may be. In addition, for a period of not less than six years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering those of the Indemnified Parties who are covered, in their capacities as current or former officers and directors of Getty, on terms substantially no less advantageous to such Indemnified Parties than such existing insurance. See "The Merger Agreement -- Indemnification" for a description of provisions of the Merger Agreement relating to the indemnification of present and former directors, officers and employees of Getty or the PTI General Partner. Holdings also intends to enter into indemnification agreements with its directors upon consummation of the Mergers, which agreements will have terms identical in all material respects to the Indemnification Agreements currently in place between Getty and its directors. See "-- Existing Arrangements -- Indemnification Arrangements with Officers and Directors of Getty."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The obligation of each of PTI and Getty to consummate the Mergers is conditioned on, among other things, the receipt by PTI and Getty of the opinion of Latham & Watkins, counsel to Getty and special tax counsel to PTI, which will be based upon facts and representations to be provided to such firm, and subject to various assumptions and qualifications, that the Mergers taken together will qualify as an "exchange" within the meaning of Section 351(a) of the Code and that the Getty Merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Code. Such opinion will be based upon the facts described therein and upon certain representations that will be made by Holdings, PTI and Getty and certain holders of the PTI Units or the Getty Common Stock. The opinion of Latham & Watkins also will be based on the Code, the regulations promulgated thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change. While neither Getty nor PTI has any present intention of waiving the condition of the receipt of such opinion from Latham & Watkins, if such condition is waived by either party, Getty and PTI will disclose to stockholders and unitholders the waiver of the condition and include all related material disclosure and risks to investors, and will resolicit proxies for the Getty Special Meeting and the PTI Special Meeting.

     The discussion below is the opinion of Latham & Watkins as to the material federal income tax consequences of the Mergers:

     (a) No gain or loss will be recognized by PTI, Getty or Holdings as a result of the Mergers.

     (b) No gain or loss will be recognized by holders of PTI Units upon the conversion of such units into Holdings Preferred Stock (except with respect to any cash received in respect of fractional shares).

     (c) No gain or loss will be recognized by holders of Getty Common Stock upon the conversion of such stock into Holdings Common Stock (except with respect to any cash received in respect of fractional shares).

     (d) The aggregate tax basis and holding period of the shares of Holdings Preferred Stock received by holders of PTI Units and the shares of Holdings Common Stock received by holders of Getty Common Stock will be the same as the aggregate tax basis and holding period of the PTI Units (after adjustment with respect to the liabilities of PTI and PT Realty) or Getty Common Stock, as the case may be, surrendered in exchange therefor.

     (e) The receipt by a Getty stockholder or a PTI unitholder of cash in lieu of a fractional share interest in Holdings Common Stock or Holdings Preferred Stock, as the case may be, will be treated as though the fractional share of Holdings Common Stock or Holdings Preferred Stock was distributed as a part of the exchange and then redeemed by Holdings, and a Holdings stockholder will recognize gain or loss in an amount equal to the difference between the amount of cash received and the basis of the fractional share of Holdings Common Stock or Holdings Preferred Stock deemed to be surrendered, which gain or loss will be capital gain or loss if the Holdings Common Stock or Holdings Preferred Stock was a capital asset in the hands of the Getty stockholder or PTI unitholder, as the case may be.

     (f) PTI unitholders who exercise their statutory dissenters' rights will recognize gain or loss equal to the difference between their basis in their PTI Units and the amount of cash they receive in exchange therefor.

     (g) The PTI General Partner will recognize no gain or loss upon the transfer of the PT Realty general partnership interest in exchange for Holdings Preferred Stock.

     The foregoing discussion and opinion of Latham & Watkins as to the material federal income tax consequences of the Mergers does not address the particular facts and circumstances of each such unitholder or stockholder. It does not discuss all of the consequences that may be relevant to unitholders of PTI and stockholders of Getty entitled to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations or foreign persons) or to unitholders of PTI or stockholders of Getty who acquired their PTI Units or Getty Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. No information is provided herein with respect to the tax consequences, if any, of the Mergers or the exchange of units or shares pursuant thereto under state, local, foreign or other tax laws.

     An opinion of counsel is not binding on the IRS and there is no assurance that the IRS will not take a position contrary to one or more positions reflected in such opinion or that such opinion will be upheld by the courts if challenged by the IRS, and no ruling from the IRS has been sought. EACH HOLDER OF PTI UNITS AND GETTY COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGERS.

ACCOUNTING TREATMENT

     The Mergers will be accounted for as a purchase, with Getty as acquiror, in accordance with GAAP. Under this method of accounting, the purchase price will be allocated to tangible assets acquired and liabilities assumed based on their estimated fair values. Income of Holdings will not include income of PTI prior to the Effective Time. See "Unaudited Pro Forma Condensed Combined Financial Statements."

DISSENTERS' RIGHTS

     Getty. Under the DGCL, holders of Getty Common Stock are not entitled to appraisal rights in connection with the Mergers because the Getty Common Stock is listed on a national securities exchange and the consideration which such holders will receive in the Mergers consists of Holdings Common Stock, which will also be listed on a national securities exchange, and cash in lieu of fractional shares.

     PTI. Holders of PTI LP Units who do not vote in favor of the approval and adoption of the Merger Agreement and who have properly complied with the Dissenters' Rights Provisions will be entitled to dissenters' rights. To preserve their rights, unitholders who wish to exercise their statutory dissenters' rights must submit a written notice of dissent prior to the PTI Meeting and comply with the other procedural requirements of Dissenters' Rights Provisions described below.

     DISSENTERS' RIGHTS PROVISIONS UNDER THE NYLPA ARE REPRINTED IN THEIR ENTIRETY AS APPENDIX G TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DISCUSSION IS A SUMMARY OF THE LAW RELATING TO DISSENTERS' RIGHTS UNDER THE NYLPA AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX G. THIS DISCUSSION AND APPENDIX G SHOULD BE REVIEWED CAREFULLY BY ANY UNITHOLDER WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS, IF AVAILABLE, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS, IF AVAILABLE.

     A PTI limited partner who files the written notice of dissent described below with respect to such limited partner's PTI LP Units and who neither votes in favor of the Merger Agreement nor consents thereto in writing may be entitled to receive the fair value of his or her PTI LP Units from PTI in accordance with the Dissenters' Rights Provisions. All references in this summary of dissenters' rights to a "unitholder" are to the record holder or holders of PTI LP Units.

     Holders of shares of PTI LP Units who desire to exercise their dissenters' rights must not vote in favor of the Merger Agreement and must deliver a written notice of dissent to PTI prior to the vote by the unitholder of PTI on the Merger Agreement. A unitholder who signs and returns a proxy without expressly directing, by checking the applicable boxes on the reverse side of the proxy card enclosed herewith, that his or her PTI LP Units be voted against the proposal to approve the Merger Agreement or that an abstention be registered with respect to his or her PTI LP Units will effectively have thereby waived his or her dissenters' rights as to those PTI LP Units because, in the absence of express contrary instructions, such PTI LP Units will be voted in favor of the proposal to approve the Merger Agreement. Accordingly, a unitholder who desires to perfect dissenters' rights with respect to any of his or her PTI LP Units must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the Merger Agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal to approve the Merger Agreement on such card or affirmatively vote in person against the proposal to approve the Merger Agreement or register in person an abstention with respect thereto. A notice of dissent must be executed by or on behalf of the unitholder of record and must reasonably inform PTI of the identity of the unitholder of record and that such record unitholder intends thereby to demand the fair value of his or her PTI LP Units. A person having a beneficial interest in PTI LP Units that are held in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever dissenters' rights are available. If the PTI LP Units are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the PTI LP Units are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notice of dissent for a unitholder of record; provided, however, the agent must identify the record owner and expressly disclose the fact that, in filing the notice, such person is acting as agent for the record owner.

     A record owner, such as a broker, fiduciary or other nominee, who holds PTI LP Units as a nominee for others, may exercise dissenters' rights with respect to the PTI LP Units held for all or less than all beneficial owners of PTI LP Units as to which such person is the record owner. In such case, the written notice must set forth the number of PTI LP Units covered by such demand. Where the number of PTI LP Units is not expressly stated, the demand will be presumed to cover all PTI LP Units outstanding in the name of such record owner.

     A unitholder who elects to exercise dissenters' rights, if available, should mail or deliver his or her written notice to: Power Test Investors Limited Partnership, c/o CLS General Partnership Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attn: Milton Cooper, Secretary.

     The written notice of dissent should specify the unitholder's name and mailing address, the number of PTI LP Units owned, and that the unitholder is thereby demanding the fair value of his or her PTI LP Units. A proxy or vote against the Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the surviving entity must send to each unitholder who has validly delivered and not revoked a notice of dissent in accordance with the Dissenters' Rights Provisions a written offer to pay in cash the fair value of such former limited partner's interest. Payment in cash will be made to each former limited partner accepting such offer within ten days after notice of such acceptance is received by the surviving entity. If a former limited partner and the surviving entity fail to agree on the price to be paid for the former limited partner's partnership interest within ninety days after the surviving entity has made the offer set forth above, or if the surviving entity does not make such an offer within the period specified above, the surviving entity will, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the surviving entity's offices are located to determine the rights of dissenting limited partners and to fix the value of their PTI LP Units. If the surviving entity fails to institute such proceeding within such twenty day period, a dissenting limited partner may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty-day period, all dissenters' rights will be lost unless the supreme court, for good cause shown, otherwise directs. All dissenting limited partners, other than those who have agreed with the surviving entity on the price to be paid for their PTI LP Units, will be made parties to such proceeding.

     The court will determine whether each dissenting limited partner is entitled to receive payment for his or her PTI LP Units and, if so entitled, the fair value of such PTI LP Units. In determining fair value, the court will consider the nature of the transaction giving rise to the dissenters' rights, the methods customary in the relevant securities and financial markets for determining fair value of units of a limited partnership engaging in a similar transaction under comparable circumstances and all other relevant factors. The court will determine the fair value of the PTI LP Units without a jury and without referral to an appraiser or referee. The final order will include an allowance for interest at such rate as the court deems equitable, from the Effective Time to the date of payment.

     Holders of PTI LP Units considering seeking a court determination of the value of such units should recognize that the fair value of their units determined under the Dissenters' Rights Provisions could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not pursue their dissenters' rights. Each party to the valuation proceeding will bear its own costs and expenses, unless the court, in its discretion, assesses all or any part of such costs and expenses against any other party to such proceeding.

     Within sixty days after final determination of the valuation proceeding, the surviving entity will pay to each dissenting limited partner the fair value determined by such proceeding, upon surrender of the certificates representing such partner's PTI LP Units.

     The enforcement by a dissenting limited partner of his or her right to receive payment for PTI LP Units according to the valuation proceeding described above will exclude the enforcement by such partner of any other right to which such partner might otherwise be entitled by virtue of ownership of PTI LP Units other than the right of such partner to bring an appropriate action to obtain relief on the ground that the PTI Merger will be or is unlawful or fraudulent as to him or her.

STOCK EXCHANGE LISTING OF HOLDINGS PREFERRED STOCK AND HOLDINGS COMMON STOCK

     Application will be made for the listing on the NYSE of the shares of Holdings Preferred Stock and Holdings Common Stock to be issued in the Mergers. This listing is a condition to the obligations of Getty of PTI to effect the Mergers. So long as Getty continues to meet applicable listing requirements, Getty Common Stock will continue to be listed on the NYSE until consummation of the Mergers. See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers."

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of Holdings Preferred Stock received by unitholders of PTI and all shares of Holdings Common Stock received by stockholders of Getty in connection with the Mergers will be freely transferable, except that any such shares received by persons who are deemed to be "affiliates" (as that term is defined under the Securities Act) of Getty or PTI prior to the Mergers may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of Holdings) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Getty, PTI or Holdings generally include individuals or entities that control, are controlled by, or are under common control with, such company and may include certain officers and directors of such company as well as principal stockholders of such company. The Merger Agreement requires each of Getty and PTI to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that the affiliate will not sell, assign or transfer any shares of Holdings Common Stock or Holdings Preferred Stock received in connection with the Mergers except (i) pursuant to an effective registration statement under the Securities Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 promulgated under the Securities Act (and otherwise in accordance with Rule 144 promulgated under the Securities Act if the person is an affiliate of Holdings and if so required at the time) or
(iii) in a transaction that, in the opinion of independent counsel to the affiliate reasonably satisfactory to Holdings or as described in a "no action" or interpretative letter from the staff of the Commission, is not required to be registered under the Securities Act.

     This Joint Proxy Statement/Prospectus does not cover resales of Holdings Common Stock or Holdings Preferred Stock received by any person who may be deemed to be an affiliate of Getty, PTI or Holdings.

                              THE MERGER AGREEMENT

     The following summary of certain terms and provisions of the Merger Agreement, which describe all material terms and provisions thereof, is qualified in its entirety by reference to the other information contained elsewhere in this Joint Proxy Statement/Prospectus including the Appendices hereto and the documents incorporated herein by reference. A copy of the Merger Agreement (excluding the Exhibits and Schedules thereto) is set forth in Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference, and reference is made thereto for a complete description of the terms of the Mergers. Stockholders and unitholders are urged to read the Merger Agreement and each of the other Appendices hereto carefully.

THE MERGERS

     Prior to the Effective Time, Holdings, Getty Sub and PTI LLC will become parties to the Merger Agreement. The Merger Agreement provides that, following the approval of the Mergers by the stockholders of Getty and the holders of PTI LP Units and the satisfaction or waiver of the other conditions to the Mergers, Getty and PTI will become wholly owned by Holdings, which will be renamed "Getty Realty Corp.", PTI will then be dissolved as a matter of law, the holders of Getty Common Stock will become holders of Holdings Common Stock and the holders of PTI Units will become holders of Holdings Preferred Stock.

     If the Merger Agreement is approved by the stockholders of Getty and unitholders of PTI, and the other conditions to the Mergers are satisfied or waived, the Closing will take place as soon as practicable after the last of the conditions is satisfied or waived, or at such other time and date to which Getty and PTI mutually agree. On the Closing Date, Getty will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and PTI will cause a certificate of merger to be filed with the Secretary of State of the State of New York as provided in
Section 121-1103 of the NYLPA, at which time and date of such filings the Mergers will become effective. See "-- Conditions to Each Party's Obligations to Effect the Mergers," "-- Conditions to Obligation of Getty to Effect the Mergers" and "-- Conditions to Obligation of PTI to Effect the Mergers."

CONVERSION OF SECURITIES

     The Merger Agreement provides that the Mergers will be effected by merger of two newly-formed subsidiaries of Holdings, Getty Sub and PTI LLC, with and into Getty and PTI, respectively, in which Getty and PTI will be the surviving entities.

     At the Effective Time, in the Getty Merger:

     (i) Except as provided in clause (iv) below, each issued and outstanding share of Getty Common Stock (other than shares that are canceled) will be converted into the right to receive one fully paid and nonassessable share of Holdings Common Stock.

     (ii) Each issued and outstanding share of common stock of Getty Sub will be converted into one share of common stock of Getty, the surviving corporation in the Getty Merger.

     (iii) Each share of Holdings Common Stock outstanding immediately prior to the Effective Time will be canceled and retired without payment of any consideration therefor and cease to exist, and each share of Getty Common Stock that is held in the Getty treasury or is owned by subsidiaries of Getty will cease to be outstanding and will be canceled and retired without payment of any consideration therefor and cease to exist.

     (iv) Each Getty Option, whether or not then exercisable or vested in accordance with its terms, which theretofore has been granted under the Getty Option Plans, will become an option to acquire, on substantially the same terms and conditions as were applicable under such Getty Option immediately prior to the Effective Time, for each share of Getty Common Stock subject to such Option, the same number of shares of Holdings Common Stock as the holder of such Getty Option would have been entitled to receive in the Mergers had such holder exercised such Getty Option in full immediately prior to the Effective Time, at a price per share equal to the price under such Getty Option.

     At the Effective Time, in the PTI Merger:

     (i) Each issued and outstanding PTI LP Unit will be converted into the right to receive 0.44 fully paid and nonassessable share of Holdings Preferred Stock.

     (ii) Each issued and outstanding PTI GP Unit will be converted into the right to receive 0.44 fully paid and nonassessable share of Holdings Preferred Stock.

     (iii) Each issued and outstanding membership interest in PTI LLC will be converted into one limited partnership interest in PTI, the surviving entity in the PTI Merger, and since such partnership interest will be owned only by Holdings, PTI will be dissolved as a matter of law.

     (iv) Any PTI LP Unit as to which dissenters' rights are perfected will not be converted in the PTI Merger but will be converted solely into the right to receive payment of the fair value of such units to the extent permitted by and in accordance with the applicable provisions of the NYLPA. See "The Mergers -- Dissenters' Rights."

     All shares of Holdings Common Stock outstanding immediately prior to the Mergers will be canceled. Consequently, as a result of the Mergers, Getty and PTI will become wholly owned by Holdings, PTI will be dissolved as a matter of law, and holders of Getty Common Stock and PTI Units (other than holders of PTI LP Units who exercise and perfect their dissenters' rights) will become holders of Holdings Common Stock and Holdings Preferred Stock, respectively. Immediately after the Effective Time, the PTI General Partner will transfer to Holdings the general partner interest in PT Realty in exchange for 28,890 shares of Holdings Preferred Stock, calculated based on the PTI Exchange Ratio. Following the Mergers, Getty (under the new name "Getty Properties Corp.") and the business of PTI will be operated as subsidiaries of Holdings, which will be renamed "Getty Realty Corp."

FRACTIONAL SHARES

     If any holder of Getty Common Stock or PTI Units would be entitled to receive a number of shares of Holdings Common Stock or Holdings Preferred Stock that includes a fraction, then in lieu of a fractional share, the holder will be entitled to receive a cash payment, in an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) with respect to shares of Holdings Common Stock, (i) the average of the closing prices of Holdings Common Stock (as reported on the NYSE Composite Transactions Reporting System) on the ten consecutive days on which shares of Holdings Common Stock actually trade preceding the date of the Effective Time (or, if Holdings Common Stock does not trade on the NYSE on any or all of such days, the ten consecutive trading days commencing with the first date of trading of Holdings Common Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder otherwise would be entitled or (b) with respect to shares of Holdings Preferred Stock, (i) the average of the closing prices of Holdings Preferred Stock (as reported on the NYSE Composite Transactions Reporting System) on the ten consecutive days on which shares of Holdings Preferred Stock actually trade preceding the date of the Effective Time (or, if Holdings Preferred Stock does not trade on the NYSE on any or all of such days, the ten consecutive trading days commencing with the first date of trading of Holdings Preferred Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder otherwise would be entitled.

EXCHANGE OF STOCK CERTIFICATES, UNIT CERTIFICATES AND LETTERS EVIDENCING OWNERSHIP OF PTI UNITS

     Promptly after the Effective Time, an exchange agent will mail to each holder of record of certificates which immediately prior to the Effective Time represented outstanding shares of Getty Common Stock or outstanding PTI Units and to each holder of record of letters which immediately prior to the Effective Time represented outstanding PTI Units ("letters"), a letter of transmittal and instructions for use in effecting the surrender of such certificates and/or letters in exchange for certificates representing shares of Holdings Common Stock or Holdings Preferred Stock. Upon surrender of certificates and/or letters for cancellation to the exchange agent, together with such letter of transmittal duly executed and any other required documents, the holder of such certificates and/or letters will be entitled to receive certificates representing the shares of

Holdings Common Stock or Holdings Preferred Stock the holder is entitled to receive and, if the holder is entitled to receive any fractional shares of Holdings Common Stock or Holdings Preferred Stock, a cash payment representing the amount the holder is entitled to receive for such fractional shares (such certificates and cash payment together, the "Consideration"), and the certificates and/or letters so surrendered will promptly be canceled. Until so surrendered, certificates and/or letters representing Getty Common Stock or PTI Units will represent solely the right to receive the Consideration and holders thereof will not be holders of record of Holdings.

     No dividends or other distributions that are declared payable to the holders of record of shares of Holdings Common Stock or Holdings Preferred Stock after the Effective Time will be paid to persons entitled by reason of the Mergers to receive shares of Holdings Common Stock or Holdings Preferred Stock until such persons surrender their certificates and/or letters representing Getty Common Stock or PTI Units. Upon such surrender, there will be paid to the person in whose name the shares of Holdings Common Stock or Holdings Preferred Stock are issued any dividends or other distributions on such shares of Holdings Common Stock or Holdings Preferred Stock which have a record date after the Effective Time and prior to such surrender, and a payment date prior to such surrender. In no event will the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

     If any cash or certificate representing shares of Holdings Common Stock or Holdings Preferred Stock is to be paid to or issued in a name other than that in which the certificate or letter surrendered in exchange therefor is registered, it will be a condition of such exchange that the certificate or letter so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Holdings Common Stock or Holdings Preferred Stock in a name other than that of the registered holder of the certificate or letter surrendered, or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the exchange agent nor any party to the Merger Agreement will be liable to a holder of Getty Common Stock or PTI Units for any shares of Holdings Common Stock or Holdings Preferring Stock or dividends thereon or cash in lieu of fractional shares of Holdings Common Stock or Holdings Preferred Stock, delivered to a public official pursuant to applicable abandoned property, escheat or similar law. The exchange agent will not be entitled to vote or exercise any rights of ownership with respect to such shares of Holdings Common Stock or Holdings Preferred Stock for the account of the persons entitled thereto.

     HOLDERS OF GETTY COMMON STOCK OR PTI UNITS SHOULD NOT SEND IN THEIR CERTIFICATES AND/OR LETTERS UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary reciprocal representations and warranties by Getty and PTI relating to, among other things (a) their respective organizations, the organization of their respective subsidiaries and affiliates and similar business matters; (b) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (c) their respective capital structures; (d) compliance with applicable laws and agreements; (e) the accuracy of certain reports and financial statements filed with the Commission; (f) the absence of adverse material suits, claims or proceedings and other litigation; (g) the absence of any material adverse changes to their respective business, operations, condition (financial or otherwise), results of operations, assets, liabilities, working capital or reserves; (h) the delivery of fairness opinions by Furman Selz, in the case of Getty, and CIBC, in the case of PTI; and (i) environmental matters.

CERTAIN COVENANTS

     Pursuant to the Merger Agreement, each of Getty and PTI has agreed that, during the period from the date of the Merger Agreement until the consummation of the Mergers, it will, subject to certain exceptions specified therein, among other things:

     Interim Operations. (i) Conduct its business and the business of its subsidiaries only in the ordinary and usual course as such business has been conducted; (ii) use its best efforts to preserve intact its business organization and goodwill; (iii) keep available the services of its personnel, and (iv) maintain satisfactory relations with business associates.

     Changes in Capital Stock. Not (i) amend its organizational documents; (ii) declare or pay any extraordinary dividends or make any extraordinary partnership distributions; (iii) purchase or redeem any shares of its capital stock or units; (iv) effect any stock split; (v) issue any debt securities or borrow any money (other than bank borrowings in the ordinary course of business consistent with past practice); or (vi) otherwise change its capitalization.

     Issuance of Stock; Dispositions; Acquisitions. Not (i) issue any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock or units except in the ordinary course of business consistent with past practice and pursuant to existing employee benefit plans; or (ii) enter into or materially amend any employment, severance or similar agreement or any agreement with respect to any business combination (other than the Mergers), any acquisition or disposition of a material amount of assets or securities or any release of any material contract rights not in the ordinary course of business.

     Communication and Notification. Confer on a regular basis with the other party with respect to material operational matters and the general status of ongoing operations and notify the other party of any emergency or other change in its business or the business of its subsidiaries or any governmental actions which would have a material adverse effect on its business and that of its subsidiaries, taken as a whole.

     Further Assurance and Cooperation. Use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement.

     Any action prohibited by the foregoing may nonetheless be taken by either party to the extent expressly permitted by the Merger Agreement, or consented to in writing by the other party to the Merger Agreement.

INDEMNIFICATION

     The Merger Agreement provides that, from and after the Effective Time, Holdings will indemnify, defend and hold harmless the current and former directors, officers and employees of Getty, the PTI General Partner and their respective subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement) to the fullest extent that such persons are indemnified under the laws of the States of Delaware and New York and the certificates of incorporation and bylaws, as in effect on the date thereof, of Getty, the PTI General Partner and their respective subsidiaries or any existing indemnification agreement with either Getty or the PTI General Partner. In the event of any such loss, expense, claim, damage or liability, Holdings will cooperate in the defense of any such matter and any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under applicable law and any such certificate of incorporation or bylaws will be made by independent counsel (which will not be counsel that provides material services to Holdings or its subsidiaries) selected by Holdings and reasonably acceptable to such officer or director; provided, that in the absence of applicable judicial precedent to the contrary, such counsel, in making such determination, will presume such officer's or director's conduct complied with such standard and Holdings will have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard. See "Comparison of

Stockholders' and Unitholders' Rights -- Comparison of Rights of Holders of Getty Common Stock and Holdings Common Stock -- General" and "-- Limitation of Liability and Indemnification" and "--Comparison of Rights of Holders of PTI LP Units and Holdings Preferred Stock -- General," "-- Limitation of Liability" and "-- Indemnification."

     In addition, the Merger Agreement provides that for a period of six years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering those of the Indemnified Parties who are covered, in their capacities as current or former officers and directors of Getty, by Getty's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to such Indemnified Parties than such existing insurance. Additionally, Holdings is required to keep in effect provisions in its and Getty's organizational documents providing for exculpation of director and officer liability and its indemnification of the indemnified parties to the fullest extent permitted under the Maryland General Corporation Law (the "MGCL") or the DGCL, as applicable, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the indemnified parties' right of indemnification.

CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS

     The respective obligation of each party to effect the Mergers is subject to the fulfillment or waiver by both parties at or prior to the Closing Date of the following conditions:

     (i) The Merger Agreement and the Getty Merger shall each have been approved
(A) by the affirmative vote of the holders of at least that number of outstanding shares of Getty Common Stock required to approve the Getty Merger under the DGCL and Getty's certificate of incorporation and (B) by the affirmative vote of a majority of the shares of Getty Common Stock not held or directly or indirectly controlled by the Principal Holders present in person or represented by proxy and voting at the Getty Special Meeting.

     (ii) The Merger Agreement and the PTI Merger shall each have been approved
(A) by the affirmative vote of the holders of at least that number of PTI LP Units required to approve the PTI Merger under the NLPA and the Partnership Agreement and (B) by the affirmative vote of a majority of the PTI LP Units not held or directly or indirectly controlled by the Principal Holders present in person or represented by proxy and voting at the PTI Special Meeting.

     (iii) Neither Getty nor PTI shall be subject to any order, decree, ruling or injunction of a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, and no law, statute, rule or regulation shall have been promulgated or enacted by a governmental or regulatory authority, which prohibits the consummation of the transactions contemplated by the Merger Agreement or would otherwise impair the ability of Holdings to operate the business of Getty and PTI on a consolidated basis following the Closing.

     (iv) The Registration Statement shall be effective, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing or, to the knowledge of Getty or PTI, be threatened in writing, and all necessary approvals under state securities laws relating to the issuance or trading of Holdings Common Stock and Holdings Preferred Stock to be issued to stockholders of Getty and unitholders of PTI in connection with the Mergers shall have been received.

     (v) All consents, licenses, permits, authorizations, orders and approvals of (or filings or registrations with) any governmental or regulatory authorities, and all consents, authorizations and approvals of any other entity (including, without limitation, any bank or financial institution) required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, license, permit, authorization, order, approval, filing or registration would not have a material adverse effect on Holdings following the Effective Time.

     (vi) The Holdings Common Stock and Holdings Preferred Stock to be issued to stockholders of Getty and unitholders of PTI in connection with the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (vii) After the Effective Time, no person will have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement to acquire any equity securities of Getty, PTI or any of their respective subsidiaries.

     (viii) Holders of LP Units representing no more than 10% of the issued and outstanding LP Units shall have exercised, and not withdrawn, their rights to dissent from the PTI Merger.

     (ix) Getty and PTI shall have received a legal opinion from Latham & Watkins, in form and substance reasonably satisfactory to Getty and PTI, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the PTI Merger and the transfer of the general partner interest in PT Realty to Holdings will be treated as an exchange under Section 351(a) of the Code and, except for Dissenting Limited Partners, no gain will be recognized to holders of PTI Units, and the Getty Merger will be treated as a reorganization under Section 368(a) of the Code and no gain will be recognized to Getty stockholders.

CONDITIONS TO OBLIGATION OF GETTY TO EFFECT THE MERGERS

     The obligation of Getty to effect the Mergers is subject to the fulfillment or waiver by Getty at or prior to the Closing Date of the following additional conditions:

     (i) PTI shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under the Merger Agreement at or prior to the Closing Date.

     (ii) The representations and warranties of PTI contained in the Merger Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of PTI that are not so qualified shall be true and correct in all material respects, in each case both as of the date of the Merger Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date.

     (iii) Getty shall have received from PTI a certificate from an officer of the PTI General Partner, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (i) and (ii) above have been satisfied.

     (iv) From the date of the Merger Agreement through the Effective Time, a material adverse effect with respect to PTI shall not have occurred.

     (v) The opinion of Furman Selz received by Getty in accordance with the provisions of the Merger Agreement shall not have been withdrawn or modified in any adverse manner.

CONDITIONS TO OBLIGATION OF PTI TO EFFECT THE MERGERS

     The obligation of PTI to effect the Mergers is subject to the fulfillment or waiver by PTI at or prior to the Closing Date of the following additional conditions:

     (i) Getty shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under the Merger Agreement at or prior to the Closing Date.

     (ii) The representations and warranties of Getty contained in the Merger Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of Getty that are not so qualified shall be true and correct in all material respects, in each case both as of the date of the Merger Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date.

     (iii) PTI shall have received from Getty a certificate from an officer of Getty, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (i) and (ii) above have been satisfied.

     (iv) From the date of the Merger Agreement through the Effective Time, a material adverse effect with respect to Getty shall not have occurred.

     (v) The opinion of CIBC received by PTI in accordance with the provisions of the Merger Agreement shall not have been withdrawn or modified in any adverse manner.

AMENDMENT AND WAIVER

     At any time period to the Effective Time, the Merger Agreement may be amended or supplemented in writing by the parties thereto with respect to any of the terms contained in the Merger Agreement, except that following the approval of the Mergers by the stockholders of Getty and unitholders of PTI, there shall be no amendment or change to the provisions of the Merger Agreement with respect to the Getty Exchange Ratio or the PTI Exchange Ratio without further approval by the respective stockholders of Getty and unitholders of PTI. In addition, any party may waive, by a written instrument signed on its behalf, any provision of the Merger Agreement.

REFINANCING ARRANGEMENTS

     In connection with the Mergers, Holdings intends to seek the consent of two banks, as mortgage lenders to each of Getty and PT Realty under existing real estate financing arrangements, to the Mergers, or to refinance and consolidate such indebtedness. Obtaining the consent of such banks (or refinancing such indebtedness) is a condition to Getty's and PTI's respective obligations to consummate the Mergers. See "-- Conditions to the Obligations of the Parties to Effect the Mergers."

     The aggregate amount of such outstanding mortgage indebtedness of Getty as of December 16, 1997, was approximately $11,608,000 and matures on November 1, 2000.

     The aggregate amount of such outstanding mortgage indebtedness of PT Realty as of December 16, 1997 was approximately $26,710,000 and matures on November 1, 2000.

     Holdings anticipates that it will be able to obtain such banks' consent to the Mergers, or alternatively, that it will be able to refinance the existing mortgage indebtedness on terms not materially less favorable than the existing terms, but no assurances can be given in this regard.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

GETTY

     The Getty Common Stock is listed on the NYSE under the ticker symbol GTY.

     The table below sets forth, (i) for the fiscal quarters indicated, the reported high and low sale prices of the Getty Common Stock as reported on the NYSE Composite Transactions Reporting System, based on published financial sources, and (ii) for the fiscal periods indicated, the dividends paid per share of Getty Common Stock.

                                                              GETTY COMMON STOCK
                                                                 MARKET PRICE      DIVIDENDS PAID
                                                              ------------------     PER SHARE
                                                                HIGH       LOW     DURING PERIOD
                                                                ----       ---     --------------
Fiscal 1996
  First Quarter.............................................  $13.125    $10.875
  Second Quarter............................................   11.875     10.750
  Third Quarter.............................................   14.125     11.375
  Fourth Quarter............................................   15.000     12.625
       Year Ended January 31, 1996..........................                           $0.06
Fiscal 1997
  First Quarter.............................................  $15.750    $13.375
  Second Quarter............................................   15.750     13.125
  Third Quarter.............................................   17.250     13.625
  Fourth Quarter............................................   17.875     14.500
       Year Ended January 31, 1997..........................                           $0.12
Fiscal 1998
  First Quarter.............................................  $21.375    $15.500*
  Second Quarter............................................   18.375*   $16.625*
  Third Quarter.............................................   19.0625*  $17.125*
  Fourth Quarter (through January 5, 1998)..................   22.9375*   18.500*
       Year Ended January 31, 1998..........................                             $0.12

-------------------------
* Reflects effect of Spin-Off on market price of Getty Common Stock.

     On December 16, 1997, the last trading day preceding the public announcement of the proposed Mergers, the closing price on the NYSE Composite Transaction Tape was $21.3125 per share of Getty Common Stock. On January 9, 1998, the most recent practicable date prior to the date of this Joint Proxy Statement/Prospectus, the closing price on the NYSE Composite Transaction Tape was $22.0625 per share of Getty Common Stock. Getty Stockholders are urged to obtain current market quotations prior to making any decision with respect to the Mergers.

PTI

     The PTI LP Units are not listed on a national exchange and are traded infrequently over the counter under the symbol POWNZ.

     The table below sets forth, (i) for the calendar quarters indicated, the reported high and low sale prices of the PTI LP Units, as reflected on the OTC Bulletin Board and (ii) for the periods indicated, the distributions paid per PTI Unit.

                                                               PTI LP UNITS    DISTRIBUTIONS
                                                               MARKET PRICE         PAID
                                                              --------------      PER UNIT
                                                               HIGH     LOW    DURING PERIOD
                                                               ----     ---    -------------
1995
  First Quarter.............................................  $7.625   $7.25
  Second Quarter............................................    7.50    7.25
  Third Quarter.............................................    8.00    7.50
  Fourth Quarter............................................    9.00    7.50
       Year Ended December 31, 1995.........................                       $0.74
1996
  First Quarter.............................................  $ 9.00   $8.25
  Second Quarter............................................    9.25    8.50
  Third Quarter.............................................    9.25    8.75
  Fourth Quarter............................................    9.13    8.75
       Year Ended December 31, 1996.........................                       $0.84
1997
  First Quarter.............................................  $ 9.00   $8.75
  Second Quarter............................................    8.75    8.75
  Third Quarter.............................................    9.00    8.75
  Fourth Quarter............................................   10.50    8.75
       Year Ended December 31, 1997.........................                       $0.74

     On November 5, 1997, the last day on which a PTI LP Unit was traded preceding the public announcement of the proposed Mergers, the sale price of PTI LP Units was $8.75 per unit. On December 31, 1997, the last day on which a PTI LP Unit was traded prior to the date of this Joint Proxy Statement/Prospectus, the sale price of PTI LP Units was $10.50 per unit. Holders of PTI LP Units are urged to obtain current market quotations prior to making any decision with respect to the Mergers.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following table sets forth selected unaudited pro forma condensed combined financial data of Holdings and reflects adjustments (i) eliminating the financial data of Getty's petroleum marketing business, which was spun-off to Getty's stockholders on March 21, 1997 (see "The Companies -- Getty") and (ii) giving effect to the Mergers as if such transactions had occurred as of February 1, 1996 with respect to the pro forma operating and other data for the fiscal year ended January 31, 1997 and for the nine months ended October 31, 1997, and as of October 31, 1997 with respect to the balance sheet data. Such unaudited pro forma information: (i) includes the historical results of operations data of Getty for the fiscal year ended January 31, 1997 and for the nine months ended October 31, 1997 and the historical balance sheet data of Getty as of October 31, 1997 and (ii) includes the historical results of operations data of PTI for the year ended December 31, 1996, and for the nine months ended September 30, 1997 and the historical balance sheet data of PTI as of September 30, 1997.

     The Mergers will be accounted for as a purchase under GAAP. Under purchase accounting, the purchase price will be allocated to tangible assets acquired and liabilities assumed based on their estimated fair values. The adjustments included in the unaudited pro forma condensed combined financial statements represent a preliminary determination of these adjustments based upon available information. There is no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the unaudited pro forma financial information.

     The unaudited pro forma condensed combined financial data set forth below is not necessarily indicative of either future results of operations or results that might have been achieved if the Mergers had been consummated as of the indicated dates. The unaudited pro forma condensed combined financial data should be read in conjunction with the historical consolidated financial statements of Getty and PTI, and related notes thereto, included as attachments to, or appearing elsewhere in, this Joint Proxy Statement/Prospectus. See "Available Information," "Summary -- Getty Selected Historical Financial Data" and "Summary -- PTI Selected Historical Financial Data."

                           GETTY REALTY HOLDING CORP.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED JANUARY 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                              HISTORICAL    MARCH 21, 1997    POST SPIN-OFF    HISTORICAL                     PRO FORMA
                                GETTY        SPIN-OFF(A)          GETTY          PTI(*)      ADJUSTMENTS      HOLDINGS
                              ----------    --------------    -------------    ----------    -----------      ---------
Revenues:
  Revenues from rental
     property.............     $ 35,864       $  22,998          $58,862         $9,338        $(9,112)(b)     $59,088
  Net sales of petroleum
     products.............      888,187        (855,076)          33,111             --             --          33,111
  Other income............        1,794            (155)           1,639            889           (672)(c)       1,856
                               --------       ---------          -------         ------        -------         -------
                                925,845        (832,233)          93,612         10,227         (9,784)         94,055
                               --------       ---------          -------         ------        -------         -------
Cost of sales of petroleum
  products (excluding
  depreciation and
  amortization)...........      816,057        (785,398)          30,659             --             --          30,659
Rental property
  expenses................       21,591          (8,592)          12,999             --             --          12,999
Environmental and
  maintenance expenses....       40,820         (28,887)          11,933             --             --          11,933
Selling, general and
  administrative
  expenses................       25,407         (20,307)           5,100            926           (672)(c)       5,354
Depreciation and
  amortization............       23,476         (13,922)           9,554            861         (2,822)(b)       9,647
                                                                                                 2,054(d)
Interest expense..........        6,806            (426)           6,380          2,210         (4,777)(b)       3,813
Litigation charge.........        5,802              --            5,802             --             --           5,802
                               --------       ---------          -------         ------        -------         -------
                                939,959        (857,532)          82,427          3,997         (6,217)         80,207
                               --------       ---------          -------         ------        -------         -------
Earnings (loss) before
  provision (credit) for
  income taxes............      (14,114)         25,299           11,185          6,230         (3,567)         13,848
Provision (credit) for
  income taxes............       (4,938)         10,074            5,136             --          1,114(e)        6,250
                               --------       ---------          -------         ------        -------         -------
Net earnings (loss) before
  preferred stock
  dividends...............       (9,176)         15,225            6,049          6,230         (4,681)          7,598
                               --------       ---------          -------         ------        -------         -------
Preferred stock
  dividends...............           --              --               --             --          5,128(f)        5,128
                               --------       ---------          -------         ------        -------         -------
Net earnings (loss)
  available to common
  shareholders............     $ (9,176)      $  15,225          $ 6,049         $6,230        $(9,809)        $ 2,470
                               ========       =========          =======         ======        =======         =======
Net earnings (loss) per
  common share............       $(0.72)                           $0.48                                         $0.19(g)
                               ========                          =======                                       =======
Weighted average common
  shares outstanding......       12,674                           12,674                                        12,674
                               ========                          =======                                       =======

-------------------------
(*)Represents year ended December 31, 1996.

See accompanying notes to unaudited pro forma combined statements of operations.

                           GETTY REALTY HOLDING CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                       NINE MONTHS ENDED OCTOBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                               HISTORICAL   MARCH 21, 1997   POST SPIN-OFF   HISTORICAL                    PRO FORMA
                                 GETTY       SPIN-OFF(A)         GETTY         PTI(*)     ADJUSTMENTS      HOLDINGS
                               ----------   --------------   -------------   ----------   -----------      ---------
Revenues:
  Revenues from rental
     property................   $ 44,740             --         $44,740        $6,865       $(6,702)(b)     $44,903
  Net sales of petroleum
     products................     19,085             --          19,085            --            --          19,085
  Other income...............      2,522             --           2,522           367          (504)(c)       2,385
                                --------      ---------         -------        ------       -------         -------
                                  66,347             --          66,347         7,232        (7,206)         66,373
                                --------      ---------         -------        ------       -------         -------
Equity in earnings of Getty
  Petroleum Marketing Inc....      2,931         (2,931)             --            --            --              --
                                --------      ---------         -------        ------       -------         -------
                                  69,278         (2,931)         66,347         7,232        (7,206)         66,373
                                --------      ---------         -------        ------       -------         -------
Cost of sales of petroleum
  products (excluding
  depreciation and
  amortization)..............     17,603             --          17,603            --            --          17,603
Rental property expenses.....     10,286             --          10,286            --            --          10,286
Environmental and maintenance
  expenses...................      4,491             --           4,491            --            --           4,491
Selling, general and
  administrative expenses....      9,701             --           9,701           715          (504)(c)       9,912
Depreciation and
  amortization...............      7,272             --           7,272           655        (2,111)(b)       7,347
                                                                                              1,531(d)
Interest expense.............      3,898             --           3,898         1,549        (2,895)(b)       2,552
Change of control charge.....      2,166             --           2,166            --            --           2,166
                                --------      ---------         -------        ------       -------         -------
                                  55,417             --          55,417         2,919        (3,979)         54,357
                                --------      ---------         -------        ------       -------         -------
Earnings before provision for
  income taxes...............     13,861         (2,931)         10,930         4,313        (3,227)         12,016
Provision for income taxes...      5,683         (1,200)          4,483            --           454(e)        4,937
                                --------      ---------         -------        ------       -------         -------
Net earnings before preferred
  stock dividends............      8,178         (1,731)          6,447         4,313        (3,681)          7,079
                                --------      ---------         -------        ------       -------         -------
Preferred stock dividends....         --             --              --            --         3,846(f)        3,846
                                --------      ---------         -------        ------       -------         -------
Net earnings available to
  common shareholders........   $  8,178      $  (1,731)        $ 6,447        $4,313       $(7,527)        $ 3,233
                                ========      =========         =======        ======       =======         =======
Net earnings per common
  share......................      $0.63                          $0.49                                       $0.25(g)
                                ========                        =======                                     =======
Weighted average common
  shares outstanding.........     13,069                         13,069                                      13,069
                                ========                        =======                                     =======

-------------------------
(*)Represents nine months ended September 30, 1997.

See accompanying notes to unaudited pro forma combined statements of operations.

                           GETTY REALTY HOLDING CORP.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(a) Adjustments to eliminate the financial data of Getty's petroleum marketing business, which was spun-off to Getty's stockholders on March 21, 1997. For additional information regarding the Spin-Off, see "The Companies -- Getty."

(b) Represents elimination of leases between Getty and PTI.

(c) Represents elimination of management charges paid by PTI to Getty for services performed by Getty on behalf of PTI.

(d) Represents additional depreciation relating to the increase in the basis of the assets acquired in the Mergers. Such acquired assets represent principally land and buildings; the buildings will be depreciated over 16 years in accordance with Getty's historical accounting policy and the estimated remaining useful life of such assets.

(e) Represents adjustment to the tax provision (credit) at Getty's statutory rate of 41.8%, relating to the pro forma adjustments described above and to provide for corporate taxes on the earnings of PTI which were previously levied on the individual partners.

(f) Represents the dividends payable on 2,889,025 shares of Holdings Preferred Stock (at a stated annual dividend of $1.775 per share) outstanding during the period.

(g) Pro forma net earnings per common share is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period.

     Common stock equivalents, including the conversion of shares of Holdings Preferred Stock, are not included in the earnings per share computations since their effect is anti-dilutive. Such net earnings per share on a fully diluted basis would have been $0.47 and $0.43 for the year ended January 31, 1997 and the nine months ended October 31, 1997, respectively, principally due to the elimination of the Holdings Preferred Stock dividends and the conversion of shares of Holdings Preferred Stock into additional shares of Holdings Common Stock.

     For comparative purposes only, if the Mergers are not consummated and the leases between Getty and PTI were recapitalized effective as of the beginning of the fiscal year (February 1, 1996), net earnings per common share on a pro forma basis would have been $0.29 and $0.33 for the year ended January 31, 1997 and the nine months ended October 31, 1997, respectively.

                           GETTY REALTY HOLDING CORP.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF OCTOBER 31, 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                  HISTORICAL
                                                              -------------------                    PRO FORMA
                                                               GETTY       PTI*     ADJUSTMENTS      HOLDINGS
                                                               -----       ----     -----------      ---------
                           ASSETS
Real Estate:
  Land......................................................  $ 41,219    $26,166    $ 68,432(a)     $127,817
  Buildings.................................................    59,582     12,071      34,559(a)      106,212
  Equipment.................................................    22,195     10,778     (10,778)(a)      22,195
  Leasehold improvements....................................    31,387         --          --          31,387
  Assets recorded under capital leases......................    51,084         --     (51,084)(b)          --
                                                              --------    -------    --------        --------
                                                               205,467     49,015      33,129         287,611
  Less, accumulated depreciation and amortization...........   107,140     20,180     (20,180)(a)      62,378
                                                                                      (44,762)(b)
                                                              --------    -------    --------        --------
    Real estate, net........................................    98,327     28,835      98,071         225,233
Cash and equivalents........................................     9,945      2,448      (1,000)(c)      11,393
Accounts receivable, net....................................     1,762         --          --           1,762
Mortgages receivable........................................     6,355         --          --           6,355
Recoveries from state underground storage tank funds........    14,559         --          --          14,559
Deferred income taxes.......................................    19,109         --     (19,109)(d)          --
Net investment in direct financing leases...................        --      3,123      (3,123)(b)          --
Prepaid expenses and other assets...........................     6,251        328          --           6,579
                                                              --------    -------    --------        --------
      Total assets..........................................  $156,308    $34,734    $ 74,839        $265,881
                                                              ========    =======    ========        ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages payable...........................................  $ 15,296    $27,932          --        $ 43,228
Obligations under capital leases............................    18,093         --     (18,093)(b)          --
Accounts payable and accrued expenses.......................    21,427        189          --          21,616
Environmental remediation costs.............................    38,678         --          --          38,678
Deferred income taxes.......................................        --         --      27,318(d)       27,318
Stockholders' equity:
  Preferred stock, par value $1.00 per share; authorized
    10,000,000 shares for issuance in series (none of which
    is issued)..............................................        --         --          --              --
  Preferred stock, Series A cumulative convertible
    redeemable participating preferred, par value $.01 per
    share; authorized 20,000,000 shares for issuance in
    series, issued 2,889,025 on a pro forma basis...........        --         --      72,227(e)       72,227
  Common stock, par value $.10 per share; authorized
    30,000,000 shares; issued 14,278,673 at October 31,
    1997....................................................     1,428         --      (1,428)(f)          --
  Common stock, par value $.01 per share; authorized
    50,000,000 shares; issued 13,396,913 on a pro forma
    basis...................................................        --         --         134(f)          134
Paid-in capital.............................................    75,518         --     (12,626)(f)      62,892
Retained deficit............................................      (212)        --          --            (212)
Treasury stock, at cost (883,316 shares at October 31,
  1997).....................................................   (13,920)(f)     --      13,920(f)           --
Partners' capital...........................................        --      6,613      (6,613)(g)          --
                                                              --------    -------    --------        --------
      Total stockholders' equity............................    62,814      6,613      65,619         135,041
                                                              --------    -------    --------        --------
      Total liabilities and stockholders' equity............  $156,308    $34,734    $ 74,839        $265,881
                                                              ========    =======    ========        ========

-------------------------
* As of September 30, 1997.

     See accompanying notes to unaudited pro forma combined balance sheet.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(a) Represents the allocation of the purchase price as a result of the Mergers under purchase accounting. The purchase price has been allocated to tangible assets acquired and liabilities assumed based on their estimated fair values. Such allocation was based on Getty's analysis of the properties owned by PTI in connection with the execution of the master lease with Marketing at the time of the Spin-Off and recent acquisitions and dispositions of similar properties by Getty.

(b) Represents elimination of leases between Getty and PTI.

(c) Represents payment of estimated professional fees and expenses relating to the Mergers.

(d) Represents adjustment to deferred income taxes due to the difference between the book and tax basis of real estate and other assets acquired in the Mergers at Getty's statutory rate of 41.8%.

(e) Represents the issuance by Holdings of 2,889,025 shares of Holdings Preferred Stock at a price of $25 per share in the Mergers and for the purchase by Holdings of the general partnership interest in PT Realty.

(f) Represents the issuance by Holdings of 13,396,913 shares of Holdings Common Stock and cancellation of shares of Getty Common Stock held in Getty's treasury.

(g) Represents elimination of PTI's capital as a result of the Mergers.

                  MANAGEMENT OF HOLDINGS FOLLOWING THE MERGERS

     The Merger Agreement provides that the Getty Board and the PTI General Partner will take such action as may be necessary to cause the Holdings Board at the completion of the Mergers to be comprised of Leo Liebowitz, Milton Safenowitz, Milton Cooper, Warren G. Wintrub and Philip E. Coviello. Each director will remain in office until his or her successor is duly elected or appointed and qualified or until such director's earlier death, resignation or removal in accordance with the charter of Holdings (the "Holdings Charter") and the Bylaws of Holdings (the "Holdings Bylaws").

     The background and experience of the individuals expected to serve as directors on the Holdings Board is as follows:

     Leo Liebowitz, age 70, is President and Chief Executive Officer of Getty and has been a director of Getty since 1971. He is also President, Chief Executive Officer and a director of Getty Petroleum Marketing Inc., a position he has held since October 1, 1996. Mr. Liebowitz has extensive experience in acquiring, managing and leasing gasoline service stations and distribution terminals.

     Milton Safenowitz, age 70, has been a director of Getty since 1971 and was Executive Vice President of Getty until January 31, 1990. He is also a director of Getty Petroleum Marketing Inc., a position he has held since October 1, 1996. Mr. Safenowitz has extensive experience in acquiring, managing and leasing gasoline service stations and distribution terminals.

     Milton Cooper, age 68, is a director of Getty, a position he has held since 1971, and he was Vice President of Getty until June 18, 1992. He is also Chairman of the Board of Kimco Realty Corporation, a real estate investment trust, a director of Blue Ridge Real Estate/Big Boulder Corporation, a real estate management and land development firm, and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. Mr. Cooper has extensive experience in acquiring, developing, leasing and financing commercial real estate properties.

     Warren G. Wintrub, age 64, is a director of Getty, a position he has held since June 1993. He was a partner, member of the Executive Committee and Chairman of the Retirement Committee of Coopers & Lybrand, an international professional services organization, prior to his retirement in January 1992. He is also a director of Chromcraft Revington, Inc., Corporate Property Associates 10 Incorporated and Corporate Property Associates 11 Incorporated.

     Philip E. Coviello, age 54, is a director of Getty, a position he has held since June 1996. He has been a partner of Latham & Watkins, an international law firm, for more than five years. Latham & Watkins has performed legal services for Getty and PTI for many years.

     Directors of Holdings will receive annual retainer fees of $12,000, and committee and board meeting fees of $1,000 for each meeting attended. Directors who are employees of Holdings will not receive retainers or board meeting fees.

     The Merger Agreement also provides that, as of the Effective Time, Mr. Liebowitz will be the President and Chief Executive Officer of Holdings and that the other officers of Holdings will consist of the officers of Getty immediately prior to the Effective Time.

                         SECURITY OWNERSHIP OF HOLDINGS

     The following table sets forth the anticipated beneficial ownership of Holdings Common Stock and Holdings Preferred Stock, after giving effect to the Mergers, based on beneficial ownership of Getty Common Stock or PTI Units as of December 15, 1997, as to each person expected to be (i) a beneficial owner of more than 5% of the outstanding shares of Holdings Common Stock or Holdings Preferred Stock, (ii) a Holdings director, (iii) the Chief Executive Officer of Holdings, (iv) among the four most highly compensated executive officers of Holdings other than the Chief Executive Officer, calculated based upon expected base compensation of executive officers of Holdings after the Mergers, and (v) all persons expected to be Holdings directors and executive officers, as a group.

                                SHARES OF                                     SHARES OF
                              COMMON STOCK            APPROXIMATE          PREFERRED STOCK          APPROXIMATE
                          BENEFICIALLY OWNED(1)   PERCENT OF CLASS(2)   BENEFICIALLY OWNED(1)   PERCENT OF CLASS(2)
                          ---------------------   -------------------   ---------------------   -------------------
Milton Cooper...........        1,054,794(3)              7.9%                  219,713(7)              7.6%
Director
Philip E. Coviello......            7,750(4)                *                        --                  --
Director
Leo Liebowitz...........        2,470,920(5)             18.4%                  555,332(8)             19.2%
Director, President and
Chief Executive Officer
Milton Safenowitz.......        2,205,920(6)             16.5%                  598,656(9)             20.7%
Director
Warren G. Wintrub.......           28,750(4)                *                        --                  --
Director
John J. Fitteron........          109,787(4)                *                       880                   *
Senior Vice President,
Treasurer and Chief
Financial Officer
Directors and Executive
  Officers as a Group (6
  persons)..............        5,881,921                43.9%                1,374,581                47.6%

-------------------------
 * Total shares beneficially owned constitute less than one percent of the outstanding shares.

(1) With the exception of shares owned by Leo Liebowitz, whose address is care of Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Milton Safenowitz, whose address is 7124 Queenferry Cr., Boca Raton, Florida 33496, and Milton Cooper, whose address is care of Kimco Realty Corporation, 333 New Hyde Park Road, New Hyde Park, New York 11042, Management knows of no other person expected to own of record or beneficially more than 5% of the outstanding shares of any class of stock of Holdings.

(2) The percentage is determined by dividing the numbers of shares shown by the aggregate number of shares outstanding and the shares which may be acquired within 60 days.

(3) Includes 10,311 shares held in a partnership of which he is a partner, 2,013 shares held by his wife for which beneficial ownership is disclaimed and 160,000 shared held by a charitable foundation.

(4) Includes with respect to Messrs. Coviello, Wintrub and Fitteron, respectively, options covering 6,250, 23,750 and 109,037 shares, respectively, that are presently exercisable or will become exercisable within 60 days.

(5) Includes 166,410 shares held in trust for his children, 230,977 shares held by his wife for which beneficial ownership is disclaimed and 30,724 shares held by a charitable foundation.

(6) Includes 1,514,802 shares held by an Irrevocable Trust for the benefit of Milton Safenowitz, 176,118 shares held by an Irrevocable Trust for the benefit of his wife and 515,000 shares held in The Safenowitz Family Partnership LP of which he is a beneficiary.

(7) Includes 4,321 shares held by a retirement fund of which he is a beneficiary and 17,820 shares held by a charitable foundation of which he is the president. Excludes 56,157 shares held by his wife and 14,720 shares held by his children and grandchildren, as to which he disclaims beneficial ownership.

(8) Includes 75,306 shares held by his wife. Excludes 225,515 shares held by his children, as to which he disclaims beneficial ownership.

(9) Includes 289,157 shares held by The Milton Safenowitz Irrevocable Trust, of which he is the beneficiary and 37,136 shares held by The Marilyn Safenowitz Irrevocable Trust, of which his wife is the beneficiary. Excludes 130,577 shares held by his children, as to which he disclaims beneficial ownership.

                     DESCRIPTION OF HOLDINGS CAPITAL STOCK

     The following description of the material terms of the stock of Holdings is subject, in all respects, and is qualified by reference, to applicable Maryland law and to the provisions of the Holdings Charter, a copy of which is attached hereto as Appendix D (including the Articles Supplementary of Holdings relating to the Holdings Preferred Stock (the "Articles Supplementary"), a copy of which is attached hereto as Appendix E).

AUTHORIZED CAPITAL STOCK

     The authorized capital stock of Holdings at the Effective Time will consist of 50,000,000 shares of Holdings Common Stock, and 20,000,000 shares preferred stock, of which 3,000,000 shares will be designated as Holdings Preferred Stock. Based upon the number of shares of Getty Common Stock and PTI Units outstanding on December 16, 1997, and giving effect to the PTI Exchange Ratio, it is anticipated that approximately 13,397,000 shares of Holdings Common Stock and 2,889,025 shares of Holdings Preferred Stock will be issued and outstanding immediately after the Effective Time.

HOLDINGS COMMON STOCK

     The holders of Holdings Common Stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of the stockholders. Under the Holdings Charter, the Holdings Board will initially consist of five members, which number may be increased to fifteen or decreased to three, in accordance with the Holdings Bylaws, but will never be less than the minimum number required by Maryland law. The holders of Holdings Common Stock will not be entitled to cumulate votes for the election of directors.

     The holders of Holdings Common Stock are entitled to receive ratably such dividends as are declared by the Holdings Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Holdings, holders of Holdings Common Stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock of Holdings (including but not limited to the Holdings Preferred Stock). The holders of Holdings Common Stock have no preemptive rights or rights to convert their Holdings Common Stock into other securities.

     All outstanding shares of Holdings Common Stock are, and the shares of Holdings Common Stock to be issued in connection with the Mergers, when so issued, will be, fully paid and nonassessable. The rights of the holders of Holdings Common Stock will be subject to, and may be adversely affected by, the rights of the holders of Holdings Preferred Stock.

     It is a condition to the completion of the Mergers that Holdings Common Stock be approved for listing on the NYSE, subject to official notification of issuance.

HOLDINGS PREFERRED STOCK

     The holders of Holdings Preferred Stock are entitled to one vote per share (voting together as a single class with the holders of Holdings Common Stock) for each share held of record on all matters submitted to a vote of the stockholders. Holders of Holdings Preferred Stock are also entitled to a separate vote (in addition to the vote cast on such matters when brought before the holders of Holdings Common Stock) on any amendment, alteration or repeal of any provisions of the Holdings Charter adversely affecting their rights and preferences as preferred stockholders; provided, however, that the issuance by Holdings of additional series of preferred stock will not be deemed to adversely affect the rights and preferences of the holders of Holdings Preferred Stock, so long as any such series of preferred stock ranks junior to or on parity with the Holdings Preferred Stock. The Holdings Charter provides that, so long as any shares of Holdings Preferred Stock are outstanding, Holdings shall not issue any class or series of stock which would entitle the holders thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Holdings Preferred Stock.

     At any time from and after the Effective Time, the holders of Holdings Preferred Stock will have the right to convert each share of Holdings Preferred Stock into 1.1312 shares of Holdings Common Stock (as such conversion rate may be adjusted as a result of any dividend, subdivision, combination or issuance of Holdings Common Stock).

     The holders of Holdings Preferred Stock are also entitled to receive cumulative cash dividends in an amount per share equal to the greater of (i) $1.775 per annum (measured by the fiscal year of Holdings) or (ii) the cash dividends declared on the number of shares of Holdings Common Stock, or portion thereof, into which a share of Holdings Preferred Stock is convertible during any fiscal year of Holdings or portion thereof that the shares of Holdings Preferred Stock were outstanding; provided, that if the Holdings Preferred Stock is outstanding for less than any full fiscal year of Holdings, the holders shall be entitled to receive the greater of the amount set forth in clause (i) or (ii) above multiplied by a fraction the numerator of which equals the number of days during such fiscal year that such shares of Holdings Preferred Stock were outstanding and the denominator of which is 360.

     No dividends may be authorized or paid or set apart for payment or other distribution of cash or other property authorized or made directly or indirectly by Holdings with respect to any shares of Holdings Common Stock or other junior securities of Holdings unless the full cumulative dividends on all outstanding shares of Holdings Preferred Stock shall have been paid or such dividends have been authorized and set apart for payment with respect to the Holdings Preferred Stock (including any dividends required pursuant to clause (ii) above).

     Prior to January 31, 2001, shares of Holdings Preferred Stock will not be subject to redemption by Holdings. On and after January 31, 2001, Holdings may redeem all or a portion of the Holdings Preferred Stock, at its option, at a purchase price of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends, if any, to the date of redemption, so long as the closing price of Holdings Common Stock exceeds $22.10 for a period of ten (10) cumulative trading days within 90 days prior to the date on which notice of any such redemption is mailed to the holders of Holdings Preferred Stock. If Holdings elects to redeem all or a portion of the shares of Holdings Preferred Stock, it is required by the Articles Supplementary to select the date on which such redemption will occur (the "Call Date") and must give notice to all holders of Holdings Preferred Stock of record, not less than 30 days nor more than 60 days prior to the Call Date, of (a) the Call Date, (b) the number of shares to be redeemed and, if fewer than all shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder, (c) the place or places at which certificates for such shares are to be surrendered for certificate representing shares of Holdings Common Stock, (d) the then-current Conversion Rate and (e) the fact that dividends on the shares Holdings Preferred Stock to be redeemed will cease to accrue, on the Call Date (except as otherwise provided in the Articles Supplementary). The Call Date may not be less than 30 days nor more than 60 days after the date such notice of redemption is sent by Holdings. If fewer than all the outstanding shares of Holdings Preferred Stock are to be redeemed on any Call Date, shares to be redeemed will be selected by Holdings (i) by lot, (ii) pro rata or (iii) by any other method as may be determined by the Holdings Board in its discretion to be equitable. A notice of redemption will be sent by first class mail to the address of each holder of Holdings Preferred Stock as the same appears on the stock records of Holdings, and may, in conjunction with such mailing, be published in The Wall Street Journal or The New York Times. Subject to applicable escheat laws, any cash set aside by Holdings to so redeem shares of Holdings Preferred Stock that is unclaimed at the end of two years from the Call Date will revert to the general funds of Holdings, after which time the holders of shares called for redemption will be entitled to payment of such cash only from the general funds of Holdings.

     In the event of a liquidation, dissolution or winding up of Holdings, holders of Holdings Preferred Stock will have the right to liquidation preferences in the amount of $25.00 per share held, plus an amount equal to all dividends accumulated, accrued and unpaid thereon to the date of final distributions to such holders, before any payment will be made to holders of Holdings Common Stock or other junior securities of Holdings.

     All outstanding shares of Holdings Preferred Stock are, and the shares of Holdings Preferred Stock to be issued in connection with the Mergers, when so issued, will be, fully paid and nonassessable.

     It is a condition to the completion of the Mergers that Holdings Preferred Stock be approved for listing on the NYSE, subject to official notification of issuance.

              COMPARISON OF STOCKHOLDERS' AND UNITHOLDERS' RIGHTS

     The following comparison of stockholders' and unitholders' rights is a summary thereof and is subject to, in all respects, and is qualified by reference to, Delaware law, Maryland law, New York law governing limited partnerships and to the provisions of the Holdings Charter (including the Articles Supplementary), the Holdings Bylaws, the Getty Certificate of Incorporation (as amended, the "Getty Certificate"), the Bylaws of Getty (as amended, the "Getty Bylaws"), and the PTI Certificate and the PTI Certificate and Agreement of Limited Partnership (as amended, the "Partnership Agreement").

     The following is a summary comparison of certain differences between (i) the rights of Getty stockholders under the DGCL, the Getty Certificate and the Getty Bylaws and the rights of holders of Holdings Common Stock under the MGCL, the Holdings Charter and the Holdings Bylaws, and (ii) the rights of PTI unitholders under the NYLPA and the Partnership Agreement and the rights of holders of Holdings Preferred Stock under the MGCL, the Holdings Charter (including the Articles Supplementary) and the Holdings Bylaws.

     Certain differences, including all material differences, that may affect the rights and interests of stockholders of Getty and PTI are set forth below. All references herein to the Holdings Charter and the Holdings Bylaws are to such documents as in effect at the completion of the Mergers, copies of which are attached to this Joint Proxy Statement/Prospectus as Appendices D and F, respectively.

COMPARISON OF RIGHTS OF HOLDERS OF GETTY COMMON STOCK AND HOLDINGS COMMON STOCK

     General. Getty is organized as a corporation under the laws of the State of Delaware and Holdings is organized as a corporation under the laws of the State of Maryland. As a Delaware corporation, Getty is subject to the DGCL, a general corporation statute dealing with a wide variety of matters, including election, tenure, duties and liabilities of directors and officers; dividends and other distributions; meetings of stockholders; and extraordinary actions, such as amendments to the certificate of incorporation, mergers, sales of all or substantially all of the assets and dissolution. Getty also is governed by the Getty Certificate and the Getty Bylaws, which have been adopted pursuant to the DGCL. As a Maryland corporation, Holdings is governed by the MGCL, a general corporation statute covering generally the same matters as are covered by the DGCL, and by the Holdings Charter and the Holdings Bylaws. Certain differences between the DGCL and the MGCL are summarized below.

     Standard of Conduct for Directors. Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty, a duty of care and a duty of full disclosure. The duty of loyalty has been said to require directors to refrain from self-dealing. According to the Delaware Supreme Court, the duty of care requires "directors . . . in managing the corporate affairs . . . to use that amount of care which ordinarily careful and prudent men would use in similar circumstances." Later case law has established "gross negligence" as the standard for the duty of care or liability in the process of decision-making by directors of Delaware corporations. In addition, the duty of full disclosure requires the full disclosure of all material facts when seeking stockholder action.

     Under Maryland law, the standards of conduct for directors are governed by statute. Section 2-405.1 of the MGCL requires that a director of a Maryland corporation perform his duties in "good faith," with a reasonable belief that his actions are "in the best interests of the corporation" and with the care of an "ordinarily prudent person in a like position . . . under similar circumstances."

     Number of Directors. Under the Getty Bylaws, the Getty Board is comprised of between three and 15 directors, the exact number as fixed by the Getty Board or stockholders. The Getty Board now consists of five directors. The Holdings Bylaws provide that the Holdings Board will consist of between three and 15 directors, which number may be increased or decreased pursuant to the Holdings Bylaws, but which shall never be less than the minimum number required the MGCL. The Holdings Charter provides that the Holdings Board will initially consist of five members.

     Vacancies on the Board Of Directors. Vacancies on the Getty Board may be filled by a majority of the remaining directors, but if the number of remaining directors constitutes less than a majority of the whole Getty Board, any stockholder or stockholders holding at least 10% of the total number of shares entitled to vote may compel an election of stockholders to fill any such vacancies or to replace the directors chosen by the remaining directors.

     Under the Holdings Bylaws, vacancies on the Holdings Board may be filled, if vacated for any reason other than an increase in the number of directors, by a majority of the remaining directors, even if such number is less than a quorum. Any vacancies in the Holdings Board caused by an increase in the number of directors may be filled by a majority vote of the entire Holdings Board. A director so designated will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

     Limitation of Liability and Indemnification. Pursuant to the DGCL and the Getty Certificate, the liability of directors of Getty to Getty or to any stockholder of Getty for money damages for breach of fiduciary duty has been eliminated except for (i) breach of the directors' duty of loyalty to Getty or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividends or redemptions or purchases of stock or (iv) any transaction from which the director derived an improper personal benefit. In general, the liability of officers may not be eliminated or limited under Delaware law. The Getty Certificate provides that Getty will indemnify its officer and directors in any proceeding, except those in which such individual was adjudged to be liable for negligence or misconduct in the performance of his or her duty. The Getty Bylaws also provide for indemnification of officers and directors of Getty, but only to the extent that such officer or director (a) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Getty (or, with respect to a criminal matter, had no reason to believe his conduct was unlawful) and (b) was not adjudged liable to Getty. Under the Getty Bylaws, the right to indemnification is subject to a finding that the same is proper with respect to a specific proceeding, because the officer or director involved has met the applicable standard of conduct (described in the preceding sentence), by any of (i) a majority vote of a quorum (consisting of directors not involved in the proceeding) of the Getty Board, (ii) independent legal counsel in a written opinion, or (iii) the stockholders. The Merger Agreement also provides for the indemnification of officers and directors. See "The Mergers -- Interests of Certain Persons in the Mergers," "-- Existing Arrangements -- Indemnification Arrangements with Officers and Directors of Getty," "-- The Mergers -- Indemnification Arrangements with Officers and Directors of Getty and the PTI General Partner" and "The Merger Agreement -- Indemnification."

     Pursuant to the MGCL and the Holdings Charter, the liability of directors and officers of Holdings to Holdings or to any stockholder of Holdings for money damages has been eliminated except for liability resulting from (i) actual receipt of an improper personal benefit in money, property or services and (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. As a result, directors and officers of Holdings may not be liable for money damages for certain actions for which they would have otherwise been liable as directors and officers of Getty.

     The Holdings Charter authorizes Holdings, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of Holdings and at the request of Holdings, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of Holdings. The Holdings Bylaws obligate Holdings, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Holdings and at the request of Holdings, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Holdings Charter and Holdings Bylaws also permit Holdings to indemnify and advance expenses to any person who served a predecessor of Holdings in any of the capacities described above and to any employee or agent of Holdings or a predecessor of Holdings.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Holdings Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Under the DGCL, the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that such person is prohibited from being indemnified. Under the MGCL, such a termination creates a rebuttable presumption that such person is not entitled to indemnification. Under the DGCL, indemnification for a settlement of a suit by or in the right of the corporation is not permitted; under the MGCL, indemnification for settlement of a suit by or in the right of the corporation is permitted.

     Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute. As a result, under the MGCL, Holdings is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, stockholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the DGCL.

     Both the DGCL and the MGCL permit indemnification for liabilities arising under the Securities Act or the Exchange Act. However, the Holdings Board and the Getty Board have been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

     Stockholder Action. The Getty Bylaws provide that stockholder actions may be taken at an annual or special meeting of stockholders. When a quorum is present at any meeting, the vote of holders of a majority of the outstanding shares of Getty Common Stock present in person or represented by proxy will generally be sufficient to approve any matter, including without limitation, the election of directors. The business to be transacted at any special meeting is limited by the Getty Bylaws to the purposes set forth in the written request of the stockholders.

     The Holdings Bylaws provide that stockholder actions may be taken at an annual or special meeting of stockholders. A plurality of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director to the Holdings Board; a majority of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to approve any other matter properly presented at a meeting, unless greater than a majority is required by the MGCL or the Holdings Charter.

     Actions by Written Consent of Stockholders. Under both the DGCL and the MGCL, stockholders may act by written consent in lieu of a stockholder meeting. The DGCL provides that, unless otherwise provided in the certificate of incorporation of a Delaware corporation, any action that may be taken at a stockholder meeting may be taken without a meeting, without prior notice and without a vote, upon the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholder meeting at which all shares entitled to vote were present and voted. The MGCL provides that any action that may be taken at a stockholder meeting may be taken without a meeting only if (i) a unanimous written consent setting forth the matter is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

     Because the MGCL requires the unanimous written consent of all stockholders entitled to vote for actions by written consent, it is unlikely that stockholders of Holdings will be able to take action by written consent under the MGCL. This provision of the MGCL may deter hostile takeovers, as a holder or group of holders controlling a majority in interest of Holdings' stock will not be able to amend the Holdings Bylaws or remove directors pursuant to a stockholders' written consent unless they obtain a unanimous written consent of all stockholders or call a special meeting of the stockholders. However, any effect that this provision may have on the operations of Holdings is virtually eliminated because the rules of the NYSE generally prohibit listed companies from using written consents in lieu of meetings.

     Calling of Special Meeting of Stockholders. The Getty Bylaws provide that special meetings of the stockholders may be called by the President and must be called by the President or Secretary at the written request of a majority of the Getty Board or at the written request of stockholders holding a majority in amount of the entire issued and outstanding capital stock of Getty entitled to vote. There is no provision in the Getty Bylaws requiring the stockholders to pay any costs associated with special meetings.

     The Holdings Bylaws provide that special meetings of the stockholders may be called by the President, the Chairman of the Board, the Chief Executive Officer or the Holdings Board, and must be called by the Secretary acting upon the written request of the holders of shares entitled to cast at least a majority of all the votes entitled to be cast at such meeting. The stockholders requesting such special meeting will be required to pay the cost of preparing and mailing such notices.

     Notice of Stockholders Proposals/Nominations of Directors. Under the Holdings Bylaws, for stockholders to properly introduce business to be transacted at the annual or any special meeting of stockholders, a stockholder of record, on the date both of giving such notice and of determining stockholders entitled to vote at the annual or special meeting, must give timely notice of such proposal in a proper written form to Holdings' corporate secretary, as provided in the Holdings Bylaws. To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at Holdings' principal executive offices not more than 90 nor less than 60 days prior to the first anniversary of the preceding year's annual meeting of stockholders, or, in the case of a special meeting, not more than 90 nor less than the later of 60 days prior to such special meeting or 10 days after the day on which a public announcement is first made of the date of the special meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting or if Holdings has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not more than 90 nor less than the later of 60 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Holdings.

     Generally, the Holdings Bylaws require that a stockholder's notice include:
(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed pursuant to Regulation 14A of the Exchange Act, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such stockholder, as they appear on Holdings' books, and of such beneficial owner and (b) the number of shares of

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

each class of stock of Holdings which are owned beneficially and of record by such stockholder and such beneficial owner. In the event the number of directors to be elected to the Holdings Board is increased and there is no public announcement by Holdings naming all of the nominees for director or specifying the size of the increased Holdings Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal executive offices of Holdings not later than the 10th day following the day on which such public announcement is first made by Holdings.

     The Getty Bylaws have no advance notice provisions with respect to proposals by stockholders of nominees for directors or new business.

     Inspection of Books and Records. Under the DGCL, any stockholder of Getty may examine the list of stockholders and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to the stockholder's interest as a stockholder. The MGCL provides that persons who together have been stockholders for more than six months and own at least five percent of the outstanding stock of any class of a Maryland corporation may inspect and copy the corporation's books of account and stock ledger, request a statement of the corporation's affairs and request a list of its stockholders. In addition, any stockholder of a Maryland corporation may (a) inspect and copy the bylaws, minutes of the proceedings of stockholders and annual statements of affairs and (b) request the corporation to provide a sworn statement showing all stock and securities issued and all consideration received by the corporation during the preceding twelve months.

     Amendment of Bylaws. Under the DGCL the stockholders may never be divested of the power to adopt, amend or repeal the bylaws, although this power may be shared with the board of directors. Under the MGCL, the power to adopt, amend or repeal the bylaws may be conferred solely upon the stockholders or the board of directors or may be shared by both groups.

     Any provision of the Getty Bylaws may be altered, amended or repealed by the stockholders or the Getty Board at any regular meeting of the stockholders or the Getty Board, respectively, or by the stockholders at a special meeting called for such purpose. The Holdings Bylaws provide that the Holdings Board has the exclusive power to adopt, alter or repeal any provision of the Holdings Bylaws.

     Denial of Voting Rights. The DGCL provides that holders of the outstanding shares of a class of stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would change the aggregate number of authorized shares or the par value of the class or would adversely affect the powers, preferences or special rights of the class. Under the MGCL, holders of the outstanding shares of any class of stock may be denied all voting rights.

     Dividends and Other Distributions. Under the DGCL, dividends may be paid out of the surplus of the corporation or, if there is no surplus, out of net profits for the year in which the dividend is declared and/or the preceding fiscal year. The MGCL allows the payment of dividends and other distributions (including redemptions) unless, after payment of the dividend or distribution,
(a) the corporation would not be able to pay indebtedness as it becomes due in the usual course of business or (b) the corporation's total assets would be less than the sum of the corporation's liabilities plus, unless the charter provides otherwise, the amount that would be needed upon dissolution to satisfy the preferential rights of those stockholders whose preferential rights upon dissolution are superior to those receiving the distribution. The Holdings Charter provides that, in determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the MGCL, amounts that would be needed, if Holdings were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Holdings Preferred Stock will not be added to Holdings' total liabilities.

     Certain Business Combinations. The DGCL requires that certain transactions between a corporation and an interested stockholder (an "Interested Delaware Stockholder") may not occur for three years following the date such person became an Interested Stockholder unless (i) approved by the board of directors and holders

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

of at least two-thirds of the outstanding voting stock (other than shares controlled by the Interested Delaware Stockholder), (ii) the board of directors approved the acquisition of voting stock pursuant to which such person became an Interested Delaware Stockholder or (iii) some other statutory exemption is available.

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and a Maryland Interested Stockholder (or an affiliate of a Maryland Interested Stockholder) are prohibited for five years after the most recent date on which such person becomes an Interested Maryland Stockholder. (A "Maryland Interested Stockholder" is defined in the MGCL as (i) any person who beneficially owns ten percent or more of the voting power of the corporation's shares or (ii) an affiliate of such corporation that at any time within the two-year period prior to the date in question was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.) Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Maryland Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Maryland Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Maryland Stockholder becomes an Interested Maryland Stockholder. These provisions of the MGCL could have the effect of delaying, deferring or preventing a change of control of Holdings or other transaction that might involve a premium price or otherwise be in the best interest of stockholders.

     Control Share Acquisitions. The MGCL provides that "Control Shares" of a Maryland corporation acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by two-thirds of all the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such person or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share Acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to voting rights, as of the date of the last Control Share Acquisition by the acquiror or as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the Control Share Acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a Control Share Acquisition.

     The Control Share Acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation. The Holdings Bylaws contain a provision exempting from the Control Share Acquisition statute any and all acquisitions by any person of shares of Holdings' stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

     The DGCL has no provisions comparable to the Maryland Control Share Acquisition statute.

COMPARISON OF RIGHTS OF HOLDERS OF PTI LP UNITS AND HOLDINGS PREFERRED STOCK

     General. PTI is organized as a limited partnership under the laws of the State of New York and Holdings is organized as a corporation under the laws of the State of Maryland. PTI is governed by the NYLPA, a statute dealing with various matters, including but not limited to (i) the formation and general nature of a limited partnership; (ii) rights, powers and liabilities of general partners; (iii) rights of limited partners; (iv) distributions; (v) amendments to the certificate of limited partnership; and (vi) merger, consolidation and dissolution. (PTI, although formed prior to the date the NYLPA became effective, adopted its provisions pursuant to Section 121-1202 thereof and, accordingly, is currently governed thereby.) PTI is also governed by the Partnership Agreement. As a Maryland corporation, Holdings is governed by the MGCL, a general corporation statute covering various matters, including but not limited to (i) the election, tenure, duties and liabilities of directors and officers; (ii) dividends and other distributions; (iii) meetings of stockholders; and (iv) extraordinary actions, such as amendments to the charter, mergers, sales of all or substantially all of the assets and dissolution. Holdings is also governed by the Holdings Charter and the Holdings Bylaws. Certain differences between the NYLPA and the MGCL and among these various documents are summarized below.

     Standard of Conduct for General Partner and Directors. Although the NYLPA does not expressly govern the standard of conduct of the general partner, under New York law the general partner of a limited partnership is held to have a fiduciary duty to the limited partners.

     Under Maryland law, the standards of conduct for directors are governed by statute. Section 2-405.1 of the MGCL requires that a director of a Maryland corporation perform his duties in "good faith," with a reasonable belief that his actions are "in the best interests of the corporation" and with the care of an "ordinarily prudent person in a like position...under similar circumstances".

     Amendments to Organizational Documents. The Partnership Agreement provides that the general partner may amend the Partnership Agreement for certain purposes without the consent of any limited partner. Other amendments require either the consent of each limited partner affected by the proposed amendment, or the consent of all limited partners. See "-- Voting Rights and Action by Written Consent," below.

     The Holdings Charter provides that amendments to the Holdings Charter must be approved by affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. The Holdings Bylaws provide that the Holdings Board has the exclusive power to alter, amend or repeal the Holdings Bylaws.

     Voting Rights and Action by Written Consent. The Partnership Agreement provides that the consent of holders of 100% of the PTI LP Units is required in order for the PTI General Partner to take certain actions. Such actions include without limitation (i) consenting to the investment by PT Realty of the proceeds of the sale or other disposition by PT Realty of all or substantially all of its assets, (ii) amending the Partnership Agreement to change the purpose of PTI,
(iii) amending the Partnership Agreement to change the rights, obligations or liabilities of any limited partner (only the consent of those affected need be obtained), (iv) amending the Partnership Agreement to change the allocations or distributions to any limited partner (only the consent of those affected need be obtained), and (v) amending Section 11.3 of the Partnership Agreement (which sets forth the consent requirements stated in clauses (ii), (iii) and (iv) of this sentence).

     Under the Partnership Agreement, certain other actions by the PTI General Partner require the approval of holders of 75% of the PTI LP Units. Such actions include without limitation (i) admitting an additional general partner, (ii) borrowing funds from PTI, (iii) entering into a transaction whereby PTI sells or otherwise disposes of its interests in PT Realty, or whereby PTI receives the proceeds of the sale or other disposition by PT Realty of all or substantially all of PT Realty's assets, (iv) taking any action or making any
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

election which PTI, as limited partner of PT Realty, is permitted to take or make, (v) borrowing funds in excess of $5,000 on behalf of PTI from the PTI General Partner or any of its affiliates, (vi) making any loans on behalf of PTI to the PTI General Partner or any of its affiliates, and (vii) any amendment to the Partnership Agreement (other than an amendment to Section 11.3 thereof, which requires consent of 100% of the holders of PTI LP Units).

     The holders of no more than a majority of the PTI LP Units have the ability, under the terms of the Partnership Agreement, to cause the PTI General Partner to withdraw from PTI (subject to certain findings of breach of duties, misconduct or negligence on the part of the PTI General Partner), and holders of only 10% of the PTI LP Units have the ability to propose amendments to the Partnership Agreement.

     Any consent or approval of holders of PTI LP Units may be obtained by the PTI General Partner in the form of a written consent and/or of a vote at a meeting of partners.

     The Holdings Charter provides that holders of Holdings Preferred Stock have the voting rights of holders of Holdings Common Stock and the additional voting rights set forth below. Holders of Holdings Common Stock are entitled to elect and remove directors and to vote on (i) the dissolution of Holdings, (ii) amendments to the Holdings Charter, (iii) mergers and consolidations, (iv) share exchanges, (v) the sale of all or substantially all of the assets of Holdings (or similar transactions outside the ordinary course of business) and (vi) any other matter submitted to a meeting of the stockholders of Holdings. In addition, under the Holdings Charter, the affirmative vote of two-thirds of all the votes entitled to be cast by the holders of Holdings Preferred Stock on the matter is required for amendments or alterations to the Holdings Charter that materially adversely affect the voting powers, rights or preferences of holders of such stock.

     Under the MGCL, any action that may be taken at a stockholder meeting may be taken without a meeting only if (i) a unanimous written consent setting forth the matter is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it. Because the MGCL requires the unanimous written consent of all stockholders entitled to vote for actions by written consent, it will be very unlikely that stockholders of Holdings will be able to take action by written consent under the MGCL. This provision of the MGCL may deter hostile takeovers, as a holder or group of holders controlling a majority in interest of Holdings' stock will not be able to amend the Holdings Bylaws or remove directors pursuant to a stockholders' written consent unless they obtain a unanimous written consent of all stockholders or call a special meeting of the stockholders. However, any effect that this provision may have on the operations of Holdings is virtually eliminated because the rules of the NYSE generally prohibit listed companies from using written consents in lieu of meetings.

     Appraisal Rights. The NYLPA provides for appraisal rights for limited partners objecting to a merger or consolidation. See "The Mergers -- Dissenters' Rights."

     The MGCL does not provide appraisal rights to stockholders of a corporation in connection with a merger if the corporation's shares are listed on a national securities exchange, such as the NYSE, on the record date for determining those stockholders of the corporation entitled to vote on the merger.

     Liquidity; Restrictions on Transfers. The transfer of PTI LP Units is subject to certain procedures and restrictions imposed by the Partnership Agreement.

     There are no restrictions imposed by the Holdings Charter or Holdings Bylaws on the transfer of shares of Holdings Preferred Stock.

     Rights to Dividends and Distributions. The Partnership Agreement provides that PTI will allocate all income, profits, losses, deductions, credits and items of tax preference, and will make all distributions from PTI to the partners, pro rata to the partners in the same proportion as each partner's capital contribution bears to the aggregate of all partners' capital contributions. The Partnership Agreement also provides that distributions to the partners will be made at such times and in such amounts as the PTI General Partner in its sole discretion determines. Historically, the PTI General Partner has elected to make distributions and the amount distributed per PTI Unit was $0.74 in 1997, $0.84 in 1996, $0.74 in 1995, $0.74 in 1994 and $0.74 in 1993.

     The NYLPA provides that a limited partnership may not make a distribution to a partner to the extent that, at the time of the distribution, after giving effect to the distribution, all liabilities of the limited partnership (other than liabilities to partners on account of their partnership interests and liabilities for which recourse of creditors is limited to specified property of the limited partnership) exceed the fair market value of the assets of the limited partnership.

     Subject to the MGCL and to authorization by the Holdings Board, the Holdings Charter provides that holders of Holdings Preferred Stock are entitled to receive cumulative cash dividends in an amount per share equal to the greater of (i) $1.775 per annum (measured by the fiscal year of Holdings) or (ii) the cash dividends declared on the number of shares of Holdings Common Stock, or portion thereof, into which a share of Holdings Preferred Stock is convertible during any fiscal year of Holdings or portion thereof that the shares of Holdings Preferred Stock were outstanding; provided, that if the Holdings Preferred Stock is outstanding for less than any full fiscal year of Holdings, the holders shall be entitled to receive the greater of the amount set forth in clause (i) or (ii) above multiplied by a fraction the numerator of which equals the number of days during such fiscal year that such shares of Holdings Preferred Stock were outstanding and the denominator of which is 360. No interest on dividends payable in arrears with respect to the Holdings Preferred Stock will accrue or be payable to such holders.

     No dividends may be authorized or paid or set apart for payment or other distribution of cash or other property authorized or made directly or indirectly by Holdings with respect to any shares of Holdings Common Stock or other junior securities of Holdings unless the full cumulative dividends on all outstanding shares of Holdings Preferred Stock shall have been paid or such dividends have been authorized and set apart for payment with respect to the Holdings Preferred Stock (including any dividends required pursuant to clause (ii) above).

     The MGCL allows the payment of dividends and other distributions (including redemptions) unless, after payment of the distribution, (a) the corporation would not be able to pay indebtedness as it becomes due in the usual course of business or (b) the corporation's total assets would be at least equal to the sum of the corporation's liabilities plus, unless the charter provides otherwise, the amount that would be needed upon dissolution to satisfy the preferential rights of those stockholders whose preferential rights upon dissolution are superior to those receiving the distribution. The Holdings Charter provides that, in determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the MGCL, amounts that would be needed, if Holdings were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Holdings Preferred Stock will not be added to Holdings' total liabilities.

     Conversion Rights. There are no provisions for the conversion of PTI LP Units into another class of security in the Partnership Agreement.

     At any time from and after the Effective Time, the holders of Holdings Preferred Stock will have the right to convert each share of Holdings Preferred Stock into 1.1312 shares of Holdings Common Stock, which conversion rate may be adjusted as a result of any dividend, subdivision, combination or issuance of Holdings Common Stock (as so adjusted, the "Conversion Rate").

     Liquidation Preferences. Upon the liquidation or winding-up of PTI, the assets of PTI and/or the proceeds from the sale or disposition thereof will be distributed pro rata to the holders of PTI Units in proportion to each unitholder's capital contribution to PTI.

     In the event of a liquidation, dissolution or winding up of Holdings, whether voluntary or involuntary, holders of Holdings Preferred Stock will have the right to liquidation preferences in the amount of $25.00 per share held, plus an amount equal to all dividends accumulated, accrued and unpaid thereon to the date of final distribution to such holders (the "Preference Amount"), before any payment will be made to holders of Holdings Common Stock or other junior securities of Holdings. If the assets of Holdings are insufficient to pay the Preference Amount in full with respect to each issued and outstanding share of Holdings Preferred Stock,
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

then such assets as are available (or the proceeds thereof) will be distributed ratably with respect to each outstanding share of Holdings Preferred Stock to the holders thereof.

     Redemption Rights. The Partnership Agreement does not contemplate the redemption or repurchase by PTI of PTI LP Units.

     The Holdings Charter provides that prior to January 31, 2001, shares of Holdings Preferred Stock will not be subject to redemption by Holdings. On and after January 31, 2001, Holdings may redeem all or a portion of the Holdings Preferred Stock, at its option, at a purchase price of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends, if any, to the date of redemption, so long as the closing price of Holdings Common Stock exceeds $22.10 for a period of ten cumulative trading days within 90 days prior to the date on which notice of any such redemption is mailed to the holders of Holdings Preferred Stock.

     Certain Business Combinations. Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an Interested Stockholder (or an affiliate of an Interested Stockholder) are prohibited for a period of five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. (An "Interested Stockholder" is defined in the MGCL as
(i) any person who beneficially owns 10% or more of the voting power of the corporation's shares or (ii) an affiliate of such corporation that at any time within the two-year period prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.) Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom or with whose affiliate the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. These provisions of the MGCL could have the effect of delaying, deferring or preventing a change of control of Holdings or other transaction that might involve a premium price or otherwise be in the best interests of stockholders.

     There are no provisions in the NYLPA comparable to the those in the MGCL regulating certain business combinations.

     Control Share Acquisitions. The MGCL provides that "Control Shares" of a Maryland corporation acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by two-thirds of all the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

     A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights, as of the date of the last Control Share Acquisition by the acquiror or as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share Acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a Control Share Acquisition.

     The Control Share Acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. The Holdings Bylaws contain a provision exempting from the Control Share Acquisition statute any and all acquisitions by any person of shares of Holdings' stock by any person. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

     The NYLPA has no provisions comparable to the Maryland Control Share Acquisition statute.

     Management. The Partnership Agreement provides that, with certain limitations, the business and affairs of PTI are managed solely by the PTI General Partner. The PTI General Partner also receives its share of partnership distributions.

     The Holdings Charter provides that the business and affairs of Holdings will be managed under the direction of the Holdings Board. The Holdings Charter provides that Holdings shall have a maximum of 15 directors.

     Withdrawal/Admission of General Partner; Vacancies on the Holdings Board. The Partnership Agreement provides that, subject to certain exceptions, the PTI General Partner may not withdraw from PTI without the consent of holders of 75% of the PTI LP Units. The Partnership Agreement requires the PTI General Partner to withdraw when holders of a majority of the PTI LP Units request such withdrawal, provided that such majority (i) agrees that the PTI General Partner has breached its fiduciary responsibilities as a PTI General Partner, has defaulted in its obligations under the Agreement or has committed an act of willful misconduct, gross recklessness or gross negligence with respect to its duties, and (ii) requests such withdrawal.

     The Partnership Agreement provides that the general partner may admit additional general partners to PTI only with the consent of the holders of 75% of the PTI LP Units.

     Pursuant to the MGCL, the Holdings Bylaws provide that (a) any vacancy on the Holdings Board for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, although such majority is less than a quorum, and (b) any vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire Holdings Board.

     Special Meetings of Limited Partners/Stockholders. The Partnership Agreement provides that a meeting of limited partners may be called by the PTI General Partner or by holders of at least 10% of the PTI LP Units.

     The Holdings Bylaws provide that a special meeting of the stockholders may be called by the president, the chairman of the board, the chief executive officer or the Holdings Board. A special meeting of the stockholders must be called by the secretary upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

     Limitation of Liability. Pursuant to the NYLPA and the Partnership Agreement, the PTI General Partner will not be liable to PTI or any other partner for any act or omission of the PTI General Partner within the scope of the authority conferred by the Partnership Agreement, if (a) the PTI General Partner acted in good faith and in a manner reasonably believed to be in the best interests of PTI and the partners and (b) the act or omission was not negligent or a breach of fiduciary duty. No limited partner will have any personal liability for any indemnification of the PTI General Partner.

     Pursuant to the MGCL and the Holdings Charter, the liability of directors and officers of Holdings to Holdings or to any stockholder of Holdings for money damages has been eliminated except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     Indemnification. The Partnership Agreement provides that PTI will indemnify the PTI General Partner against any liability arising from, and the PTI General Partner will not be liable to PTI or any other partner for, any act or omission of the PTI General Partner within the scope of the authority conferred by the Partnership Agreement, if (a) the PTI General Partner acted in good faith and in a manner it reasonably believed to be in the best interests of PTI and the partners and (b) the act or omission was not negligent or a breach of fiduciary duty. The Partnership Agreement further provides that any indemnification under the Partnership Agreement's indemnification provisions will be provided only upon a final determination of the PTI General Partner's liability and only out of PTI assets, and no limited partner will have any personal liability for the indemnification.

     The NYLPA provides that a limited partnership may indemnify, and may advance expenses to, any general partner, including a general partner made party to an action in the right of a limited partnership to procure a judgment in its favor against a general partner by reason of the fact that any such general partner is or was a general partner in the limited partnership, provided that no indemnification may be made to or on behalf of any general partner if a judgment or other final adjudication adverse to the general partner establishes that the general partner's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the general partner personally gained a financial profit or other advantage to which the general partner was not legally entitled.

     The Holdings Charter authorizes Holdings, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of Holdings and at the request of Holdings, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of Holdings. The Holdings Bylaws obligate Holdings, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Holdings and at the request of Holdings, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Holdings Charter and Holdings Bylaws also permit Holdings to indemnify and advance expenses to any person who served a predecessor of Holdings in any of the capacities described above and to any employee or agent of Holdings or a predecessor of Holdings.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Holdings Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Both the MGCL and the NYLPA permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The PTI General Partner and the Holdings Board have been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

     Inspection of Books and Records. The NYLPA requires limited partnerships to maintain certain records and provides that any partner may inspect and copy, among other records, a current list of the names of each partner, the certificate of limited partnership, the partnership agreement, copies of the limited partnership's tax returns for the three most recent fiscal years, and any financial statements maintained by the partnership for the three most recent fiscal years.

     The MGCL provides that persons who together have been stockholders for more than six months and own at least five percent of the outstanding stock of any class of a Maryland corporation may inspect and copy the corporation's books of account and stock ledger, request a statement of the corporation's affairs and request a list of its stockholders. In addition, any stockholder of a Maryland corporation may (a) inspect and copy the bylaws, minutes of the proceedings of stockholders and annual statements of affairs and (b) request the corporation to provide a sworn statement showing all stock and securities issued and all consideration received by the corporation during the preceding twelve months.

     Dissolution. The NYLPA provides that, upon application by or for a partner, a limited partnership may be dissolved by judicial decree whenever it is not reasonably practicable to carry on the business in conformity with the partnership agreement. The Partnership Agreement provides that PTI may dissolve upon the earliest of January 10, 2085 or the occurrence of any one of several events, including the withdrawal of the sole general partner or the election by holders of a majority of the PTI LP Units.

     Pursuant to the MGCL, the Holdings Charter provides that Holdings may be dissolved with the approval of a majority of the entire Holdings Board and of the stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

            PROPOSAL TO APPROVE THE HOLDINGS 1998 STOCK OPTION PLAN

     The Getty Board, the Holdings Board and PTI General Partner believe that the availability of stock options and related incentives is an important factor in a company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the company. The Holdings Board has adopted and approved the Holdings 1998 Stock Option Plan (the "1998 Stock Option Plan") which will (i) provide for the assumption of Getty's 1985, 1988 and 1991 Option Plans (the "Getty Option Plans") and provide that each option to purchase shares of Getty Common Stock (a "Getty Option") outstanding at the Effective Time will be converted into an option to purchase an equal number of shares of Holdings Common Stock at the same exercise price and terms, and (ii) permit future grants of stock options to employees, directors and officers of Holdings and its subsidiaries. Under the 1998 Stock Option Plan, each Getty Option that was unvested at the Effective Time will vest in accordance with the same schedule as set forth in the Getty Option Plan under which it was granted, and each Getty Option that was vested at the Effective Time will remain vested. A total of 1.1 million shares of Holdings Common Stock will be authorized for issuance under the 1998 Stock Option Plan (which number will include 368,364 shares of Holdings Common Stock issuable upon the exercise of former Getty Options).

     The following summary of certain terms and provisions of the 1998 Stock Option Plan, which describes all material terms and provisions thereof, is qualified in its entirety by reference to the full text of the 1998 Stock Option Plan, a copy of which is attached hereto as Appendix H, and is incorporated herein by reference.

     Eligibility. Following the consummation of the Mergers, any director, officer or other key employee of Holdings or any of its subsidiaries shall be eligible to participate in the 1998 Stock Option Plan. In addition, individuals with options outstanding under the Getty Option Plans as of the Effective Time will participate in the 1998 Stock Option Plan to the extent that the respective Getty Option Plans are assumed by the 1998 Stock Option Plan.

     Administration. It is contemplated that the 1998 Stock Option Plan will be administered by a committee of the Holdings Board (the "Holdings Committee") which will consist of at least two members of the Holdings Board. The Holdings Committee may promulgate rules and regulations for the operation of the 1998 Stock Option Plan and will generally supervise the administration of the 1998 Stock Option Plan. The Holdings Committee will determine the persons to whom options will be granted under the 1998 Stock Option Plan, and the price and terms of any such grant. The 1998 Stock Option Plan provides that the Holdings Committee may make equitable adjustments in the 1998 Stock Option Plan in the event of certain corporate events, such as reorganizations, mergers or recapitalizations.

     Term of Plan. The 1998 Stock Option Plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. The 1998 Stock Option Plan may be amended by the Holdings Board at any time, provided that, without the approval of a majority of the Holdings Common Stock, no amendment may be made which (i) increases the maximum number of shares available under the 1998 Stock Option Plan, (ii) changes the class of directors, officers or employees eligible to receive Holdings Options under the 1998 Stock Option Plan, (iii) reduces the minimum purchase price of such Holdings Options, or (iv) materially increases the benefits accruing to participants under the 1998 Stock Option Plan.

     Stock Options. The 1998 Stock Option Plan authorizes the grant to directors, officers and other key employees of Holdings and its subsidiaries of stock options ("Holdings Options"), including both Holdings Options intended to qualify as Incentive Stock Options under Section 422(b) of the Code ("Incentive Stock Options" or "ISOs"), and Holdings Options which are not intended to so qualify ("Non-Qualified Stock Options" or "NQSOs"). Any Holdings Option granted to any person other than an employee of Holdings or its subsidiaries shall be a Non-Qualified Stock Option. The maximum number of shares that may be subject to Holdings Options granted to any individual in any fiscal year of Holdings shall be 250,000. The aggregate fair market value of stock (determined at the time of grant) for which an optionee may exercise Incentive Stock Options for the first time during any calendar year may not exceed $100,000. Each grant shall be set forth in a separate written agreement between the optionee and Holdings and will indicate the type, terms and conditions of the Holdings Option, as determined by the Holdings Committee and consistent with the 1998

Stock Option Plan. The shares available for grant under the 1998 Stock Option Plan may be either previously unissued or treasury shares.

     Subject to the terms of the 1998 Stock Option Plan, the Holdings Committee will determine the recipients, terms (including price and exercise period) and type of Holdings Option to be granted under the 1998 Stock Option Plan; provided, however, that in the case of Incentive Stock Options, the option price per share must be at least equal to the fair market value of a share of Holdings Common Stock (110% of such fair market value in the case of Incentive Stock Options granted to any individual who owns stock representing more than 10% of the voting power of the Holdings Common Stock) on the date the Holdings Option is granted. With the concurrence of the Holdings Board, the Holdings Committee may grant Non-Qualified Stock Options at a price which is less than the then current market value of the Holdings Common Stock. Shares purchased upon exercise of a Holdings Option must be paid for in full at the time of exercise in cash, or if the Holdings Committee so permits, in whole or in part in shares of Holdings Common Stock valued at their fair market value at the date of exercise or by the execution by an optionee of a promissory note for all or a portion of the exercise price on such terms and conditions as the Holdings Committee may impose.

     Holdings Options will become exercisable at such times and in such installments as provided by the terms of each Holdings Option and the 1998 Stock Option Plan; provided that unless the Holdings Committee provides otherwise, no Holdings Option may be exercised to any extent for a period of one year following its grant. Under the terms of the 1998 Stock Option Plan, no portion of any Holdings Option that is unexercisable upon an optionee's termination of employment or termination of directorship shall thereafter become exercisable, and no Holdings Option may be exercised to any extent by an optionee after the first to occur of the following events: (i) the expiration of ten years following the date of grant (five years in the case of an Incentive Stock Option granted to any individual who owns stock representing more than 10% of the voting power of Holdings Common Stock), (ii) three months following the termination of employment or termination of directorship of an optionee (for any reason other than death or disability), or (iii) one year following the optionee's death or disability. Notwithstanding the foregoing, each Getty Option that becomes exercisable with respect to Holdings Common Stock as of the Effective Time (including any Getty Options then held by a Marketing director or employee as a result of the Spin-Off) shall continue to be exercisable in accordance with the terms of such Getty Options and the applicable Getty Option Plan (with employment by Holdings or a subsidiary substituted for employment by Getty or a subsidiary for purposes of any requirement of continued employment with Getty).

     Federal Income Tax Consequences. The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. participants in the 1998 Stock Option Plan, and is intended for general information only. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality. Depending on the interaction of Section 83(a) of the Code with the provisions of the Rule 16b-3 under the Exchange Act which apply to the 1998 Stock Option Plan at the time of the grant of options, the tax consequences to persons subject to
Section 16 of the Exchange Act may be different from the general consequences described below.

     Section 162(m). Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total annual compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) paid for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the
Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the performance-based exception if the awards are made by a qualifying compensation committee under a plan that has been approved by the company's stockholders, if the plan states the maximum number of shares that can be granted to any particular employee within a specified period and if the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

     Nonqualified Stock Options. For federal income tax purposes, the recipient of NQSOs granted under the 1998 Stock Option Plan will not have taxable income upon the grant of the option, nor will Holdings then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. Subject to the deductibility limits of Section 162(m), upon exercise of a NQSO by an employee of Holdings or any of its subsidiaries, Holdings will be entitled to a deduction in an amount equal to such difference. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

     The tax consequence resulting from the exercise of a NQSO through delivery of already-owned Holdings shares are not completely certain. In published rulings, the IRS has taken the position that, (i) to the extent an equivalent value of shares is acquired, the optionee will recognize no gain, (ii) the employee's basis in the stock acquired upon such exercise is equal to the employee's basis in the surrendered shares, (iii) any additional shares acquired upon such exercise are compensation to the employee taxable under the rules described above and (iv) the employee's basis in any such additional shares is their then-fair market value.

     Incentive Stock Options. There is no taxable income to an optionee when an ISO is granted to him or when that option is exercised; provided, however, that upon exercise the optionee's alternative minimum taxable income will generally include an amount equal to the difference between the option exercise price and the fair market value at the time of exercise. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to Holdings, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and, subject to the deductibility limits of Section 162(m), Holdings will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as a NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. Subject to the deductibility limits of Section 162(m), Holdings will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     The tax consequences resulting from the exercise of an ISO through delivery of already-owned shares of Common stock are not completely certain. In published rulings and proposed regulations, the IRS has taken the position that generally the employee will recognize no income upon such stock-for-stock exercise, that, to the extent an equivalent number of shares is acquired, the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the employee, that the employee's basis in any additional shares acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within the one-or-two-year period described above will be viewed first as a disposition of the shares with the lowest basis.

     Recommendation of the Boards of Directors. The Holdings Board, the Getty Board and the PTI General Partner recommend approval of the 1998 Stock Option Plan. Approval of the proposal to adopt the 1998 Stock Option Plan requires (i) the affirmative vote of a majority of the outstanding shares of Getty Common Stock present in person or represented by proxy at the Getty Special Meeting, and (ii) the affirmative vote of a majority of the outstanding limited partnership interests of PTI present in person or represented by proxy at the PTI Special Meeting. The enclosed proxy will be voted in accordance with the instructions specified in the space provided on the form of proxy. If no instructions are given, proxies will be voted for approval of the 1998 Stock Option Plan.

                                 LEGAL MATTERS

     The validity of the shares of Holdings Common Stock and Holdings Preferred Stock offered hereby will be passed upon for Holdings by Ballard Spahr Andrews & Ingersoll, special Maryland counsel to Holdings.

     The Merger Agreement provides that, as a condition to Getty's and PTI's obligations to effect the Getty Merger and the PTI Merger, respectively, Getty and PTI shall each have received a legal opinion from Latham & Watkins, in form and substance reasonably acceptable to Getty and PTI, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Mergers taken together will be treated as an exchange under
Section 351(a) of the Code, the Getty Merger will be treated as a reorganization under Section 368(a) of the Code and both transactions will be tax-free for federal income tax purposes.

                                    EXPERTS

     The consolidated financial statements of Getty Realty Corp. as of January 31, 1997 and 1996 and for each of the three fiscal years in the period ended January 31, 1997, and of Power Test Investors Limited Partnership as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included as attachments to this Joint Proxy Statement/Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Getty Special Meeting and at the PTI Special Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, the Getty Board and the PTI General Partner know of no matters that will be presented for consideration at the Getty Special Meeting or the PTI Special Meeting other than as described in this Joint Proxy Statement/Prospectus. If any other matters shall properly come before the Getty Special Meeting or the PTI Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Getty and PTI.

                                   APPENDICES

APPENDIX A    --     MERGER AGREEMENT

APPENDIX B    --     FAIRNESS OPINION OF FURMAN SELZ LLC

APPENDIX C    --     FAIRNESS OPINION OF CIBC OPPENHEIMER CORP.

APPENDIX D    --     ARTICLES OF INCORPORATION OF HOLDINGS

APPENDIX E    --     ARTICLES SUPPLEMENTARY OF HOLDINGS

APPENDIX F    --     BYLAWS OF HOLDINGS

APPENDIX G    --     SECTIONS 121-1102 AND 121-1105 OF THE NEW YORK LIMITED
                     PARTNERSHIP ACT

APPENDIX H    --     HOLDINGS 1998 STOCK OPTION PLAN

                                                                     Appendix A

===============================================================================


               AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                                BY AND AMONG


                             GETTY REALTY CORP.,


                  POWER TEST INVESTORS LIMITED PARTNERSHIP


                                     AND


                        CLS GENERAL PARTNERSHIP CORP.
                   (FOR PURPOSES OF SECTION 1.10 (b) ONLY)







                          _________________________

                        DATED AS OF DECEMBER 16, 1997

                          _________________________





===============================================================================

                              TABLE OF CONTENTS

                                                                           Page
1.    THE MERGERS ..........................................................  2

1.1     Organization of Holdings ...........................................  2
1.2     Directors and Officers of Holdings .................................  2
1.3     Getty Sub Merger ...................................................  2
1.4     PTI Sub Merger .....................................................  3
1.5     The Closing ........................................................  3
1.6     Effective Time .....................................................  3
1.7     Effects of the Mergers .............................................  4
1.8     Certificates of Incorporation, Bylaws and Certificate of
         Limited Partnership of the Surviving Entities .....................  4
1.9     Directors, Officers and General Partner of the
         Surviving Entities ................................................  4
1.10    Related Transactions ...............................................  5

2.    CONVERSION OF SECURITIES .............................................  5

2.1     Conversion of Securities ...........................................  5
2.2     Payment for Getty Common Shares, Units and CLS Interest ............  7
2.3     Fractional Shares ..................................................  8
2.4     Dissenters' Rights .................................................  9
2.5     No Transfer after the Effective Time ...............................  9

3.    REPRESENTATIONS AND WARRANTIES OF GETTY ..............................  9

3.1     Existence; Good Standing; Corporate Authority ......................  9
3.2     Authorization; Validity and Effect of Agreement .................... 10
3.3     Capitalization ..................................................... 10
3.4     Subsidiaries ....................................................... 11
3.5     Other Interests .................................................... 11
3.6     No Conflict; Required Filings and Consents ......................... 11
3.7     Compliance ......................................................... 12
3.8     SEC Documents ...................................................... 12
3.9     Litigation ......................................................... 13
3.10    Absence of Certain Changes ......................................... 13
3.11    Environmental Matters .............................................. 13
3.12    State Takeover Statutes ............................................ 14
3.13    No Brokers ......................................................... 14
3.14    Opinion of Financial Advisor ....................................... 14
3.15    Information in Joint Proxy Statement/Prospectus and Form S-4 ....... 14
3.16    Hart-Scott-Rodino .................................................. 14

4.    REPRESENTATIONS AND WARRANTIES OF PTI ................................ 15

4.1     Existence; Good Standing; Corporate Authority ...................... 15
4.2     Authorization; Validity and Effect of Agreement .................... 15
4.3     Capitalization ..................................................... 15
4.4     Subsidiaries ....................................................... 16
4.5     Other Interests .................................................... 16
4.6     No Conflict; Required Filings and Consents ......................... 16
4.7     Compliance ......................................................... 17
4.8     SEC Documents ...................................................... 17
4.9     Litigation ......................................................... 18
4.10    Absence of Certain Changes ......................................... 18
4.11    Environmental Matters .............................................. 18

                                                                           Page
4.12    State Takeover Statutes ............................................ 19
4.13    No Brokers ......................................................... 19
4.14    Opinion of Financial Advisor ....................................... 19
4.15    Information in Joint Proxy Statement/Prospectus and Form S-4 ....... 19
4.16    Hart-Scott-Rodino .................................................. 19

5.    COVENANTS ............................................................ 20

5.1     Conduct of Business by Getty or PTI ................................ 20
5.2     Meeting of Stockholders and Unitholders ............................ 21
5.3     Further Assurance and Cooperation .................................. 22
5.4     Certain Filings and Consents ....................................... 22
5.5     Publicity .......................................................... 22
5.6     Joint Proxy Statement/Prospectus and the Form S-4 .................. 23
5.7     Listing Application ................................................ 23
5.8     Further Action ..................................................... 23
5.9     Affiliate Letters .................................................. 23
5.10    Expenses ........................................................... 24
5.11    Indemnification .................................................... 24
5.12    Consents ........................................................... 25
5.13    Letter of Getty's Accountants ...................................... 25
5.14    Letter of PTI's Accountants ........................................ 25
5.15    Registration Statement on Form S-8 ................................. 26
5.16    Tax Matters Certificates ........................................... 26
5.17    Assumption of Obligations by Holdings, Getty Sub and PTI ........... 26

6.    CONDITIONS ........................................................... 26

6.1     Conditions to Each Party's Obligation to Effect the Mergers ........ 26
6.2     Conditions to Obligation of Getty to Effect the Mergers ............ 28
6.3     Conditions to Obligation of PTI to Effect the Mergers .............. 28

7.    TERMINATION, WAIVER AND AMENDMENT .................................... 29

7.1     Termination or Abandonment ......................................... 29
7.2     Amendment or Supplement ............................................ 29
7.3     Extension of Time, Waiver, Etc. .................................... 30

8.    GENERAL PROVISIONS ................................................... 30

8.1     Non-survival of Representations and Warranties ..................... 30
8.2     Notices ............................................................ 30
8.3     Assignment; Binding Effect ......................................... 31
8.4     Entire Agreement ................................................... 31
8.5     Governing Law ...................................................... 31
8.6     Counterparts ....................................................... 31
8.7     Headings ........................................................... 32
8.8     Interpretation ..................................................... 32
8.9     Incorporation of Schedules ......................................... 32
8.10    Severability ....................................................... 32
8.11    Enforcement of Agreement ........................................... 32

9.    DEFINITIONS .......................................................... 32

9.1     Defined Terms ...................................................... 32
9.2     Other Defined Terms ................................................ 35


                              LIST OF EXHIBITS

Exhibit A  -    Form of Articles of Incorporation of Holdings

Exhibit B  -    Form of Bylaws of Holdings

Exhibit C  -    Form of Certificate of Merger to be filed in Delaware

Exhibit D  -    Form of Certificate of Merger to be filed in New York

Exhibit E  -    Form of Certificate of Incorporation of New Getty

Exhibit F  -    Form of Certificate of Limited Partnership of New PTI

Exhibit G  -    Articles Supplementary for Holdings Preferred Stock

Exhibit H  -    Forms of Affiliate Letter

Exhibit I  -    Forms of Tax Matters Certificates

               AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

     Agreement and Plan of Reorganization and Merger (this "Agreement"), dated as of December 16, 1997, by and among Getty Realty Corp., a Delaware corporation ("Getty"), Power Test Investors Limited Partnership, a New York limited partnership ("PTI"), and for purposes of Section 1.10 (b) only, CLS General Partnership Corp., a Delaware corporation ("CLS").

                                  RECITALS

     A. The Board of Directors of Getty, based upon the recommendation of the Special Committee thereof, deems it advisable and in the best interest of Getty and its stockholders to consummate, and has approved, including for purposes of
Section 251(b) of the General Corporation Law of the State of Delaware (the "DGCL"), the business combination transactions provided for herein; and CLS, the general partner of PTI, deems it advisable and in the best interest of PTI and its limited partners to consummate, and has approved, including for purposes of Sections 121-1102 and 121-1106 of the Revised Limited Partnership Act of the State of New York (the "NLPA"), the business combination transactions provided for herein, in which:

                 (1) Getty and PTI will form a Maryland corporation, Getty Realty Holding Corp. ("Holdings"); and

                 (2) Holdings will form two subsidiaries, a Delaware corporation which will merge with and into Getty with Getty continuing as the surviving corporation (the "Getty Merger"), and a New York limited liability company which will merge with and into PTI with PTI continuing as the surviving partnership (the "PTI Merger" and, together with the Getty Merger, the "Mergers"), and
        (i) each issued and outstanding Getty Common Share (as hereinafter defined) will be converted into the right to receive common stock, par value $.01 per share, of Holdings ("Holdings Common Stock"), and (ii) each PTI partnership interest that is not held by a Dissenting Limited Partner (as hereinafter defined) will be converted into the right to receive Series A Participating Convertible Redeemable Preferred Stock, par value $.01 per share, of Holdings ("Holdings Preferred Stock"), all as more fully set forth below;

     B. For federal income tax purposes, it is intended that the Getty Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the PTI Merger qualify as a tax-free exchange within the meaning of Section 351(a) of the Code; and

     C. Getty and PTI desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

     Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Section 9.1 hereof.

                              1.   THE MERGERS

     1.1 Organization of Holdings. As promptly as practicable following the execution of this Agreement, Getty and PTI shall cause Holdings to be organized under the laws of the State of Maryland. The initial articles of incorporation and bylaws of Holdings shall be substantially in the forms attached hereto as Exhibits A and B, respectively. The authorized capital stock of Holdings shall consist initially of 1,000 shares of Holdings Common Stock and 100 shares of Holdings Preferred Stock, of which 500 shares of Holdings Common Stock will be issued to Getty and 500 shares of Holdings Common Stock will be issued to PTI. Prior to the Effective Time (as hereinafter defined), Getty and PTI shall cause Holdings to amend its articles of incorporation to increase the number of authorized shares thereunder and to provide for the issuance of Holdings Common Stock and Holdings Preferred Stock pursuant to the Mergers. In connection with the Mergers, Holdings will change its name from Getty Realty Holding Corp. to "Getty Realty Corp." and immediately prior thereto, New Getty (as hereinafter defined) will change its name to "Getty Properties Corp."

     1.2 Directors and Officers of Holdings. (a) Upon formation of Holdings, Getty and PTI shall cause to be elected as directors of Holdings Leo Liebowitz and Milton Cooper. As of the Effective Time, the Holdings Board of Directors shall consist of Milton Cooper, Leo Liebowitz, Philip E. Coviello, Milton Safenowitz and Warren G. Wintrub. Each director shall remain in office until his successor is duly elected or appointed and qualified or until such director's earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of Holdings.

     (b) Upon formation of Holdings, Leo Liebowitz shall be the President of Holdings, John J. Fitteron shall be Senior Vice President, Treasurer and Chief Financial Officer of Holdings and Randi Young Filip shall be Corporate Secretary of Holdings. As of the Effective Time, Leo Liebowitz shall be the President and Chief Executive Officer of Holdings and the other officers of Holdings shall consist of the officers of Getty immediately prior to the Effective Time.

     1.3 Getty Sub Merger.

     (a) As promptly as practicable after the formation of Holdings, Getty and PTI shall cause Holdings to form a wholly-owned corporation called Getty Merger Sub, Inc. ("Getty Sub") under the laws of the State of Delaware. Getty and PTI shall cause Holdings to cause Getty Sub to execute and deliver this Agreement and to merge with and into Getty. Getty shall be the surviving corporation in the Getty Merger and as a result thereof shall become a wholly-owned subsidiary of Holdings.

     (b) The certificate of incorporation and bylaws of Getty Sub shall be in such form as shall be determined by Holdings. Upon formation of Getty Sub, Holdings shall designate the Board of Directors and such Board of Directors, by unanimous written consent, shall appoint officers of Getty Sub.

     (c) Getty shall use its best efforts to cause the Getty Merger to be consummated in accordance with the terms of this Agreement. Getty and PTI shall cause Holdings to execute a formal written consent under Section 228 of the DGCL, as the sole stockholder of Getty Sub, to the execution, delivery and performance of this Agreement by Getty Sub.

     1.4 PTI LLC Merger.

     (a) As promptly as practicable after the formation of Holdings, Getty and PTI shall cause Holdings to form a wholly-owned limited liability company called PTI Merger L.L.C. ("PTI LLC") under the laws of the State of New York. Getty and PTI shall cause Holdings to cause PTI LLC to execute and deliver this Agreement and to merge with and into PTI. PTI shall be the surviving partnership in the PTI Merger and will immediately dissolve pursuant to the provisions of the NLPA.

     (b) The articles of organization of PTI LLC shall be in such form as shall be determined by Holdings. Upon formation of PTI LLC, Holdings shall designate the managers of PTI LLC.

     (c) PTI shall use its best effort to cause the PTI Merger to be consummated in accordance with the terms of this Agreement. Getty and PTI shall cause Holdings to execute a formal written consent under Section 407 of the Limited Liability Company Law of the State of New York (the "NLLCL"), as the sole member of PTI LLC, to the execution, delivery and performance of this Agreement by PTI LLC.

     1.5 The Closing.   The closing (the "Closing") of the transactions
contemplated by this Agreement will take place at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 at 10:00 a.m., local time, as soon as practicable following the date on which the last of the conditions set forth in Article 6 is satisfied or waived in accordance herewith
or at such other place, time or date as Getty and PTI may agree.   The date on
which the Closing occurs is hereinafter referred to as the "Closing Date".

     1.6 Effective Time.   On the Closing Date, (i) Getty will cause a
certificate of merger in the form attached hereto as Exhibit C to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL in order to effect the Getty Merger; and (ii) PTI will cause a certificate of merger in the form attached hereto as Exhibit D to be filed with the Secretary of State of the State of New York as provided in Sections 121-1103 and 121-1106 of the NLPA in order to effect the PTI Merger. Upon completion of such filings, the respective Mergers will become effective in accordance with the DGCL and NLPA. The time and date on which the Mergers become effective is herein referred to as the "Effective Time".

     1.7 Effects of the Mergers.  At the Effective Time,

     (a) The separate existence of Getty Sub shall cease and Getty Sub shall be merged with and into Getty with Getty continuing as the surviving corporation (as such, "New Getty");

     (b) The separate existence of PTI LLC shall cease and PTI LLC shall be merged with and into PTI with PTI continuing as the surviving partnership (as such, "New PTI" and, together with New Getty , the "Surviving Entities"), which will then dissolve pursuant to the provisions of the NLPA; and

     (c) The Mergers shall have all the effects of applicable law, including, without limitation, the applicable provisions of the DGCL and NLPA.

     1.8 Certificates of Incorporation, Bylaws and Certificate of Limited Partnership of the Surviving Entities.

     (a) At the Effective Time, the certificate of incorporation of New Getty shall be amended to read in its entirety as set forth on Exhibit E attached hereto, and the Certificate and Agreement of Limited Partnership of PTI as in effect immediately prior to the PTI Merger, a copy of which is attached as Exhibit F hereto, shall be the Certificate and Agreement of Limited Partnership of New PTI.

     (b) Immediately after the Effective Time, New Getty shall amend its bylaws (to be in effect immediately after the Effective Time, until amended in accordance with its terms and the DGCL), if necessary, to be substantially identical to the bylaws of Getty Sub, as in effect immediately prior to the Effective Time.

     1.9 Directors, Officers and General Partner of the Surviving Entities.
(a) The members of the Board of Directors of New Getty will be the members of the Board of Directors of Getty Sub immediately prior to the Effective Time and Holdings will be the general partner of New PTI. All of the members of the Board of Directors of New Getty will serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of New Getty.

     (b) The officers of New Getty will consist of the officers of Getty immediately prior to the Effective Time. Such persons will continue as officers of New Getty until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of New Getty.

     1.10 Related Transactions.

     (a) Immediately prior to the Effective Time, PTI will sell and transfer to Getty, and Getty will acquire for cash in the amount of $1,000 transferred to PTI, one unit of limited partnership interest in Power Test Realty Company Limited Partnership, a New York limited partnership ("PT Realty").

     (b) Immediately after the Effective Time, CLS will sell and transfer to Holdings, and Holdings will acquire for 28,890 shares of Holdings Preferred Stock transferred to CLS, the general partner interest in PT Realty.

     (c) At the Effective Time, New PTI will be dissolved as a matter of law in accordance with the provisions of the NLPA.

                        2.   CONVERSION OF SECURITIES

     2.1 Conversion of Securities.

     (a) Securities of Merger Entities. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any securities of the entities involved: (i) each outstanding share of common stock of Getty Sub, par value $.10 per share, which is issued and outstanding immediately prior to the Effective Time, shall be converted into and become one (1) share of common stock of New Getty and (ii) all of the outstanding membership interests in PTI LLC outstanding immediately prior to the Effective Time shall be converted into and become the general partnership interest in New PTI.

     (b) Securities of Getty and PTI.

         (i) As of the Effective Time, by virtue of the Getty Merger and without any action on the part of the holder of any securities of the entities involved: except as provided in clause (c) below, each share of Common Stock, par value $.10 per share, of Getty ("Getty Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Getty Common Stock held in the treasury of Getty or owned by any of Getty's Subsidiaries ("Getty Common Treasury Shares")) will, by virtue of the Getty Merger, be converted into the right to receive one (1) fully paid and nonassessable share of Holdings Common Stock (the "Getty Exchange Ratio"). Shares of Getty Common Stock other than Getty Common Treasury Shares are referred to herein as "Getty Common Shares."

         (ii) As of the Effective Time, by virtue of the PTI Merger and without any action on the part of the holder of any securities of the entities involved:
(i) each unit of limited partnership interest in PTI ("LP Unit") outstanding immediately prior to the Effective Time will, by virtue of the PTI Merger, be converted into the right to receive 0.44 fully paid and nonassessable share of Holdings Preferred Stock (the "PTI Exchange Ratio") and (ii) each unit of general partnership interest in PTI ("GP Unit") outstanding immediately prior to the Effective

Time will, by virtue of the PTI Merger, be converted into the right to receive shares of Holdings Preferred Stock in accordance with the PTI Exchange Ratio. The Holdings Preferred Stock will have the terms set forth in the Articles Supplementary attached hereto as Exhibit G. Notwithstanding the foregoing provisions of this Section 2.1(b)(ii), no LP Unit held by a Dissenting Limited Partner (as defined below) will be deemed to be converted into Holdings Preferred Stock hereunder and each Dissenting Limited Partner, if any, will be entitled to payment solely from PTI of the fair value of such Dissenting Limited Partner's LP Units to the extent permitted by and in accordance with Sections 121-1102 and 121-1105 of the NLPA.

         (iii) All Getty Common Shares to be converted into shares of Holdings Common Stock and all LP Units and GP Units to be converted into shares of Holdings Preferred Stock pursuant to this Section 2.1 will, by virtue of the Mergers and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate or agreement previously representing any such Getty Common Shares, LP Units or GP Units will thereafter cease to have any rights with respect to such Getty Common Shares, LP Units or GP Units, except the right to receive, upon the surrender of such certificate in accordance with Section 2.2, certificates representing the number of shares of Holdings Common Stock or Holdings Preferred Stock specified above and cash in lieu of fractional shares of Holdings Common Stock or Holdings Preferred Stock as contemplated by Section
2.3 (with respect to the Getty Common Shares, the "Getty Consideration", with respect to the LP Units, the "PTI Consideration" and with respect to the GP Units, the "CLS Consideration" and collectively, the "Consideration").

     (c) Getty Options. At the Effective Time, each holder of a then outstanding option to purchase Getty Common Shares, whether or not then exercisable or vested in accordance with its terms (collectively, the "Getty Options"), which theretofore has been granted under Getty's 1985, 1988 or 1991 Stock Option Plans (the "Getty Stock Option Plans"), shall become an option to acquire, on substantially the same terms and conditions as were applicable under such Getty Option immediately prior to the Effective Time, except as otherwise set forth in this Section 2.1(c), for each Getty Common Share subject to such Getty Option the same number of shares of Holdings Common Stock as the holder of such Getty Option would have been entitled to receive in the Getty Merger had such holder exercised such Getty Option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded downward to the nearest whole cent) equal to (i) the aggregate exercise price for Getty Common Shares purchasable pursuant to such Getty Option (without regard to vesting provisions) divided by (ii) the number of full shares of Holdings Common Stock deemed purchasable pursuant to such Getty Option. Except as set forth in this Section 2.1(c), any and all rights under any provisions of the Getty Stock Option Plans or in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Getty or any Subsidiary thereof shall be canceled as of the Effective Time. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Getty (or, if appropriate, the Compensation and Stock Option Committee thereof) and Getty shall take all action necessary to give effect to the provisions of this Section 2.1(c) and to ensure that no Person shall have any right under any Getty Stock

Option Plan (or any Getty Option granted thereunder) following the Effective Time except for the right to exercise Getty Options for shares of Holdings Common Stock as provided in this Section 2.1. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Getty (or, if appropriate, any committee thereof) and Getty shall take all action necessary to either terminate any other plan, program or arrangement with respect to, including any right to acquire, equity securities of Getty, or to amend or modify such other plans, programs or arrangements to provide for the issuance of shares of Holdings Common Stock in lieu of equity securities of Getty or New Getty.

     (d) Cancellation of Shares. All shares of Holdings Common Stock outstanding immediately prior to the Effective Time and all Getty Common Treasury Shares will be cancelled.

     2.2 Payment for Getty Common Shares, LP Units and GP Units.   (a)  At the
Effective Time, (i) Getty and PTI will cause Holdings to make available to such bank or trust company as may be selected by Getty and reasonably acceptable to PTI (the "Exchange Agent"), for the benefit of the holders of Getty Common Shares, LP Units and GP Units, a sufficient number of certificates representing shares of Holdings Common Stock and Holdings Preferred Stock to effect the delivery of the aggregate Consideration pursuant to Section 2.1(b) (the certificates representing shares of Holdings Common Stock and Holdings Preferred Stock and any cash delivered to the Exchange Agent pursuant to
Section 2.3 comprising the aggregate Consideration, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions, deliver the shares of Holdings Common Stock and Holdings Preferred Stock contemplated to be issued pursuant to Section 2.1(b) out of the Exchange Fund, and, except as provided in Section 2.3, the Exchange Fund will not be used for any other purpose.

     (b) Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Getty Common Shares, LP Units or GP Units (the "Certificates") (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates, to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor, including instructions designed to provide Holdings with information relating to the tax basis of LP Units and GP Units.

     (c) Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates will be entitled to receive for each Getty Common Share represented by such Certificates the Getty Consideration, for each LP Unit represented by such Certificates the PTI Consideration, and for each GP Unit represented by such Certificates, the CLS Consideration, and
the Certificates so surrendered will promptly be canceled.   Until so
surrendered, Certificates will represent solely the right to receive the Consideration and holders thereof shall not be holders of record of Holdings. No dividends or other distributions that are declared payable to the holders of record of shares of Holdings Common Stock or Holdings Preferred Stock after the Effective Time will be paid to Persons entitled by reason of the Mergers to receive shares of Holdings Common Stock or Holdings Preferred Stock until such Persons surrender their Certificates.
Upon such surrender, there will be paid to the Person in whose name the shares of Holdings Common Stock or Holdings Preferred Stock are issued any dividends or other distributions on such shares of Holdings Common Stock or Holdings Preferred Stock which have a record date after the Effective Time and prior to such surrender, and a payment date prior to such surrender. In no event will the Persons entitled to receive such dividends or other distributions be
entitled to receive interest on such dividends or other distributions.   If any
cash or certificate representing shares of Holdings Common Stock or Holdings Preferred Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Holdings Common Stock or Holdings Preferred Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not
applicable.   Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to a holder of Getty Common Shares, LP Units or GP Units for any shares of Holdings Common Stock or Holdings Preferred Stock or dividends thereon or, in accordance with Section 2.3, cash in lieu of fractional shares of Holdings Common Stock or Holdings Preferred Stock, delivered to a public official pursuant to applicable abandoned property,
escheat or similar law.   The Exchange Agent will not be entitled to vote or
exercise any rights of ownership with respect to such shares of Holdings Common Stock or Holdings Preferred Stock for the account of the Persons entitled thereto.

     (d) Any portion of the Exchange Fund that remains unclaimed by the former holders of Getty Common Stock, LP Units or GP Units for twelve (12) months after the Effective Time will be delivered to Holdings and any former holders of Getty Common Stock, LP Units or GP Units will thereafter look only to Holdings for payment of their claim for the Consideration.

     2.3 Fractional Shares.   No fractional shares of Holdings Common Stock or
Holdings Preferred Stock will be issued in the Mergers.   In lieu of any such
fractional securities, each holder of Getty Common Shares, LP Units or GP Units who would otherwise have been entitled to a fraction of a share of Holdings Common Stock or Holdings Preferred Stock upon surrender of Certificates for exchange pursuant to this Article 2 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) with respect to fractional shares of Holdings Common Stock, (i) the average of the closing prices of Holdings Common Stock (as reported on the NYSE Composite Transactions Reporting System) on the ten (10) consecutive days on which shares of Holdings Common Stock actually trade preceding the date of the Effective Time (or, if Holdings Common Stock does not trade on the New York Stock Exchange, Inc. (the "NYSE"), on any or all of such days, the ten (10) consecutive trading days commencing with the first date of trading of Holdings Common Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder otherwise would be entitled, or (b) with respect to fractional shares of Holdings Preferred Stock, (i) the average of the closing prices of Holdings Preferred Stock (as reported on the NYSE Composite Transactions Reporting System) on the ten (10) consecutive days on which shares of Holdings Preferred Stock actually trade preceding the date of the Effective Time (or, if Holdings Preferred Stock does not trade on the NYSE, on any or all of such days, the ten (10) consecutive trading days commencing with the first date of trading of Holdings Preferred Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder otherwise would be entitled. Promptly upon request from the Exchange Agent, Holdings will make available to the Exchange Agent the cash necessary for this purpose.

     2.4 Dissenters' Rights.

     (a) Notwithstanding the provisions of Section 2.1 or any other provision of this Agreement to the contrary, the LP Units that are outstanding immediately prior to the Effective Date and are held by limited partners of PTI who have not voted such units in favor of the adoption of this Agreement and who dissent in accordance with Section 121-1102 of the NLPA (the "Dissenting Limited Partners"), will not be converted as provided in Section 2.1(b) at or after the Effective Time unless and until such Dissenting Limited Partner fails to perfect or effectively withdraws or loses such right to dissent under the NLPA. If a Dissenting Limited Partner so fails to perfect or effectively withdraws or loses such right to dissent, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Dissenting Limited Partner's LP Units will be converted into and represent solely the right provided in Section 2.1(b)(ii) and (iii).

     (b) PTI will give Holdings (i) prompt written notice of the existence of any Dissenting Limited Partners and any instruments served pursuant to Section 121-1102(b) of the NLPA and received by PTI and (ii) the opportunity to participate in all negotiations and proceedings regarding such Dissenting Limited Partners under Section 121-1105 of the NLPA. PTI will not voluntarily make any payment with respect to any demands of Dissenting Limited Partners and will not, except with the prior written consent of Holdings, settle or offer to settle any such demands.

     2.5 No Transfer after the Effective Time.   No transfers of Getty Common
Shares will be made on the stock transfer books of Getty, and no transfers of LP Units or GP Units will be made on the books of PTI, after the close of business on the day prior to the date of the Effective Time.

                3.   REPRESENTATIONS AND WARRANTIES OF GETTY

     Getty hereby represents and warrants to PTI as follows:

     3.1 Existence; Good Standing; Corporate Authority.   Getty and each of its
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own and operate its businesses as presently conducted. Getty and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary, except for such failures of Getty and any of its Subsidiaries to be so qualified as would not have a Material Adverse Effect. Getty has previously provided PTI with true and correct copies of its certificate of incorporation and bylaws and the charter documents and bylaws or other organizational documents of each of its Subsidiaries, as currently in effect.

     3.2 Authorization; Validity and Effect of Agreement.   Getty has the
requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, every other document or agreement to be executed by Getty under this Agreement (each a "Getty Transaction Document") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Getty and the performance by Getty of its obligations hereunder, the execution and delivery of each of the Getty Transaction Documents by Getty and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Getty and all other necessary corporate action on the part of Getty, other than the adoption and approval of this Agreement by the stockholders of Getty, and no other corporate proceedings on the part of Getty are necessary to authorize this Agreement, the Getty Transaction Documents and the transactions contemplated hereby and thereby. The Board of Directors of Getty, pursuant to the recommendation of the Special Committee, has approved for the purposes of
Section 251(b) of the DGCL the agreement of merger contained in this Agreement and the Getty Merger. This Agreement has been duly and validly executed and delivered by Getty and constitutes a legal, valid and binding obligation of Getty, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each Getty Transaction Document has been or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by Getty, and constitutes or will constitute as of such time a legally valid and binding obligation of Getty, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     3.3 Capitalization.   The authorized capital stock of Getty consists of
30,000,000 shares of Getty Common Stock and 10,000,000 shares of preferred stock having a par value of $1.00 per share ("Getty Preferred Stock"), none of which shares have been designated. As of the date hereof, 13,393,774 shares of Getty Common Stock and no shares of Getty Preferred Stock are issued and outstanding. 883,316 shares of Getty Common Stock are held in Getty's treasury. All of the issued and outstanding shares of Getty Common Stock are validly issued, fully paid and non-assessable and no class of Getty stock is entitled to preemptive rights. As of the date hereof, except for Getty's 1985, 1988 and 1991 Stock Option Plans, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require Getty to issue or sell shares of

Getty Common Stock, Getty Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Getty Common Stock, Getty Preferred Stock or any other equity securities of Getty or any of its Subsidiaries. Getty has no commitments or obligations to purchase or redeem any shares of Getty Common Stock.

     3.4 Subsidiaries.   The only Subsidiaries of Getty are those set forth in
Section 3.4 of the Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of Getty's Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights or rights of first refusal. Except as set forth in Section 3.4 of the Disclosure Schedule, Getty owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of Getty or which would require any Subsidiary of Getty to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

     3.5 Other Interests. Except as set forth in Section 3.5 of the Disclosure Schedule, neither Getty nor any of Getty's Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Getty Subsidiaries).

     3.6 No Conflict; Required Filings and Consents.   (a)  Except as set forth
in Section 3.6(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Getty Transaction Documents, nor the performance by Getty of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) assuming receipt of the Getty Stockholder Approvals (as defined below), conflict with Getty's certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation applicable to Getty or any of its Subsidiaries or any of their Properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Getty or any of its Subsidiaries, or result in the creation or imposition of any Encumbrance upon any Properties, assets or business of Getty or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Getty or any of its Subsidiaries is a party or by which Getty or any of its Subsidiaries or any of their respective assets or Properties is bound or encumbered, or give any Person the right to require Getty or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which would not have, and would not reasonably be expected to have, a Material Adverse Effect.

     (b) Except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for the filing of certificates of merger pursuant to the DGCL, (iii) for the Getty Stockholder Approvals (as defined below) or (iv) with respect to matters set forth in Sections 3.6(a) or 3.6(b) of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by Getty or its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Getty Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not have a Material Adverse Effect.

     3.7 Compliance. Except as set forth in Section 3.7 of the Disclosure Schedule, to the best knowledge of Getty, Getty and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not have a Material Adverse Effect. Except as set forth in Section 3.7 of the Disclosure Schedule, to the best knowledge of Getty, neither Getty nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not have a Material Adverse Effect. Getty and its Subsidiaries have all material permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time, except for such failures to remain effective that would not have a Material Adverse Effect.

     3.8 SEC Documents.   (a)  Getty has delivered or made available to PTI
true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since February 1, 1996 (collectively, the "Getty SEC Reports"). As of their respective dates, the Getty SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Getty with the SEC after the date of this Agreement (i) complied or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated balance sheets of Getty included in or incorporated by reference into the Getty SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Getty and its consolidated Subsidiaries as of its date, and each of the consolidated statements of operations and cash flows of Getty included in or incorporated by reference into the Getty SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations or cash flows, as the case may be, of Getty and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     (c) To the best knowledge of Getty, neither Getty nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Getty or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Getty as of January 31, 1997 and (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since January 31, 1997 which would not have a Material Adverse Effect.

     3.9 Litigation. Except as set forth in Section 3.9 of the Disclosure Schedule or the Getty SEC Reports, there is no Action instituted, pending or, to the best knowledge of Getty, threatened, which, if adversely decided, would, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or would have a Material Adverse Effect.

     3.10 Absence of Certain Changes. Except as set forth in Section 3.10 of the Disclosure Schedule or the Getty SEC Reports and except for the transactions expressly contemplated hereby, since January 31, 1997, Getty and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Getty' business, operations, condition (financial or otherwise), results of operations, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not had a Material Adverse Effect. Except as set forth in Section 3.10 of the Disclosure Schedule or the Getty SEC Reports, from January 31, 1997 through the date of this Agreement, neither Getty nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

     3.11 Environmental Matters.   Except as set forth in Section 3.11 of the
Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against Getty or any of its Subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials at any of the Properties, nor has Getty received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Properties in excess of quantities reportable under

Environmental Laws, except in any such case which would not be reasonably expected to have a Material Adverse Effect; (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or Encumbrances by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind Getty or any of its Subsidiaries, except in any such case which would not be reasonably expected to have a Material Adverse Effect; and (iv) except as set forth in
Section 3.11 of the Disclosure Schedule, no Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials.

     3.12 State Takeover Statutes.   Article X, Section 1 of Getty's By-Laws
contains a provision expressly electing not to be governed by Section 203 of the DGCL. Such provision is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby the restrictions on business combinations contained in Section 203 of the DGCL.

     3.13 No Brokers.   Except fees to be paid to Furman Selz LLC (the
arrangements of which have been disclosed to PTI prior to the date hereof), no broker, finder, investment banker, or other Person or firm is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Getty, any of its Subsidiaries or any of their respective directors, officers or employees.

     3.14 Opinion of Financial Advisor.   Getty has received the opinion of
Furman Selz LLC to the effect that, as of the date thereof, the Getty Exchange Ratio is fair to the holders of Getty Common Stock from a financial point of view. Getty has delivered to PTI a true, complete and correct copy of such opinion.

     3.15 Information in Joint Proxy Statement/Prospectus and Form S-4. Information supplied by Getty or any of its Subsidiaries for inclusion or incorporation by reference in (i) the Joint Proxy Statement/Prospectus (as hereinafter defined) (or any amendment thereof or supplement thereto), at the date mailed to Getty stockholders and PTI unitholders and at the time of the respective meetings of the Getty stockholders and of the PTI unitholders contemplated hereby or (ii) the Form S-4 (as hereinafter defined) at any time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at any time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.16 Hart-Scott-Rodino.   Getty and its Subsidiaries do not have assets,
other than assets which are exempt from the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder (the "Rules"), pursuant to
Section 7A(c)(2) of the HSR Act and Sections 802.2, 802.3 or 802.5 of the Rules, with an aggregate fair market value of greater than $15 million.

                 4.   REPRESENTATIONS AND WARRANTIES OF PTI

     PTI hereby represents and warrants to Getty as follows:

     4.1 Existence; Good Standing; Authority.   Each of PTI and PT Realty is
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own and operate its businesses as presently conducted. Each of PTI and PT Realty is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its Properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of PTI or PT Realty to be so qualified as would not have a Material Adverse Effect. PTI has previously provided Getty with true and correct copies of its certificate and agreement of limited partnership ("Partnership Agreement") or other organizational documents and the certificate and agreement of limited partnership or other organizational documents of PT Realty, as currently in effect.

     4.2 Authorization; Validity and Effect of Agreement.   PTI has the
requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and each other document or agreement to be executed by PTI under this Agreement (each a "PTI Transaction Document") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by PTI and the performance by PTI of its obligations hereunder, the execution and delivery of each of the PTI Transaction Documents by PTI and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by CLS and all other necessary partnership action on the part of PTI, other than the adoption and approval of this Agreement by holders of LP Units, and no other partnership proceedings on the part of PTI are necessary to authorize this Agreement, the PTI Transaction Documents and the transactions contemplated hereby and thereby. CLS has approved for the purposes of Section 121-1106 of the NLPA the agreement of merger contained in this Agreement and the PTI Merger. This Agreement has been duly and validly executed and delivered by PTI and constitutes a legal, valid and binding obligation of PTI, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each PTI Transaction Document has been or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by PTI, and constitutes or will constitute as of such time a legally valid and binding obligation of PTI, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     4.3 Capitalization. As of December 8, 1997, there were 561 holders of record of LP Units. All of the LP Units have been duly authorized by the Partnership Agreement and are validly issued and fully paid and no LP Units are subject to preemptive rights. CLS is the sole general partner of PTI with a general partner interest in PTI of 21.0%. All of the GP Units have been duly authorized by the Partnership Agreement, are validly issued to CLS and are fully paid and no GP Units are subject to preemptive rights. CLS has advised PTI that it owns the GP Units free and clear of all Encumbrances. Except as set forth on Section 4.3 of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements other than this Agreement, commitments, or obligations which would require PTI to issue or sell LP Units or GP Units, or securities convertible into or exchangeable or exercisable for LP Units or GP Units as of the date hereof. Except as set forth on Section 4.3 of the Disclosure Schedule, PTI has no commitments or obligations to purchase or redeem any LP Units or GP Units.

     4.4 Subsidiaries. PT Realty is the only Subsidiary of PTI. CLS is the sole general partner of PT Realty with a general partner interest in PT Realty of 1%. PTI is the sole limited partner of PT Realty with a limited partner interest in PT Realty of 99%. CLS's general partner interest in PT Realty and PTI's limited partner interest in PT Realty are duly authorized by PT Realty's certificate and agreement of limited partnership, are validly issued and are fully paid. CLS has, (a) in its capacity as sole general partner of PT Realty, advised PTI that CLS owns such general partner interests free and clear of all Encumbrances, and (b) in its capacity as sole general partner of PTI, advised PTI that PTI owns the limited partnership interests in PT Realty free and clear of all Encumbrances. Except as set forth in Section 4.4 of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations which would require PT Realty to issue or sell any of its ownership interests or securities convertible into or exchangeable for its ownership interests.

     4.5 Other Interests. Except as set forth in Section 4.5 of the Disclosure Schedule, neither PTI nor PT Realty owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than PT Realty).

     4.6 No Conflict; Required Filings and Consents.   (a)  Except as set forth
in Section 4.6(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the PTI Transaction Documents, nor the performance by PTI of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) assuming receipt of the PTI Unitholder Approvals (as defined below), conflict with the Partnership Agreement; (ii) assuming satisfaction of the requirements set forth in Section 4.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to PTI or PT Realty or any of their Properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of PTI or PT Realty, or result in the creation or imposition of any Encumbrance upon any Properties, assets or business of PTI or PT Realty under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which PTI or PT Realty is a party or by which PTI or PT Realty or any of their respective assets or Properties is bound or encumbered, or give any Person the right to require PTI or PT Realty to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which would not have, and would not reasonably be expected to have, a Material Adverse Effect.

     (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) for the filing of certificates of merger pursuant to the NLPA, (iii) for the PTI Unitholder Approvals (as defined below) or (iv) with respect to matters set forth in Sections 4.6(a) or 4.6(b) of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by PTI or PT Realty in connection with the execution, delivery and performance of this Agreement, the PTI Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not have a Material Adverse Effect.

     4.7 Compliance. Except as set forth in Section 4.7 of the Disclosure Schedule, to the best knowledge of PTI, each of PTI and PT Realty is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not have a Material Adverse Effect. Except as set forth in Section 4.7 of the Disclosure Schedule, to the best knowledge of PTI, neither PTI nor PT Realty has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not have a Material Adverse Effect. PTI and PT Realty have all material permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time, except for such failure to remain effective that would not have a Material Adverse Effect.

     4.8 SEC Documents.   (a)  PTI has delivered or made available to Getty
true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the SEC since January 1, 1996 (collectively, the "PTI SEC Reports"). As of their respective dates, the PTI SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by PTI with the SEC after the date of this Agreement (i) complied or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated balance sheets of PTI included in or incorporated by reference into the PTI SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of PTI and PT Realty as of its date, and each of the consolidated statements of income and cash flows of PTI included in or incorporated by reference into the PTI SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations or cash flows, as the case may be, of PTI and PT Realty for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     (c) To the best knowledge of PTI, neither PTI nor PT Realty has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of PTI or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of PTI as of December 31, 1996 and (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since December 31, 1996 which would not have a Material Adverse Effect.

     4.9 Litigation. Except as set forth in Section 4.9 of the Disclosure Schedule or the PTI SEC Reports, there is no Action instituted, pending or, to the best knowledge of PTI, threatened, which, if adversely decided, would, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or would have any Material Adverse Effect.

     4.10 Absence of Certain Changes. Except as set forth in Section 4.10 of the Disclosure Schedule or the PTI SEC Reports and except for the transactions expressly contemplated hereby, since December 31, 1996, PTI and PT Realty have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in PTI's business, operations, condition (financial or otherwise), results of operations, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not had a Material Adverse Effect. Except as set forth in Section 4.10 of the Disclosure Schedule or the PTI SEC Reports, from December 31, 1996 through the date of this Agreement, neither PTI nor PT Realty has taken any of the actions prohibited by Section
5.1 hereof.

     4.11 Environmental Matters.   Except as set forth in Section 4.11 of the
Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against PTI or PT Realty arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials at any of the Properties, nor has PTI received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have a Material Adverse Effect; (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or Encumbrances by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind PTI or PT Realty, except in any such case which would not be reasonably expected to have a Material Adverse Effect; and (iv) except as set forth in Section 4.11 of the Disclosure Schedule, no Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials.

     4.12 State Takeover Statutes.   There is no "fair price", "merger
moratorium", "control share acquisition" or other anti-takeover statute or similar statute or regulation that would be applicable to the PTI Merger.

     4.13 No Brokers.   Except for fees to be paid to CIBC Oppenheimer Corp.
(the arrangements of which have been disclosed to Getty prior to the date hereof), no broker, finder, investment banker, or other Person or firm is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of PTI, PT Realty or any of their respective partners, directors, officers or employees.

     4.14 Opinion of Financial Advisor.   PTI has received the opinion of CIBC
Oppenheimer Corp. to the effect that, as of the date thereof, the PTI Exchange Ratio is fair to the holders of LP Units from a financial point of view. PTI has delivered to Getty a true, complete and correct copy of such opinion.

     4.15 Information in Joint Proxy Statement/Prospectus and Form S-4. Information supplied by PTI or PT Realty for inclusion or incorporation by reference in (i) the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Getty stockholders and to PTI unitholders and at the time of the respective meetings of the stockholders of Getty and of the unitholders of PTI contemplated hereby or (ii) the Form S-4 at any time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at any time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.16 Hart-Scott-Rodino. PTI and PT Realty do not have assets, other than assets which are exempt from the HSR Act pursuant to Section 7A(c)(2) of the HSR Act and Sections 802.2, 802.3 or 802.5 of the Rules, with an aggregate fair market value of greater than $15 million.


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




                               5.   COVENANTS

     5.1 Conduct of Business by Getty or PTI. Commencing the date after the date hereof and at all times prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article 7 hereof (the "Termination Date"), and except as may be required pursuant to this Agreement, or as disclosed or contemplated in the Disclosure Schedule (including the agreements and contemplated agreements referred to therein, and the consummation of the transactions contemplated by such agreements) or as may be consented to in writing by the other, Getty and PTI:

     (a) shall, and shall cause each of their respective Subsidiaries to, conduct their respective operations according to their ordinary and usual course of business;

     (b) shall, and shall cause each of their respective Subsidiaries to, use their best efforts to preserve intact their respective business organizations and good will in all material respects, keep available the services of their respective partners, officers and employees as a group and maintain satisfactory relations with lessees, suppliers, distributors, customers, banks and others having business relationships with them;

     (c) shall confer on a regular and frequent basis with one or more representatives of the other to report operational matters of a material nature and the general status of ongoing operations, subject to compliance with applicable law;

     (d) shall notify the other of any emergency or other change in the normal course of their or their respective Subsidiaries' respective businesses or in the operation of their or their respective Subsidiaries' Properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing or the effect thereof would be material to the business, operations or financial condition of either Getty or PTI and their respective Subsidiaries, as the case may be, taken as a whole;

     (e) shall not declare or pay any dividends on their outstanding shares of capital stock or make any partnership distributions, other than ordinary course dividends or distributions consistent with past practice, provided, that immediately prior to the Effective Time, PTI may declare and pay a distribution consistent with past practice only for the period from January 1, 1998 to the Effective Time;

     (f) shall not, except as otherwise provided in this Agreement, enter into or amend in any material respect any employment, severance or similar agreement or any agreement or agreement in principle with respect to, any merger, consolidation or business combination (other than the Mergers), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;


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




     (g) shall not propose or adopt any amendments of their respective organizational documents;

     (h) shall not issue any shares of their capital stock, LP Units or GP Units (except upon exercise of options issued and outstanding on the date hereof pursuant to employee benefit plans, programs or arrangements in existence on the date hereof), effect any stock split, issue any debt securities or borrow any money (other than bank borrowings in the ordinary course of business consistent with past practice), or otherwise change its capitalization as it existed on October 31, 1997, in the case of Getty, and September 30, 1997, in the case of PTI;

     (i) shall not grant, confer or award any options, warrants, calls, subscriptions, convertible securities or other securities, or enter into any agreements, commitments or obligations which would require Getty or PTI to acquire any shares of its capital stock, LP Units or GP Units, except pursuant to employee benefit plans, programs or arrangements in existence on the date hereof, in the ordinary course of business and consistent with past practice;

     (j) shall not purchase or redeem any shares of their own capital stock, LP Units or GP Units; and

     (k) shall not agree in writing, or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Articles 3 or 4 hereof untrue or incorrect.

     5.2 Meeting of Stockholders and Unitholders.   Each of Getty and PTI will
take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders or unitholders as promptly as practicable to consider and vote upon the adoption of this Agreement and the transactions contemplated hereby, as required by applicable law. The Board of Directors of Getty will recommend that its stockholders vote in favor of such adoption, CLS will recommend that the unitholders of PTI vote in favor of such adoption and Getty and PTI will each take all lawful action to solicit such approval, including, without limitation, timely mailing the Joint Proxy Statement/Prospectus; provided, however, that nothing contained in this Section 5.2 shall prohibit either Getty or PTI from taking and disclosing to its stockholders or unitholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to, or having any communication with, their respective stockholders or unitholders if, in the good faith judgment of the Board of Directors of Getty or CLS, as applicable, after consultation with outside counsel, failure so to disclose or communicate would be inconsistent with its fiduciary duties under applicable law. The respective meetings of the stockholders and unitholders of Getty and PTI shall be held as soon as practicable and in any event (to the extent permissible under applicable law) within forty-five (45) days after the date upon which the Joint Proxy Statement/Prospectus shall have been approved for release to the stockholders and unitholders of Getty and PTI by the SEC; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Getty and PTI may adjourn or postpone their respective meetings of stockholders and unitholders to the extent necessary, in the opinion of their respective counsel, to supplement or amend the Joint

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




Proxy Statement/Prospectus in advance of a vote on this Agreement and the Mergers. Getty and PTI shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day.

     5.3 Further Assurance and Cooperation. Subject to the terms and conditions herein provided, Getty and PTI agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection therewith, (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts (provided that neither Getty nor PTI shall agree to any substantial modification to any such agreement, lease or contract or to any payment of funds in order to obtain such waiver, consent or approval without the prior written consent of the other), (b) to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby, (d) to effect all necessary registrations and filings (including any registrations and filings which may be required to be made by Holdings pursuant to any federal or state securities laws), and (e) to fulfill all conditions to this Agreement.

     5.4 Certain Filings and Consents. Each of Getty and PTI shall (a) cooperate with the other in determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal, state, local or foreign law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements, leases or other contracts in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, and (b) actively assist each other in obtaining any consents, permits, authorizations, approvals or waivers which are required. Each of Getty and PTI shall promptly inform the other of any material communication between such party and any government or governmental authority regarding the Mergers or the other transactions contemplated by this Agreement. If Getty or PTI receives a request for additional information or documentary material from any such government or governmental authority, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Getty and PTI shall cooperate in connection with reaching any understandings, undertaking or agreements (oral or written) involving any government or any governmental authority in connection with the transactions contemplated hereby.

     5.5 Publicity.   The initial press release relating to this Agreement will
be a joint press release and thereafter Getty and PTI will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental or regulatory authorities or with any national securities exchange with respect thereto.


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




     5.6 Joint Proxy Statement/Prospectus and the Form S-4.   Getty and PTI
will cooperate and promptly prepare and file with the SEC as soon as practicable a joint proxy statement/prospectus and necessary forms of proxy in connection with the vote of Getty's stockholders and of PTI's unitholders with respect to the Mergers and the offer to such stockholders and unitholders of the securities to be issued pursuant to the Mergers (the "Joint Proxy Statement/Prospectus") and will cause Holdings to prepare and file with the SEC the registration statement on Form S-4 (the "Form S-4") under the Securities Act, in which the Joint Proxy Statement/Prospectus shall be included as a prospectus. Getty and PTI will cause the Form S-4 to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Getty and PTI will use its best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. Getty and PTI will cause Holdings to take any action required to be taken to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and all expenses incident thereto will be shared equally by Getty and PTI. No amendment or supplement to the Form S-4 or the Joint Proxy Statement/Prospectus will be made by Getty or PTI without the approval of the other party, such approval not to be unreasonably withheld or delayed. Each of PTI and Getty shall use reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders and unitholders as soon as practicable after the date hereof.

     5.7 Listing Application.   Each of Getty and PTI will cause Holdings to
promptly prepare and submit to the NYSE a listing application covering the shares of Holdings Common Stock and Holdings Preferred Stock issuable in the Mergers, and will use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Holdings Common Stock and Holdings Preferred Stock, subject to official notice of issuance.

     5.8 Further Action.   Each of Getty and PTI will, subject to the other
terms and conditions set forth herein and to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Mergers.

     5.9 Affiliate Letters.   At least 15 days prior to the Closing Date, each
of Getty and PTI will deliver to the other party a list of names and addresses of those Persons who were, in its respective reasonable judgment, at the record date for its respective stockholders' or unitholders' meeting to approve the Mergers, "affiliates" within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. Each of Getty and PTI will use all reasonable efforts to deliver or cause to be delivered to the other, prior to the Closing Date, from each of the "affiliates" identified in the foregoing list, an Affiliate Letter in the forms attached hereto as Exhibit H. Holdings will be entitled, to the extent it is so required by applicable law (as advised by outside counsel experienced in such matters) to place legends as specified in such Affiliate Letters on the certificates evidencing any Holdings Common Stock and Holdings Preferred Stock to be received by such "affiliates" pursuant to the terms of this Agreement, and to issue appropriate stop-transfer instructions to the transfer agent for Holdings Common Stock and Holdings Preferred Stock, consistent with the terms of such Affiliate Letters.

     5.10 Expenses.   Whether or not the Mergers are consummated, all costs and
expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses except as expressly provided herein, and except that (a) the filing fee in connection with the filing of the Form S-4 or Joint Proxy Statement/Prospectus with the SEC, and (b) the expenses incurred in connection with the preparation, printing and mailing the Form S-4 and the Joint Proxy Statement/Prospectus, will be shared equally by Getty and PTI. The provisions of this Section 5.10 will survive the consummation of the Mergers.

     5.11 Indemnification.   (a)  From and after the Effective Time, Holdings
shall indemnify, defend and hold harmless the present and former directors, officers and employees of Getty, PTI, CLS and their respective Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions as directors or officers of Getty, PTI, CLS and their respective Subsidiaries occurring at or prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement, to the fullest extent that such persons are indemnified under the laws of the States of Delaware or New York and the organizational documents, as in effect on the date hereof, of Getty, PTI, CLS and their respective Subsidiaries or any existing indemnification agreement with any of Getty, PTI or CLS (and during such period Holdings shall also advance expenses (including expenses constituting Costs described in Section 5.11(e)) as incurred to the fullest extent permitted under applicable law, provided that the Person to whom expenses are advanced provides a written affirmation of his or her good faith that the standard of conduct necessary for indemnification by the corporation has been met and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification with no bond or security to be required); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under applicable law and any such organizational documents shall be made by independent counsel (which shall not be counsel that provides material services to Holdings or its Subsidiaries) selected by Holdings and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Holdings shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

     (b) For a period of not less than six (6) years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering those of the Indemnified Parties who are currently covered, in their capacities as current or former officers and directors of Getty, by Getty's existing officers' and directors' liability insurance policy on terms substantially no less advantageous to the Indemnified Parties than such existing insurance.


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




     (c) Any Indemnified Party wishing to claim indemnification under Section 5.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Holdings thereof; provided that the failure so to notify shall not affect the obligations of Holdings under Section 5.11(a) unless and to the extent such failure materially increases Holdings' liability under such subsection (a).

     (d) If Holdings or any of its successors or assigns shall consolidate with or merge with any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Holdings or any of its Subsidiaries shall assume the obligations set forth in this Section 5.11.

     (e) Holdings shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.11. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

     (f) Getty and PTI will cause Holdings to keep in effect provisions in New Getty's and Holdings' organizational documents providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL or the Maryland General Corporation Law (the "MGCL"), as applicable, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

     (g) The provisions of this Section 5.11 will survive the consummation of the Mergers and expressly are intended to benefit each Indemnified Party.

     5.12 Consents.   Getty and PTI will use all reasonable efforts to obtain
each of the consents identified in Section 3.6 and 4.6, respectively, of the Disclosure Schedule.

     5.13 Letter of Getty's Accountants. Getty shall use reasonable efforts to cause to be delivered to PTI and Holdings a letter of Coopers & Lybrand L.L.P., Getty's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Holdings, in form reasonably satisfactory to PTI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     5.14 Letter of PTI's Accountants. PTI shall use reasonable efforts to cause to be delivered to Getty and Holdings a letter of Coopers & Lybrand L.L.P., PTI's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Holdings, in form reasonably satisfactory to Getty and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.


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




     5.15 Registration Statement on Form S-8. No later than the Effective Time, Getty and PTI shall cause Holdings to prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Holdings Common Stock at least equal to the number of shares of Holdings Common Stock subject to options to be received by the
holders of Getty Options pursuant to Section 2.1(c).   Such registration
statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any options with respect to Holdings Common Stock received by the holders of Getty Options pursuant to Section 2.1(c) remain outstanding.

     5.16 Tax Matters Certificates. In connection with the opinion to be rendered by counsel to Getty pursuant to Section 6.2(e), at the Closing, Getty, PTI and Holdings shall deliver, and each of Getty and PTI will use its best efforts to cause each of its stockholders or unitholders owning five percent (5%) or more of any class of the voting stock or LP Units of Getty or PTI, to deliver Tax Matters Certificates to such counsel, which certificates shall be in substantially the forms set forth on Exhibit I. Such counsel shall, in rendering such opinion, be entitled to rely on representations contained in such Tax Matters Certificates.

     5.17. Assumption of Obligations by Holdings, Getty Sub and PTI LLC. As soon as practicable after the formation of Holdings, Getty and PTI shall cause Holdings (i) to sign and become a party to this Agreement and to assume the obligations applicable to it hereunder and (ii) to cause Getty Sub and PTI LLC to sign and become parties to this Agreement and to assume their respective obligations hereunder and under the agreements of merger contained herein.
Upon their execution of this Agreement, Holdings, Getty Sub and PTI LLC will be bound by the provisions hereof and Getty and PTI hereby agree that upon such execution such entities shall be parties hereto.

                               6.   CONDITIONS

     6.1 Conditions to Each of Getty's and PTI's Obligation to Effect the
Mergers.   The respective obligations of Getty and PTI to effect the Mergers will be subject to the fulfillment or waiver by both parties at or prior to the Closing Date of the following conditions:

     (a) The Getty Merger and this Agreement shall have been validly approved and adopted by (i) the affirmative vote of the holders of at least that number of outstanding shares of Getty Common Stock required to approve the Getty Merger under the DGCL and Getty's certificate of incorporation and (ii) the affirmative vote of the holders of a majority of the Getty Common Stock not held or directly or indirectly controlled by Messrs. Leo Liebowitz, Milton Cooper and Milton Safenowitz and their spouses and affiliated trusts (collectively, the "Principal Holders") voting on the Getty Merger and this Agreement at the stockholders' meeting referred to in Section 5.2 (the "Getty Stockholder Approvals");

     (b) The PTI Merger and this Agreement shall have been validly approved and adopted by (i) the affirmative vote of the holders of at least that number of LP Units required to approve the PTI Merger under the NLPA and the Partnership Agreement and (ii) the affirmative

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




vote of the holders of a majority of the LP Units not held or directly or indirectly controlled by the Principal Holders voting on the PTI Merger and this Agreement at the unitholders' meeting referred to in Section 5.2 (the "PTI Unitholder Approvals");

     (c) Neither Getty nor PTI shall be subject to any order, decree, ruling or injunction of a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, and no law, statute, rule or regulation shall have been promulgated or enacted by a governmental or regulatory authority, which prohibits the consummation of the transactions contemplated by this Agreement or would otherwise impair the ability of Holdings to operate the business of Getty and PTI on a consolidated basis following the Closing;

     (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued which shall be in effect at the Effective Time, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing or, to the knowledge of Getty or PTI, be threatened in writing, and all necessary approvals under state securities laws relating to the issuance or trading of Holdings Common Stock and Holdings Preferred Stock to be issued to Getty and PTI stockholders and unitholders in connection with the Mergers shall have been received;

     (e) All consents, licenses, permits, authorizations, orders and approvals of (or filings or registrations with) any governmental or regulatory authorities, and all consents, authorizations and approvals of any other entity (including, without limitation, any bank or financial institution) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, license, permit, authorization, order, approval, filing or registration would not have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole, following the Effective Time;

     (f) Holdings Common Stock and Holdings Preferred Stock to be issued to Getty and PTI stockholders and unitholders in connection with the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance;

     (g) After the Effective Time and except as set forth in this Agreement, no Person will have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement to acquire any securities of Getty, PTI or any of their respective Subsidiaries;

     (h) Holders of LP Units representing no more than 10% of the issued and outstanding LP Units shall have exercised, and not withdrawn, their rights to dissent from the PTI Merger; and

     (i) Getty and PTI shall have received a legal opinion from Latham & Watkins, in form and substance reasonably satisfactory to Getty and PTI, substantially to the

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




effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the PTI Merger and the transfer of the general partner interest in PT Realty to Holdings will be treated as an exchange under Section 351(a) of the Code and, except for Dissenting Limited Partners, no gain will be recognized to holders of LP Units or GP Units, and the Getty Merger will be treated as a reorganization under Section 368(a) of the Code and no gain will be recognized to Getty stockholders.

     6.2 Conditions to Obligation of Getty to Effect the Mergers.   The
obligation of Getty to effect the Mergers will be subject to the fulfillment or waiver by Getty at or prior to the Closing Date of the following additional conditions:

     (a) PTI shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

     (b) The representations and warranties of PTI contained in this Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of PTI that are not so qualified shall be true and correct in all material respects, in each case both as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date;

     (c) Getty shall have received a certificate from the President or a Vice President of CLS, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

     (d) From the date of this Agreement through the Effective Time, a Material Adverse Effect with respect to PTI and its Subsidiaries, taken as a whole, shall not have occurred; and

     (e) The opinion of Furman Selz LLC received by Getty in accordance with the provisions of Section 3.14 hereof shall not have been withdrawn or modified in any adverse manner.

     6.3 Conditions to Obligation of PTI to Effect the Mergers.   The
obligation of PTI to effect the Mergers will be subject to the fulfillment or waiver by PTI at or prior to the Closing Date of the following additional conditions:

     (a) Getty shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

     (b) The representations and warranties of Getty contained in this Agreement that are qualified as to materiality shall be true and correct, and such representations and

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




warranties of Getty that are not so qualified shall be true and correct in all material respects, in each case both as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date;

     (c) PTI shall have received from Getty a certificate from the President or a Vice President of Getty, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

     (d) From the date of this Agreement through the Effective Time, a Material Adverse Effect on Getty and its Subsidiaries, taken as a whole, shall not have occurred; and

     (e) The opinion of CIBC Oppenheimer Corp. received by PTI in accordance with the provisions of Section 4.14 hereof shall not have been withdrawn or modified in any adverse manner.

                   7.   TERMINATION, WAIVER AND AMENDMENT

     7.1 Termination or Abandonment.   Notwithstanding anything contained in
this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the Getty Stockholder Approvals and the PTI Unitholder Approvals:

     (a) by the mutual written consent of Getty and PTI;

     (b) by Getty or PTI if the Effective Time shall not have occurred on or before six (6) months from the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

     (c) by Getty or PTI if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and nonappealable.

     In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate, and there shall be no other liability on the part of Getty or PTI to the other except liability arising out of a breach of this Agreement.

     7.2 Amendment or Supplement.   At any time before or after the Getty
Stockholder Approvals and the PTI Unitholder Approvals and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Getty and PTI with respect to any of the terms contained in this Agreement, except that following the Getty Stockholder Approvals and the PTI Unitholder Approvals there shall be no amendment or change to the provisions hereof with respect to the Getty Exchange Ratio or PTI Exchange Ratio as provided herein, without further approval by the respective stockholders and unitholders of Getty and PTI.

     7.3 Extension of Time, Waiver, Etc.   At any time prior to the Effective
Time, Getty and PTI may:

     (a) extend the time for the performance of any of the obligations or acts of the other party;

     (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; and

     (c) waive compliance with any of the agreements or conditions of the other party contained herein;

provided, however, that no failure or delay by Getty or PTI in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                           8.   GENERAL PROVISIONS

     8.1 Non-survival of Representations and Warranties.   All representations
and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will be deemed to the extent expressly provided herein to be conditions to the Mergers and will not survive the Mergers. This Section shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2 Notices.   Any notice required to be given hereunder will be
sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Getty:                          If to PTI or CLS:

Getty Realty Corp.                    Power Test Investors Limited Partnership
125 Jericho Turnpike                  c/o CLS General Partnership Corp.
Jericho, New York  11753              125 Jericho Turnpike
Attention: Assistant General Counsel  Jericho, New York  11753
Fax No.: (516) 338-6062               Attention: Assistant Secretary
                                      Fax No.: (516) 338-1520

With copies to counsel for Getty:  With copies to counsel for PTI and CLS:

Latham & Watkins                   Wolf, Block, Schorr and Solis-Cohen, LLP
Sears Tower, Suite 5800            Twelfth Floor, Packard Building
233 South Wacker                   S.E. Corner 15th and Chestnut Streets
Chicago, Illinois  60606           Philadelphia, Pennsylvania  19102
Attention: Marc D. Bassewitz       Attention: Alvin H. Dorsky
Fax No.: (312) 993-9767            Fax No.: (215) 977-2334

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     8.3 Assignment; Binding Effect.   Neither this Agreement nor any of the
rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 5.11, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.4 Entire Agreement.   This Agreement, the Exhibits, the Disclosure
Schedule and any documents delivered by the parties in connection herewith which will survive the execution and delivery of this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.5 Governing Law.   This Agreement will be governed by and construed in
accordance with the laws of the State of New York without regard to its rules of conflict of laws; provided, however, that all matters covered by the DGCL will be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws and all matters covered by the MGCL will be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws.

     8.6 Counterparts.   This Agreement may be executed by the parties hereto
in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     8.7 Headings.   Headings of the Articles and Sections of this Agreement
are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

     8.8 Interpretation.   In this Agreement, unless the context otherwise
requires, words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural Persons will include corporations and partnerships and vice versa.

     8.9 Incorporation of Schedules.   The Disclosure Schedule attached hereto
and referred to herein is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.10 Severability.   Any term or provision of this Agreement which is
invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

     8.11 Enforcement of Agreement.   The parties hereto agree that irreparable
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York court, this being in addition to any other remedy to which they are entitled at law or in equity.

                              9.   DEFINITIONS

     9.1 Defined Terms.   As used herein, the terms below shall have the
following meanings:

     "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other Person.

     "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

     "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

     "Disclosure Schedule" means the schedules dated as of the date hereof and delivered by or on behalf of each party hereto to the other party hereto in connection with this Agreement and which set forth exceptions to the representations and warranties contained in herein and certain other information called for by other provisions of this Agreement.

     "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties.

     "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the withdrawal or use of groundwater; to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable state laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

     "Equity Interests" means capital stock, partnership interests or warrants, options or other rights to acquire capital stock or partnership interests (including any debt security which is convertible into, or exchangeable for, capital stock or partnership interests).

     "Facilities" shall mean, with respect to any Person, all of the stores, offices, plants, warehouses, terminals, service stations and similar structures owned or leased by such Person.

     "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the Facilities of such Person.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

     "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes:
"hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; and radon.

     "Leases" shall mean, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person or any of its Subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective Properties or assets are bound, or which otherwise relate to the operation of their respective businesses.

     "Material Adverse Effect" shall mean, with respect to any of Holdings (following the Mergers), Getty or PTI, as the context requires, a material adverse change in or effect on the business, results of operations, assets, liabilities or conditions (financial or otherwise) of such Person and its Subsidiaries taken as a whole or any change which impairs or materially delays the ability of such Person to consummate the transactions contemplated by this Agreement.

     "Permitted Encumbrances" shall mean any Encumbrances resulting from (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business; (iii) all laws and governmental rules, regulations, ordinances and restrictions; (iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports delivered or made available for inspection to any Person prior to the date hereof; and (vi) all other liens and mortgages (but solely to the extent such liens or mortgages secure indebtedness described in the Disclosure Schedule), covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause (i) through (vi), do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

     "Properties" shall mean, with respect to any Person, all of the improved and unimproved real property owned or leased by such Person.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body of such organization is owned or controlled by such Person directly or indirectly.

     "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, Personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto.

     9.2 Other Defined Terms.   The following terms shall have the respective
meanings given to such terms in the Sections set forth below:

     TERM                              SECTION
     Agreement                         Preamble
     Blue Sky Laws                     Section 3.6(b)
     Certificates                      Section 2.2(b)
     Closing                           Section 1.5
     Closing Date                      Section 1.5
     CLS                               Preamble
     CLS Consideration                 Section 2.1(b)(iii)
     Code                              Preamble
     Consideration                     Section 2.1(b)(iii)
     Costs                             Section 5.11(a)
     DGCL                              Preamble
     Dissenting Limited Partners       Section 2.4(c)
     Effective Time                    Section 1.6
     Exchange Act                      Section 3.6(b)
     Exchange Agent                    Section 2.2(a)
     Exchange Fund                     Section 2.2(a)
     Form S-4                          Section 5.6
     Getty                             Preamble
     Getty Common Shares               Section 2.1(b)(i)
     Getty Common Stock                Section 2.1(b)(i)
     Getty Common Treasury Shares      Section 2.1(b)(i)
     Getty Consideration               Section 2.1(b)(iii)
     Getty Exchange Ratio              Section 2.1(b)(i)
     Getty Merger                      Preamble
     Getty Options                     Section 2.1(c)
     Getty Preferred Stock             Section 3.3

                                     35


     Getty SEC Reports                 Section 3.8(a)
     Getty Stock Option Plans          Section 2.1(c)
     Getty Stockholder Approvals       Section 6.1(a)
     Getty Sub                         Section 1.3(a)
     Getty Transaction Document        Section 3.2
     GP Unit                           Section 2.1(b)(ii)
     Holdings                          Preamble
     Holdings Common Stock             Preamble
     Holdings Preferred Stock          Preamble
     HSR Act                           Section 3.16
     Indemnified Party                 Section 5.11(a)
     Joint Proxy Statement/Prospectus  Section 5.6
     LP Unit                           Section 2.1(b)(ii)
     Mergers                           Preamble
     MGCL                              Section 5.11(f)
     New Getty                         Section 1.7(a)
     New PTI                           Section 1.7(b)
     NLLCL                             Section 1.4(c)
     NLPA                              Preamble
     NYSE                              Section 2.3
     Partnership Agreement             Section 4.1
     Principal Holders                 Section 6.1(a)
     PTI                               Preamble
     PTI Consideration                 Section 2.1(b)(iii)
     PTI Exchange Ratio                Section 2.1(b)(ii)
     PTI LLC                           Section 1.4(a)
     PTI Merger                        Preamble
     PTI SEC Reports                   Section 4.8(a)
     PTI Unitholder Approvals          Section 6.1(b)
     PTI Transaction Document          Section 4.2
     PT Realty                         Section 1.10(a)
     Rules                             Section 3.16
     SEC                               Section 3.8(a)
     Securities Act                    Section 3.6(b)
     Surviving Entities                Section 1.7(b)
     Termination Date                  Section 5.1

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                         GETTY REALTY CORP.

                         By: /s/ John J. Fitteron
                             --------------------------------------------------
                             Name: John J. Fitteron
                             Title: Senior Vice President, Treasurer and
                             Chief Executive Officer


                         POWER TEST INVESTORS LIMITED PARTNERSHIP

                         By: CLS General Partnership Corp., General Partner

                              By: /s/ Leo Liebowitz
                                  ---------------------------------------------
                                  Name: Leo Liebowitz
                                  Title: President

                         For purposes of Section 1.10 (b) only:

                         CLS GENERAL PARTNERSHIP CORP.

                              By: /s/ Leo Liebowitz
                                  ---------------------------------------------
                                  Name: Leo Liebowitz
                                  Title: President

                                                                      APPENDIX B

                         [FURMAN SELZ LLC LETTERHEAD]



December 16, 1997

The Board of Directors
Getty Realty Corp.
125 Jericho Turnpike
Jericho, NY  11753

Gentlemen:

        We understand that Getty Realty Corp. ("Getty" or the "Company") and Power Test Investors Limited Partnership ("Power Test" or "PTI"), have entered into an Agreement and Plan of Reorganization and Merger (the "Agreement"), whereby Power Test and Getty will merge with subsidiaries of a holding company ("Holdings") to be formed by Getty and Power Test and thereby become wholly owned subsidiaries of Holdings. The Agreement provides for (i) the issuance of one share of common stock of Holdings for each share of common stock of Getty outstanding at the Effective Time (as defined in the Agreement), and (ii) issuance of 0.44 share of Series A Cumulative Convertible Participating Preferred Stock of Holdings (the "Series A Shares") in exchange for each of Power Test's Partnership Units ("Units") outstanding at the Effective Time, such Series A Shares having an aggregate liquidation preference of $72.2 million, and (iii) the assumption by operation of law of Power Test's debt (which as of December 16, 1997 were approximately $26.3 million, including past due accounts payable) ((i) and (ii) collectively, the "Consideration" and the transactions described in clauses (i), (ii), and (iii) above, collectively, the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

        You have requested our opinion as to the fairness to the shareholders of the Company of the Consideration to be paid in the Proposed Transaction, from a financial point of view, under the circumstances that exist today.

        In conducting our analysis and arriving at the opinion expressed herein, we have reviewed such materials and considered such financial and other factors as we deemed appropriate under the circumstances, including, among others, the following: (i) the Agreement; (ii) certain historical financial, operating and other data that were publicly available or furnished to us regarding the Company and Power Test; (iii) certain information, including internal financial analyses and projections, relating to the business, cash flows, earnings, assets and prospects of the Company and Power Test prepared by the management of the Company; (iv) the trading history of the Units and the common stock of the Company; (v) publicly available financial, operating and stock market data for companies engaged in businesses that we deemed comparable to Power Test or otherwise relevant to our inquiry; (vi) the financial terms of certain other recent transactions that we deemed relevant; and (vii) such other factors as we deemed appropriate.

        We have met with senior officers of the Company and of PTI to discuss their judgments with respect to the prospects for the Company's and Power Test's businesses generally as well as their estimates of future financial performance and such other matters as we believed relevant to our inquiry. We also have taken into account our assessment of general economic, market and financial conditions, as well as our experience in connection

                         [FURMAN SELZ LLC LETTERHEAD]

with similar transactions and securities as they exist and can be evaluated as of the date hereof.

        In arriving at our opinion, we have not visited or conducted a physical inspection of the properties and facilities of Power Test or Getty, nor have we made, obtained or assumed any responsibility for any independent evaluation or appraisal of the properties and facilities or of the assets and liabilities (contingent or otherwise) of Power Test. We have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information. We have further relied upon the assurances of the management of Getty and PTI that they were not aware of any facts that would make such information inaccurate, incomplete, or misleading. In addition, we have assumed that the forecasts and projections provided to Furman Selz by Getty and PTI represent the best currently available estimates and judgment of Getty's and PTI's respective managements as to the future financial condition and results of operations of Getty and Power Test, and have assumed that such forecasts and projections have been reasonably prepared based on such currently available estimates and judgments. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based.

        We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

        We do not express any view as to what the value of Holdings' securities will be upon completion of the Proposed Transaction, or the price at which Holdings' securities will trade prior to or subsequent to the closing of the Proposed Transaction. This letter is for the benefit and use of the Board of Directors of Getty in its consideration of the Proposed Transaction. It does not constitute a recommendation of the Agreement or Proposed Transaction over any other alternative transactions which may be available to Getty and does not address the underlying business decision of the Board of Directors of Getty to proceed with or effect the Proposed Transaction.

        As you are aware, Furman Selz has been retained by the Company to render this opinion, and will receive fees for such services. In addition, in the ordinary course of business, Furman Selz may actively trade the securities of the Company for its own account and for accounts of customers, and, accordingly, may at any time hold a long or short position in such securities. Getty has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

        Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Consideration to be paid in the Proposed Transaction is fair, from a financial point of view, to the shareholders of Getty.



                               Very truly yours,

                               /s/  Furman Selz, LLC
                               ---------------------
                               Furman Selz, LLC

                                                                     APPENDIX C

                        [CIBC OPPENHEIMER LETTERHEAD]



December 16, 1997

The Board of Directors of CLS General Partnership Corp.
General Partner
Power Test Investors Limited Partnership
125 Jericho Turnpike
Jericho, new York 11753

Dear Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of limited partnership units (the "Units") of Power Test Investors Limited Partnership ("PTI" or the "Company") of the consideration to be received by each Unitholder in a transaction (the "Transaction") based on the exchange ratio described in the Agreement and Plan of Reorganization and Merger among the Company, Getty Realty Corp. ("Getty Realty") and CLS General Partnership Corp. (the "General Partner"), dated as of December 16, 1997 (the "Merger Agreement"). Pursuant to the Merger Agreement, Getty Realty and PTI will form a Maryland corporation, Getty Realty Holding Corp. ("Holdings"), which will concurrently form two subsidiaries, one of which will merge with and into Getty Realty with Getty Realty surviving, and the other of which will merge with and into PTI with PTI surviving and immediately dissolving and (i) each issued and outstanding share of Getty Realty common stock will be converted into the right to receive one share of common stock, par value $.01 per share, of Holdings ("Holdings Common Stock"), and (ii) each PTI Unit will be converted into the right to receive 0.44 share of Series A Participating Convertible Redeemable Preferred Stock, par value $.01 per share, of Holdings ("Holdings Preferred Stock"), an exchange ratio of $11.00 aggregate liquidation preference per Unit (the "Exchange Ratio"). Subject to, among other things, receipt of the required vote of holders of PTI's Units, pursuant to the PTI Merger (as defined in the Merger Agreement), each remaining outstanding Unit, other than PTI Units held by holders who properly exercise and perfect dissenters' rights will be converted into the right to receive Holdings Preferred Stock on the basis as set forth above.

In connection with the rendering of this opinion, we have:

        (i)     Reviewed the Merger Agreement in substantially final form;

        (ii) Reviewed the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and its Quarterly Reports on Form 10-Q setting forth its financial results for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

        (iii) Reviewed certain operating and financial information, including projections, provided to CIBC by the management of the Company relating to PTI's business and prospects;

        (iv) met with certain members of the Company's and Getty Realty's senior management to discuss their operations, historical financial statements and future prospects;

        (v) reviewed Getty Realty's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 and its Quarterly Reports on Form 10-Q setting forth its financial results for the periods ended April 30, 1997, July 31, 1997 and October 31, 1997;

        (vi) reviewed certain operating and financial information, including projections, provided to CIBC by the management of Getty Realty relating to its business and prospects;

        (vii) reviewed the historical prices and trading volumes of the Company's Units;

        (viii) reviewed the historical prices and trading volumes of Getty Realty's common stock;

        (ix) reviewed publicly available financial data and stock market performance data of companies that it deemed generally comparable to the Company;

        (x) reviewed the terms of recent acquisitions of companies that it deemed generally comparable to the Company;

        (xi) reviewed the terms of outstanding series of preferred stock which we believe to be comparable with the proposed terms of Holdings Preferred Stock; and

        (xii) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.

We have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed any responsibility for independent verification of such information or conducted any independent valuation or appraisal of any of the assets of the Company, nor have we been furnished with any such appraisals. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and Getty Realty as to the future financial performance of the Company and Getty Realty. We assume no responsibility for, and express no view as to, such forecasts or the assumptions on which they are based.

Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. In rendering our opinion, we have assumed that the Transaction will be consummated substantially on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by any party thereto. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion to reflect such developments.

This opinion does not address the business decision of the Board of Directors of the General Partner of the Company to engage in the Transaction. No opinion is expressed herein nor should one be implied as to the fair market value of the Company's Units or the trading price or fair market value of Holdings Preferred Stock on a widely held, fully distributed basis. We have advised the Board of Directors of the General Partner of the Company that, based on the terms of our engagement by the Company, we do not believe that any person (including any Unitholder of the Company), other than the Company and the Board of Directors of the General Partner of the

Company, has the legal right to rely upon this letter to support any claim against us arising under applicable state law and that, should any such claim be brought against us by any such person, this assertion would be raised as a defense. In the absence of applicable state law, the availability of such a defense would be resolved by a court of competent jurisdiction. Resolution of the question of the availability of such a defense, however, would have no effect on the rights and responsibilities of the Board of Directors of the General Partner of the Company under applicable state law. Furthermore, the availability of such a defense to us would have no effect on the rights and responsibilities of either us or the Board of Directors of the General Partner of the Company under the federal securities laws.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the General Partner of the Company, and our opinion is rendered in connection with its consideration of the Transaction. This opinion is not intended to and does not constitute a recommendation to any holder of Units as to whether such holder should vote to approve the Merger Agreement and the Transaction as contemplated thereby. It is understood that, except for inclusion of this letter in its entirety in a proxy statement or information statement from the Company to holders of Units relating to the Transaction, this letter may not be disclosed or otherwise referred to or used for any other purpose without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the holders of Units pursuant to the Exchange Ratio under the terms of the Merger Agreement is fair to such holders, from a financial point of view.


                                     Very truly yours,

                                     By:   /s/ Dean C. Kehler
                                           --------------------------
                                               CIBC Oppenheimer Corp.

                                                                     Appendix D


                          GETTY REALTY HOLDING CORP.

                          ARTICLES OF INCORPORATION

                                  ARTICLE I

                                 INCORPORATOR

        The undersigned, James J. Hanks, Jr., whose address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                  ARTICLE II

                                     NAME

             The name of the corporation (the "Corporation") is:
                          Getty Realty Holding Corp.

                                 ARTICLE III

                                   PURPOSE

        The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                  ARTICLE IV

                 PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

        The address of the principal office of the Corporation in the State of Maryland is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, Attention: James J.

Hanks, Jr. The name of the resident agent of the Corporation in the State of Maryland is James J. Hanks, Jr., whose post address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

                                   ARTICLE V

                       PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
               CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

        Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be five, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:
                                Milton Cooper
                                Leo Liebowitz
                              Philip E. Coviello
                              Milton Safenowitz
                              Warren G. Wintrub
These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

        Section 5.2 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

        Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

        Section 5.4 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

        Section 5.5 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

        Section 5.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

                                   ARTICLE VI

                                     STOCK

        Section 6.1 Authorized Shares. The Corporation has authority to issue 50,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 20,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

The aggregate par value of all authorized shares of stock having par value is $700,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this
Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

        Section 6.2 Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

        Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

        Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation;
(b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

        Section 6.5 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.

                                  ARTICLE VII

                                   AMENDMENTS

        The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                                  ARTICLE VIII

                            LIMITATION OF LIABILITY

        To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this
Article VIII, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 23rd day of December, 1997.



                           /s/ James J. Hanks, Jr.
                           -------------------------------

                                                                     Appendix E

                           GETTY REALTY HOLDING CORP.

                             ARTICLES SUPPLEMENTARY

                                3,000,000 SHARES

         SERIES A PARTICIPATING CONVERTIBLE REDEEMABLE PREFERRED STOCK


        Getty Realty Holding Corp., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Under a power contained in Section 6.3 of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation (the "Board of Directors"), by unanimous written consent dated ______________, 1998, classified and designated 3,000,000 shares (the "Shares") of Preferred Stock (as defined in the Charter) as shares of Series A Participating Convertible Redeemable Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth as follows, which upon any restatement of the Charter shall be made part of Article VI, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof.

                            SERIES A PREFERRED STOCK

        Section (1)      Number of Shares and Designation.  3,000,000 shares of
Preferred Stock shall be designated as Series A Participating Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"), subject, however, to increase or decrease upon further action of the Board of Directors in the future as permitted by the Charter and applicable law.

        Section (2)      Definitions.  For purposes of the Series A Preferred
Stock, the following terms shall have the meanings indicated:

        "Affiliate" of a person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        "Call Date" shall have the meaning set forth in paragraph (b) of
Section 5 hereof.

        "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation.

        "Conversion Rate" shall initially mean 1.1312, subject to adjustment pursuant to paragraph (d) of Section 7 hereof.

        "Cumulative Dividends" shall mean all accumulated, accrued and unpaid dividends.

        "Current Market Price" of publicly traded shares of Common Stock or any other class or series of stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing, bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation.

        "Distribution" shall have the meaning set forth in paragraph (d)(iii) of Section 7 hereof.

        "Dividend Payment Date" shall have the meaning set forth in Section 3 hereof.

        "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during five (5) consecutive Trading Days selected by the Corporation commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first day on which the share of Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

        "Issue Date" shall mean [           ], 1998.

        "Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation designated by the Board of Directors over which the shares of Series A Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

        "Parity Stock" shall have the meaning set forth in paragraph (a) of
Section 8 hereof.

        "Permitted Common Stock Cash Distributions" shall mean cash dividends or cash distributions out of current or accumulated funds from operations (as determined by the Board of Directors on a basis consistent with the policies and practices adopted by the Corporation for reporting publicly its results of operations and financial condition), and cash dividends which result in a payment of an equal cash dividend to holders of the Series A Preferred Stock and Parity Stock pursuant to clause (ii) of paragraph (a) of Section 3 hereof.

        "Person" shall mean any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

        "Series A Preferred Stock" shall have the meaning set forth in Section 1 hereof.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation.

        "Trading Day", as to any securities, shall mean any day on which such securities are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on the National Market of NASDAQ or, if such securities are not quoted on such National Market, in the securities market in which such securities are traded.

        "Transfer Agent" means American Stock Transfer and Trust Company or such other entity as may be designated by the Board of Directors or their designee as the transfer agent for the Series A Preferred Stock.

        Section (3)      Dividends.

              (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of assets legally available for that purpose, cumulative dividends in cash in an amount per share of Series A Preferred Stock equal to the greater of (i) $1.775 per annum (measured by the fiscal year of the Corporation) or (ii) the cash dividends declared on the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible, during any fiscal year of the Corporation or portion thereof that the Series A Preferred Stock was outstanding, on such date as may be set by the Board of Directors (a "Dividend Payment Date") to holders of record on such date, not more than sixty nor less than ten days preceding such Dividend Payment Date, fixed for such purpose by the Board of Directors (a "Dividend Record Date"). Such dividends shall be cumulative from the Issue Date, whether or not such dividends shall be authorized or there shall be assets of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the Dividend Record Date. The amount of Cumulative Dividends on any share of Series A Preferred Stock, or fraction thereof, at any date shall be the amount of any dividends thereon calculated at the applicable rate to and including such date, whether or not earned or authorized, which have not been paid in cash.

              (b) If the Series A Preferred Stock is outstanding for less than any full fiscal year of the Corporation, the holders shall be entitled to receive the greater of the amount set forth in clause (i) or (ii) of paragraph
(a) of this Section 3 multiplied by a fraction the numerator of which equals the number of days during such fiscal year that such shares of Series A Preferred Stock were outstanding and the denominator of which is 360. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

              (c) So long as any of the shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be authorized or paid or set apart for payment by the Corporation or other distribution of cash or other property authorized or made directly or indirectly by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case
(i) the full Cumulative Dividends on all outstanding shares of Series A Preferred Stock and any other Parity Stock of the Corporation shall have been paid or such dividends have been authorized and set apart for payment with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current fiscal year of the Corporation (including any required pursuant to clause (ii) of paragraph
(a) of this Section 3) with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Stock.

        Section (4)      Liquidation Preference.

              (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, before any assets of the Corporation shall be distributed, paid or set aside for the holders of Junior Stock, the Corporation shall pay to the holders of shares of Series A Preferred Stock $25.00 per share of Series A Preferred Stock plus an amount equal to all Cumulative Dividends (whether or not earned or authorized) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series A Preferred Stock and holders of Parity Stock have been paid this liquidation preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

              (b) Subject to the rights of the holders of any shares of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Stock shall not be entitled to share therein.

              (c) In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section (5)      Redemption at the Option of the Corporation.

              (a) Shares of Series A Preferred Stock shall not be redeemable by the Corporation prior to January 31, 2001. On and after January 31, 2001, the Corporation, at its option, may redeem shares of Series A Preferred Stock as set forth herein. Shares of Series A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation at any time on or after January 31, 2001 out of assets legally available therefor at a redemption price payable in cash equal to $25.00 per share of Series A Preferred Stock (plus an amount equal to all Cumulative Dividends, if any, to the Call Date, whether or not earned or authorized, as provided below), so long as the closing price of Common Stock exceeds $22.10 for a period of ten cumulative Trading Days within 90 days prior to the date on which notice of redemption is mailed to holders of Series A Preferred Stock.

              (b) Shares of Series A Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 5 (the "Call Date"). The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation. Upon any redemption of shares of Series A Preferred Stock pursuant to paragraph (a) of this Section 5, the Corporation shall pay in cash to the holder of such shares an amount equal to all Cumulative Dividends, if any, to the Call Date, whether or not earned or authorized. Immediately prior to authorizing any redemption of the Series A Preferred Stock, and as a condition precedent for such redemption, the Company, by resolution of its Board of Directors, shall authorize a mandatory dividend on the Series A Preferred Stock payable in cash on the Call Date in an amount equal to all Cumulative Dividends as of the Call Date on the Series A Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on shares of Series A Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

              (c) If full Cumulative Dividends on all outstanding shares of Series A Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or authorized and set apart for payment, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock and Parity Stock are simultaneously redeemed.

              (d) If the Corporation shall redeem shares of Series A Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation not less than 30 days nor more than 60 days prior to the Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series A Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; (4) the then-current Conversion Rate; and (5) that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to issue and make available the amount of cash necessary to effect such redemption, including all Cumulative Dividends to the Call Date, whether or not earned or authorized), (i) except as otherwise provided herein, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Series A Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and
(iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

        As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

        Section (6)      Status of Shares.  All shares of Series A Preferred
Stock which shall have been issued and redeemed, converted or reacquired in any manner by the Corporation shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series.

        Section (7)      Conversion.  Holders of shares of Series A Preferred
Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

              (a) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series A Preferred Stock shall have the right, at such holder's option, at any time to convert such shares, in whole or in part, into the number of fully paid and nonassessable shares of authorized but previously unissued shares of Common Stock obtained by multiplying the number of shares of Series A Preferred Stock to be converted and the Conversion Rate (as in effect at the time and on the date provided for in the last clause of paragraph (b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares of Series A Preferred Stock called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment upon such redemption under Section 5 hereof.

              (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series A Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

              Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such shares of Series A Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such

Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

        As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with provisions of this Section 7, and any fractional share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

        Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Rate in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

        (c) No fractional share of Common Stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the shares of Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of shares of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

        (d) The Conversion Rate shall be adjusted from time to time as follows:

                        (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of stock by reclassification of its Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series A Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) of this Section 7 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                        (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date described below in this paragraph (d)(ii) of this
               Section 7) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Rate in effect at the opening of business on the day next following such record date shall be adjusted to equal the rate determined by multiplying (A) the Conversion Rate in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the sum of (XX) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and
               (YY) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                        (iii) If the Corporation shall distribute to all holders of its Common Stock any shares of stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (including cash, but excluding Permitted Common Stock Cash Distributions) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in paragraph (d)(ii) of this Section 7 above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under such paragraph
               (d)(ii) above) (any of the foregoing being hereinafter in this paragraph (d)(iii) called the "Distribution"), then in each such case the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying (A) the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Distribution by (B) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board resolution), of the portion of the stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of stockholders entitled to receive such Distribution. For the purposes of this paragraph (d)(iii), the distribution of a right or warrant to subscribe or purchase any of the Corporation's securities, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such Distribution of such right or warrant, but also is distributed with shares of Common Stock delivered to a Person converting shares of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this paragraph (d)(iii); provided that if on the date, if any, on which a person converting shares of Series A Preferred Stock such person would no longer be entitled to receive such right or warrant with shares of Common Stock (other than as a result of the termination of all such right or warrant), a distribution of such rights or warrants shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this paragraph (d)(iii) and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.

                        (iv) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such rate; provided, however, that any adjustments that by reason of this paragraph
               (d)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this paragraph (d)(iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) of this Section 7 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Rate, in addition to those required by this paragraph
               (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any taxes that are otherwise payable because of such event.

                        (e)  If:

                             (i) the Corporation shall authorize a dividend (or any other distribution) on the Common Stock (other than cash dividends and cash distributions to the extent the same constitute Permitted Common Stock Cash Distributions); or

                             (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of stock or any other rights or warrants; or

                             (iii) there shall be any reclassification of the
               Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or an issuer or self tender offer by the Corporation for all or a substantial portion of its outstanding shares of Common Stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                             (iv)  there shall occur the voluntary or
               involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of shares of Series A Preferred Stock at such holder's address as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

           (f) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of shares of Series A Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

           (g) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

           (h) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Rate pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

           (i) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Series A Preferred Stock, the Conversion Rate for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be equitable under the circumstances.

           (j) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of Series A Preferred Stock to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

        Section (8)      Ranking.  So long as any shares of Series A Preferred
Stock are outstanding, the Corporation shall not issue any class or series of stock which would entitle the holders thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock. Any class or series of stock of the Corporation shall be deemed to rank:

           (a) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

           (b) junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

        Section (9)      Voting Rights.

           (a) The holders of Series A Preferred Stock shall be entitled to vote together with the holders of Common Stock on any matter upon which the holders of Common Stock are entitled to vote. For the purposes of this paragraph, each share of Series A Preferred Stock shall have one vote per share multiplied by the Conversion Rate in effect at the time of the vote.

           (b) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter of the Corporation or required by the MGCL, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock given in person or by proxy, at any meeting, called for the purpose, or the affirmative vote of all such holders delivered by unanimous written consent, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Charter of the Corporation (including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock) that materially adversely affects the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the holders of the Series A Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, any Parity Stock or Junior Stock shall not be deemed to materially adversely affect the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the holders of Series A Preferred Stock, and provided further, that if any such amendment, alteration or repeal would materially adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock that are not enjoyed by some or all of the Series A Preferred Stock or other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all series similarly affected given in person or by proxy at a meeting duly called for the purpose, or the affirmative vote of all such holders delivered by unanimous written consent, shall be required in lieu of the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the shares of Series A Preferred Stock, or the affirmative vote of all such holders by unanimous written consent, which otherwise would be entitled to vote in accordance herewith.

        For purposes of the foregoing provisions of this paragraph (b), each share of Series A Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference, and fractional votes shall be ignored.

           (c) Nothing contained in paragraph (b) of this Section 9 shall require a vote of the holders of the Series A Preferred Stock (i) in connection with any merger or consolidation in which the Corporation is the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares and no securities convertible into shares of any class ranking as to distribution rights or liquidation preference senior to the Series A Preferred Stock or (ii) in connection with any merger or consolidation in which the Corporation is not the surviving entity if, as result of the merger or consolidation, the holders of Series A Preferred Stock receive shares of stock or beneficial interest or other equity securities with preferences, rights and privileges not materially inferior to the preferences, rights and privileges of the Series A Preferred Stock.

        Section (10)     Severability of Provisions.  If any preference,
conversion or other right, voting power, restriction, limitation as to dividends or other distributions, qualification or term or condition of redemption of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

        SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

        THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

        FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this ___ of ____________, 1998.

ATTEST:                                       GETTY REALTY HOLDING CORP.




_____________________________                 By:______________________(SEAL)
[Name]                                           [Name]
Secretary                                        President

                                                                      Appendix F











                                    BYLAWS

                                      OF

                          GETTY REALTY HOLDING CORP.














                                                    Adopted ___________, 1998

                          SELECTED TABLE OF CONTENTS

Article I - Offices. . . . . . . . . . . . . . . . . . . . . . . . 1

Article II -  Meetings of Stockholders . . . . . . . . . . . . . . 1

         Section 10 - Voting of Stock by Certain
Holders (Control Share Acquisition Statute Opt-out). . . . . . . . 3

         Section 12 - Nominations and Proposals by
Stockholders (Advance Notice Provisions) . . . . . . . . . . . . . 4

Article III - Directors. . . . . . . . . . . . . . . . . . . . . . 7

Article IV - Committees. . . . . . . . . . . . . . . . . . . . . .10

Article V - Officers . . . . . . . . . . . . . . . . . . . . . . .11

Article VI - Contracts, Loans, Checks and Deposits . . . . . . . .14

Article VII - Stock. . . . . . . . . . . . . . . . . . . . . . . .14

Article VIII - Accounting Year; Appointment of Auditors. . . . . .17

Article IX - Distributions . . . . . . . . . . . . . . . . . . . .17

Article X - Investment Policy. . . . . . . . . . . . . . . . . . .18

Article XI - Seal. . . . . . . . . . . . . . . . . . . . . . . . .18

Article XII - Indemnification and Advance of Expenses. . . . . . .18

Article XIII - Waiver of Notice. . . . . . . . . . . . . . . . . .19

Article XIV - Amendment of Bylaws. . . . . . . . . . . . . . . . .19

                          GETTY REALTY HOLDING CORP.

                                    BYLAWS

                                  ARTICLE I

                                   OFFICES

        Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

        Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

        Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

        Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors during the month of June in each year.

        Section 3. SPECIAL MEETINGS. The president, the chairman of the board, chief executive officer or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.

        Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in





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the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

        Section 5. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

        Section 6. ORGANIZATION. At every meeting of stockholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman of the meeting. The secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of the stockholders shall be determined by the chairman of the meeting. The chairman of any meeting of stockholders may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including (a) maintaining order and security at the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (c) restricting admission to the meeting after the time fixed for the commencement thereof; and (d) limiting the time allotted to questions or comments by participants. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by





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proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

        Section 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of the stock owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized agent. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        Section 10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

        Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

        The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any





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shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

        Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Sections 3-701 through 3-709 of the Maryland General Corporation Law (the "MGCL") (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed in the manner set forth in Article XIV of these Bylaws, in whole or in part, at any time, whether before or after an acquisition of control shares (as defined in Section 3-701 of the MGCL) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

        Section 11. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

        Each report of an inspector shall be in writing and signed by such inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

        Section 12.  NOMINATIONS AND PROPOSALS BY STOCKHOLDERS

        (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of





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record both at the time of giving of notice provided for in this Section 12(a)
and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

        (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.





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        (3)     Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

        (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date commence a new time period for the giving of a stockholder's notice as described above.

        (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty





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to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such nomination or proposal shall be disregarded.

           (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

           (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, or the rights of the Corporation to omit proposals from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        Section 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                  ARTICLE III

                                   DIRECTORS

        Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

        Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

        Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of





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Directors without other notice than such resolution.

        Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

        Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

        Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

        Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or by the charter of the Corporation.

        Section 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.





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        Section 9.  INFORMAL ACTION BY DIRECTORS.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

        Section 10. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Any vacancy on the Board of Directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, although such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

        Section 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive fixed sums per year and/or per meeting of the Board of Directors or any committees thereof and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 12. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

        Section 13. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

        Section 14. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion





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of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

        Section 15. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE IV

                                   COMMITTEES

        Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Audit Committee, a Nominating Committee and a Compensation and Benefits Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

        Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

        Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

        Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.





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        Section 5.  INFORMAL ACTION BY COMMITTEES.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

        Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                   ARTICLE V

                                    OFFICERS

        Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary.
Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

        Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its





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receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

        Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

        Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

        Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

        Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

        Section 7. CHAIRMAN OF THE BOARD. The Board of Directors may designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him or them by the Board of Directors.

        Section 8. PRESIDENT. The president or chief executive officer, as the case may be, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, as senior vice president or as vice president for particular areas of responsibility.

        Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder;
(e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

        Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

        The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.

        If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

        Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of

Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

        Section 13. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

        Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the officers or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

        Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

        Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                  ARTICLE VII

                                     STOCK

        Section 1. GENERAL. Unless the Board of Directors authorizes the issue of some or all of the shares of any of its classes or series without certificates, the Corporation shall comply with Sections 2 through 4 of this
Article VII. If the Board of Directors authorizes the issue of some or all of the shares of any of its classes or series without certificates it need not comply with such Sections with respect to any such shares but must comply with any requirements of the MGCL and the Commercial Law Article of the Annotated Code of Maryland regarding the issuance of shares without certificates.

        Section 2. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chief executive officer, the chairman of the board, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

        Section 3. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

        Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

        Section 4. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

        Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

        In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

        If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

        When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

        Section 6. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

        Section 7. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                  ARTICLE VIII

                    ACCOUNTING YEAR; APPOINTMENT OF AUDITORS

        The Board of Directors shall have the power, from time to time, to (i) fix the fiscal year of the Corporation by a duly adopted resolution and (ii) appoint, or to authorize officers of the corporation to appoint, certified public accountants to prepare audited financial statements of the Corporation.

                                   ARTICLE IX

                                 DISTRIBUTIONS

        Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation or its subsidiaries, subject to the provisions of law and the charter.

        Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                               INVESTMENT POLICY

        Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI

                                      SEAL

        Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

        Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                  ARTICLE XII

                    INDEMNIFICATION AND ADVANCE OF EXPENSES

        To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

        Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                  ARTICLE XIII

                                WAIVER OF NOTICE

        Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIV

                              AMENDMENT OF BYLAWS

        The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                                                      APPENDIX G

             DISSENTERS' RIGHTS PROVISIONS OF THE NEW YORK REVISED
                            LIMITED PARTNERSHIP ACT

SEC.121-1102. PROCEDURE FOR MERGER OR CONSOLIDATION.

     (a) The general partners of each constituent limited partnership shall adopt an agreement of merger or consolidation, setting forth the partnership agreement of the surviving or consolidated limited partnership and the terms and conditions of the conversion of the interests of general and limited partners of the constituent limited partnerships into general and limited partnership interests in the surviving or resulting limited partnership or the cash or other consideration to be paid or delivered in exchange for interests in a constituent limited partnership, or a combination thereof. The agreement shall be submitted to the partners of each constituent limited partnership at a regular or special meeting called on twenty days notice or such greater notice as the partnership agreement may provide. Subject to any requirement in the partnership agreement requiring approval by any greater or lesser, which shall not be less than a majority in interest, percentage of limited partners, the agreement shall be approved on behalf of each constituent limited partnership (i) by such vote of general partners as shall be required by the partnership agreement, or, if no provision is made, by all general partners, and (ii) by limited partners representing two-thirds in interest of each class of limited partners. Notwithstanding authorization by the partners, the plan of merger or consolidation may be abandoned pursuant to a provision for such abandonment, if any, contained in the plan of merger or consolidation.

     (b) Any limited partner of a limited partnership which is a party to a proposed merger or consolidation may, prior to that time of the meeting at which such merger or consolidation is to be voted on, file with the limited partnership written notice of dissent from the proposed merger or consolidation. Such notice of dissent may be withdrawn by the dissenting limited partner at any time prior to the effective date of the merger or consolidation and shall be deemed to be withdrawn if the limited partner casts a vote in favor of the proposed merger or consolidation.

     (c) Upon the effectiveness of the merger or consolidation the dissenting limited partner of any constituent limited partnership shall not become or continue to be a limited partner of the surviving or resulting limited partnership, but shall be entitled to receive in cash from the surviving or resulting limited partnership the fair value of his interest in the limited partnership as of the close of business of the day prior to the effective date of the merger or consolidation in accordance with section 121-604 of this article, but without taking account of the effect of the merger or consolidation.

     (d) A limited partner of a constituent limited partnership who has a right under this article to demand payment for his partnership interest shall not have any right at law or in equity under this article to attack the validity of the merger or consolidation, or to have the merger or consolidation set aside or rescinded, except in an action or contest with respect to compliance with the provisions of the partnership agreement or subdivision (a) of this section.

SEC.121-1105. PAYMENT OF INTEREST OF DISSENTING LIMITED PARTNERS.

     (a) Within ten days after the occurrence of an event described in section 121-1102 of this article, the surviving or resulting limited partnership shall send to each dissenting former limited partner a written offer to pay in cash the fair value of such former partner's interest. Payment in cash shall be made to each former limited partner accepting such offer within ten days after notice of such acceptance is received by the surviving or resulting limited partnership.

     (b) If a former limited partner and the surviving or resulting limited partnership fail to agree on the price to be paid for the former limited partner's partnership interest within ninety days after the surviving or resulting limited partnership shall have made the offer provided for in subdivision (a) of this section, or if the limited partnership or surviving limited partnership shall fail to make such an offer within the period provided for in subdivision (a) of this section, the procedure provided for in paragraphs
(h)-(k) of section six hundred twenty-three of the business corporation law shall apply, as they may be amended from time to time.

     (c) A payment under this section shall constitute a return of a partner's contribution for the purposes of section 121-607 of this article.

SEC.623(H)-(K) OF THE BUSINESS CORPORATION LAW -- PROCEDURES TO ENFORCE STOCKHOLDER'S RIGHTS TO RECEIVE PAYMENT FOR SHARES.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting stockholder or stockholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

     (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting stockholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

     (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting stockholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

     (3) All dissenting stockholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting stockholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting stockholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

     (4) The court shall determine whether each dissenting stockholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting stockholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the stockholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the stockholder's right to receive payment for shares and its effects on the corporation and its stockholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any stockholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

     (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting stockholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

     (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any stockholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

     (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting stockholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting stockholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

     (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting stockholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting stockholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting stockholder shall, at his option:

     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation;

     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting stockholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply; or

     (3) The dissenting stockholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting stockholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a stockholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such stockholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

                                                                      Appendix H

                           1998 STOCK OPTION PLAN OF
                           GETTY REALTY HOLDING CORP.

         GETTY REALTY HOLDING CORP., a corporation organized under the laws of the State of Maryland (the "Company"), by resolution of its Board of Directors adopted the 1998 Stock Option Plan of Getty Realty Holding Corp. (the "Plan") on _________ ___, 199__, effective as of _________ ____, 199__. The purposes of this Plan are as follows:

         (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its officers, directors and key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

         (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees and officers and directors considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under Options, including Options in the case of officers and key employees that are intended to qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended.

         (3) To provide for the assumption of the Getty Realty Corp. 1991, 1988 and 1985 Stock Option Plans (the "Getty Option Plans"), each of which, as amended through the date hereof, is incorporated herein by this reference. Any option previously granted under the Getty Options Plans (a "Getty Option") which, in accordance with its terms, shall hereafter be exercisable with respect to the Company's Common Stock, shall become and remain exercisable in accordance with, and shall continue to be subject to, the terms of the applicable Getty Option Plan (as incorporated herein) and Getty Option agreement; provided, however, that any provision of such Getty Option requiring continued employment with Getty Realty Corp. (or a subsidiary thereof) as a condition to remaining exercisable shall be deemed to require continued employment with the Company or a Subsidiary.


                                   ARTICLE I

                                  DEFINITIONS

         Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1 - AWARD LIMIT

         "Award Limit" shall mean 250,000 shares of the Company's Common Stock.

SECTION 1.2 -- BOARD

         "Board" shall mean the Board of Directors of the Company.

SECTION 1.3 -- CODE

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.4 - COMMITTEE

         "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 6.1.

SECTION 1.5 - COMMON STOCK

         "Common Stock" shall mean the $.01 par value common stock of the Company.

SECTION 1.6 - COMPANY

         "Company" shall mean Getty Realty Holding Corp. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

SECTION 1.7 - DIRECTOR

         "Director" shall mean a member of the Board.

SECTION 1.8 - EMPLOYEE

         "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

SECTION 1.9 - EXCHANGE ACT

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.10 - INCENTIVE STOCK OPTION

         "Incentive Stock Option" shall mean an Option which qualifies under
Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

SECTION 1.11 - INDEPENDENT DIRECTOR

         "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

SECTION 1.12 - NON-QUALIFIED OPTION

         "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

SECTION 1.13 - OFFICER

         "Officer" shall mean an officer of the Company as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.14 - OPTION

         "Option" shall mean an option to purchase capital stock of the Company, granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

SECTION 1.15 - OPTIONEE

         "Optionee" shall mean an Officer, Director or Employee to whom an Option is granted under the Plan.

SECTION 1.16 - PARENT CORPORATION

         "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.17 - PLAN

         "Plan" shall mean this 1998 Stock Option Plan of Getty Realty Holding Corp.

SECTION 1.18 - RULE 16b-3

         "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.19 - SECRETARY

         "Secretary" shall mean the Secretary of the Company.

SECTION 1.20 - SECURITIES ACT

         "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.21 - SUBSIDIARY

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.22 - TERMINATION OF EMPLOYMENT

         "Termination of Employment" shall mean the time when service by the Optionee as an Employee of (or as a Director of) the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by (or commencement of service as a Director of) the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable Regulations and Revenue Rulings under said Section.


                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

SECTION 2.1 -- SHARES SUBJECT TO PLAN

         (a) The shares of stock subject to Options shall be shares of the Company's $.01 par value Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 1,100,000.

         (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any fiscal year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

SECTION 2.2 -- UNEXERCISED OPTIONS

         If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

SECTION 2.3 -- CHANGES IN COMPANY'S SHARES

         In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation. by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                  ARTICLE III

                              GRANTING OF OPTIONS

SECTION 3.1 -- ELIGIBILITY

         Any Director, Officer or key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be granted Options, except as provided in Section 3.2.



SECTION 3.2 -- QUALIFICATION OF INCENTIVE STOCK OPTIONS

         No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an Employee.

SECTION 3.3 -- GRANTING OF OPTIONS

         (a) The Committee shall from time to time, in its absolute discretion, and subject to the applicable limitations of this Plan:

                 (i) Determine which Directors, Officers or key Employees should be granted Options; and

                 (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to such selected recipients; and

                 (iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

                 (iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

         (b) Upon the selection of a person to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to any person that such person surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, Option period or any other term or condition of the surrendered Option.

                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 -- OPTION AGREEMENT

         Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 422 of the Code.

SECTION 4.2 -- OPTION PRICE

         (a)     (i)      Subject to the provisions of Section 4.2(a)(ii), the
         price per share of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall not be less than 100% of the fair market value of such shares on the date such Option is granted; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation;

                 (ii) The Committee may upon the concurrence of the Board grant Non-Qualified Options at an exercise price which is less than the fair market value of such shares.

         (b) For purposes of the Plan, the fair market value of a share of the Company's stock as of a given date shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on such date, as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

SECTION 4.3 -- COMMENCEMENT OF EXERCISABILITY AND LIMITATIONS ON EXERCISE

         (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

         (b) Subject to the provisions of Sections 4.3(a), 4.3(c), 4.3(d) and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c), 4.3(d) and 7.3, accelerate the time at which such Option or any portion thereof may be exercised.

         (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

         (d) Notwithstanding any other provision of this Plan, in the case of an Incentive Stock Option, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of the Company's stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company, any Subsidiary and any Parent Corporation) shall not exceed $100,000.

SECTION 4.4 -- EXPIRATION OF OPTIONS

         (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

                 (i) The expiration of ten years from the date the Option was granted; or

                 (ii) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

                 (iii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

                 (iv) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

                 (v) The expiration of one year from the date of the Optionee's death.

         (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason.

SECTION 4.5 -- CONSIDERATION

         In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ (or to serve as a Director in the case of Directors) of the Company, a Parent Corporation or a Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ (or to serve as a Director in the case of Directors) of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge (in the case of Directors, for the applicable corporation or its shareholders to terminate the service as Director of) any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6 -- ADJUSTMENTS IN OUTSTANDING OPTIONS

         (a) In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

         (b) In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in the event the property or stock of the Company is acquired by another corporation, or in the event of a separation, reorganization, spin-off or liquidation of the Company or any business unit thereof, the Committee or the Board of Directors (or any committee thereof to which appropriate authority has been delegated) of any other corporation assuming the obligations of the Company hereunder, shall either:

                 (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, and/or of the merged, consolidated or otherwise reorganized corporation or corporations which will be issuable in respect to the shares of common stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to such Options immediately after such substitution or substitutions over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof, and provided that the new Option or the assumption of the old Option does not give any Optionee additional benefits which the Optionee did not have under the old Option; or

                 (ii) upon written notice to the Employee provide that the Option must be exercised within sixty (60) days after the date of such notice or it will be terminated, provided that the Committee may, at its discretion, waive the exercise period.

Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of
Section 424(h)(3) of the Code.

         (c) With respect to Options intended to qualify as Incentive Stock Options or as performance-based compensation under Section 162(m) of the Code, no adjustments or action described in this Section 4.6 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Option to fail to so qualify under Section 162(m) of the Code, respectively, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of Options granted to Independent Directors) determines that the Option or other award is not to comply with such exemptive conditions. The number of share subject to any Option, right or award shall always be rounded to the next whole number.

SECTION 4.7 -- MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

         Notwithstanding the provisions of Section 4.6, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or any installment provisions of such Option, but subject to Section 4.3(d).

                                   ARTICLE V

                              EXERCISE OF OPTIONS

SECTION 5.1 -- PERSON ELIGIBLE TO EXERCISE

         During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 -- PARTIAL EXERCISE

         At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3 -- MANNER OF EXERCISE

         An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

         (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

         (b)     (i)      Full payment (in cash or by check) for the shares
with respect to which such Option or portion is thereby exercised; or

                 (ii) With the consent of the Committee, shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company with a fair market value (as determinable under Section 4.2(b)) on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

                 (iii) With the consent of the Committee, a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                 (iv) With the consent of the Committee, any combination of the consideration provided in the foregoing subsections (i), (ii), and
         (iii); and

         (c) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee, and subject to the requirements of Rule 16b-3, shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, or issuable to the Optionee upon exercise of the Option, valued in accordance with
Section 4.2(b) at the date of Option exercise, may be used to make all or part of such payment; and

         (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

         (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 -- CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

         The shares of stock issuable and deliverable upon the exercise of an Option, or any portion, thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

         (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

         (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

         (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

         (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

         (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.5 -- RIGHTS AS SHAREHOLDERS

         The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.6 -- TRANSFER RESTRICTIONS

         With respect to any Options granted prior to November 1, 1996, no shares acquired upon exercise of any Option by any Director or Officer may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted, unless otherwise approved in writing by the Committee. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Optionee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI

                                 ADMINISTRATION

SECTION 6.1 -- STOCK OPTION COMMITTEE

         The Stock Option Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 6.2 -- DUTIES AND POWERS OF COMMITTEE

         It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

SECTION 6.3 -- MAJORITY RULE

         The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 6.4 -- COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

         Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII

                                OTHER PROVISIONS

SECTION 7.1 -- OPTIONS NOT TRANSFERABLE

         No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2 -- AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's shareholders given within 12 months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, materially modify the eligibility requirements of Section 3.1, reduce the minimum Option price requirements of
Section 4.2(a), extend the limit imposed in this Section 7.2 on the period during which Options may be granted or amend or modify the Plan in a manner requiring shareholder approval under Rule 16b-3. None of the amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

         (a) The expiration of ten years from the date the Plan is adopted by the Board; or

         (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 7.3.

SECTION 7.3 -- APPROVAL OF PLAN BY SHAREHOLDERS

         This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options previously granted under the Plan shall thereupon be cancelled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b), or any comparable rule adopted thereunder then in effect.

SECTION 7.4 -    LIMITATIONS APPLICABLE TO SECTION 16 PERSONS
                 AND PERFORMANCE-BASED COMPENSATION

         Notwithstanding any other provision of this Plan, this Plan, and any Option granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, and Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 7.5 -- EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

         The adoption of this Plan shall not affect any other option, compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for Officers, Directors or Employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.6 -- TITLES

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 7.7 -- CONFORMITY TO SECURITIES LAWS

         The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                 I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Getty Realty Holding Corp. on ________ ___, 199__.

                 Executed on this _____ day of __________, 199__.



                                        ________________________________________
                                                  Secretary


                                   *  *  *  *


                 I hereby certify that the foregoing Plan was duly approved by the shareholders of Getty Realty Holding Corp. on ___________ ___, 199__.

                 Executed on this _____ day of ___________, 199__.



                                        ________________________________________
                                                  Secretary

                                  ATTACHMENTS*

                                 GETTY REALTY CORP.
ATTACHMENT 1     --     ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY
                        31, 1997
ATTACHMENT 2     --     ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL 1997
ATTACHMENT 3     --     PROXY FOR ANNUAL MEETING, DATED APRIL 30, 1997
ATTACHMENT 4     --     QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED
                        APRIL 30, 1997
ATTACHMENT 5     --     QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED
                        JULY 31, 1997
ATTACHMENT 6     --     QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED
                        OCTOBER 31, 1997
ATTACHMENT 7     --     CURRENT REPORT ON FORM 8-K, DATED DECEMBER 17, 1997


                      POWER TEST INVESTORS LIMITED PARTNERSHIP

ATTACHMENT 8     --     ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31,
                        1996
ATTACHMENT 9     --     QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH
                        31, 1997
ATTACHMENT 10    --     QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30,
                        1997
ATTACHMENT 11    --     QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED
                        SEPTEMBER 30, 1997
ATTACHMENT 12    --     CURRENT REPORT ON FORM 8-K, DATED DECEMBER 17, 1997

-------------------------
* Attachments are not filed herewith, but will be furnished upon request.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                         PROXY
                                  GETTY REALTY CORP.
                           Special Meeting, January 30, 1998
                       PROXY SOLICITED BY THE BOARD OF DIRECTORS
                           Please Sign And Return This Proxy

    The undersigned hereby appoints Leo Liebowitz and John J. Fitteron, and each of them, proxies with full power of substitution in each of them to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special meeting of stockholders of Getty Realty Corp. ("Getty") on January 30, 1998 and any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

    1. A proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of December 16, 1997, by and among Getty Realty Corp., Power Test Investors Limited Partnership and CLS General Partnership Corp. and related matters.

            [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    2. A proposal to approve and adopt the 1998 Stock Option Plan of Getty Realty Holding Corp.

            [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    3. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

               (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for approval of (i) the Agreement and Plan of Reorganization and Merger and related matters, and (ii) the 1998 Stock Option Plan of Getty Realty Holding Corp. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

                                             Shares:
                                                    -----------------------

                                             Dated                   , 1998
                                                   ------------------

                                             ------------------------------
                                                Signature or Signatures

                                             Please date and sign as name is
                                             imprinted hereon, including
                                             designation as executor, trustee,
                                             etc., if applicable.  A
                                             corporation must sign its name by
                                             the president or other authorized
                                             officer.  PLEASE SIGN, DATE AND
                                             PROMPTLY RETURN THIS PROXY IN THE
                                             ENCLOSED ENVELOPE. NO POSTAGE
                                             IS REQUIRED IF MAILED IN THE
                                             UNITED STATES.

                                             The Special Meeting of
                                             Stockholders of Getty Realty Corp.
                                             will be held on January 30, 1998
                                             at 10:00 a.m. local time, at The
                                             Chase Manhattan Bank, 270 Park
                                             Avenue, 11th Floor, New York,
                                             New York 10017.

PLEASE NOTE: Any shares of stock of Getty held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of Getty are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

[ ] Mark here for address change and note below.

[ ] Mark here if you plan to attend the special meeting.